                                                                      Exhibit 11

                                                                [EXECUTION COPY]

                   SENIOR SUBORDINATED BRIDGE C LOAN AGREEMENT

                           Dated as of April 6, 2004,

                                      among

                          BCP CRYSTAL HOLDINGS LTD. 2,
                                       and
                     BCP CAYLUX HOLDINGS LUXEMBOURG S.C.A.,

                            The LENDERS Party Hereto,

                                       and

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                             as Administrative Agent

                  --------------------------------------------

                     MORGAN STANLEY DEAN WITTER BANK LIMITED
                                       and
                            DEUTSCHE BANK AG LONDON,
                             as Joint Lead Arrangers

                    MORGAN STANLEY DEAN WITTER BANK LIMITED,
                            DEUTSCHE BANK AG LONDON,
                                       and
                       BANC OF AMERICA SECURITIES LIMITED,
                              as Joint Bookrunners

                             BA GLOBAL FUNDING INC.,
                             as Documentation Agent

                  --------------------------------------------

                    MORGAN STANLEY DEAN WITTER BANK LIMITED,
                              as Global Coordinator

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                                TABLE OF CONTENTS

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                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Defined Terms..................................................................       3
Section 1.02.  Terms Generally................................................................      54
Section 1.03.  Currency Calculations..........................................................      54
Section 1.04.  Effectuation Of Transaction....................................................      54
Section 1.05.  Morgan Stanley Commitments.....................................................      55

                                    ARTICLE 2
                                   THE CREDITS

Section 2.01.  Commitment.....................................................................      55
Section 2.02.  Loans And Borrowings...........................................................      56
Section 2.03.  Request for Borrowing..........................................................      56
Section 2.04.  Funding Of Borrowings..........................................................      57
Section 2.05.  Termination And Reduction Of Commitments.......................................      57
Section 2.06.  Repayment of Loans; Evidence of Debt...........................................      58
Section 2.07.  Prepayment Of Loans............................................................      60
Section 2.08.  Fees...........................................................................      61
Section 2.09.  Interest.......................................................................      62
Section 2.10.  Alternate Rate Of Interest.....................................................      63
Section 2.11.  Increased Costs................................................................      64
Section 2.12.  Break Funding Payments.........................................................      65
Section 2.13.  Taxes..........................................................................      66
Section 2.14.  Payments Generally; Pro Rata Treatment; Sharing Of Set-offs....................      67
Section 2.15.  Mitigation Obligations; Replacement Of Lenders.................................      69
Section 2.16.  Additional Reserve Costs.......................................................      70
Section 2.17.  Illegality.....................................................................      71

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES.

Section 3.01.  Organization; Powers...........................................................      71
Section 3.02.  Authorization..................................................................      71
Section 3.03.  Enforceability.................................................................      72
Section 3.04.  Governmental Approvals.........................................................      72
Section 3.05.  Financial Statements...........................................................      72
Section 3.06.  No Material Adverse Effect.....................................................      73
Section 3.07.  Title To Properties; Possession Under Leases...................................      73
Section 3.08.  Subsidiaries...................................................................      74
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Section 3.09.  Litigation; Compliance with Laws...............................................      74
Section 3.10.  Federal Reserve Regulations....................................................      75
Section 3.11.  Investment Company Act; Public Utility Holding Company Act.....................      75
Section 3.12.  Use Of Proceeds................................................................      75
Section 3.13.  Tax Returns....................................................................      76
Section 3.14.  No Material Misstatements......................................................      77
Section 3.15.  Employee Benefit Plans.........................................................      77
Section 3.16.  Environmental Matters..........................................................      78
Section 3.17.  Security Documents.............................................................      79
Section 3.18.  Solvency.......................................................................      79
Section 3.19.  Labor Matters..................................................................      80
Section 3.20.  Insurance......................................................................      80

                                    ARTICLE 4
                              CONDITIONS OF LENDING

Section 4.01.  Initial Loans..................................................................      81
Section 4.02.  Certain Funds Period...........................................................      83

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

Section 5.01.  Existence; Business And Properties.............................................      84
Section 5.02.  Insurance......................................................................      84
Section 5.03.  Taxes..........................................................................      84
Section 5.04.  Financial Statements, Reports, Etc.............................................      85
Section 5.05.  Litigation And Other Notices...................................................      87
Section 5.06.  Compliance With Laws...........................................................      87
Section 5.07.  Maintaining Records; Access To Properties And Inspections......................      88
Section 5.08.  Use Of Proceeds................................................................      88
Section 5.09.  Compliance With Environmental Laws.............................................      88
Section 5.10.  Further Assurances.............................................................      88
Section 5.11.  Fiscal Year; Accounting........................................................      89
Section 5.12.  Post-Closing Matters...........................................................      89
Section 5.13.  Delisting......................................................................      89
Section 5.14.  Permanent Securities...........................................................      89
Section 5.15.  Use of Proceeds of the Permanent Securities....................................      89
Section 5.16.  Exchange Notes.................................................................      89
Section 5.17.  Change of Control..............................................................      91
Section 5.18.  Conduct Of Offer and Squeeze Out...............................................      91
Section 5.19.  Guarantees By Certain Subsidiaries.............................................      92
Section 5.20.  Closing Date Matters...........................................................      93
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                                    ARTICLE 6
                               NEGATIVE COVENANTS

Section 6.01.  Limitation on Asset Sales......................................................      94
Section 6.02.  Limitation On Restricted Payments..............................................      95
Section 6.03.  Limitations On Incurrence Of Indebtedness And Issuance Of Disqualified Stock...      99
Section 6.04.  Liens..........................................................................     105
Section 6.05.  Merger, Consolidation or Sale of Assets........................................     106
Section 6.06.  Transactions With Affiliates...................................................     107
Section 6.07.  Dividend And Other Payment Restrictions Affecting Subsidiaries.................     110
Section 6.08.  Amendments or Waivers of Certain Documents; Prepayments........................     112
Section 6.09.  Changes In Business............................................................     113
Section 6.10.  Limitation on Other Senior Subordinated Indebtedness...........................     113
Section 6.11.  Limitation on Activities.......................................................     113
Section 6.12.  Sale And Lease-Back Transactions...............................................     113

                                    ARTICLE 7
                                EVENTS OF DEFAULT

Section 7.01.  Events of Default..............................................................     114
Section 7.02.  Clean-Up Period................................................................     119

                                    ARTICLE 8
                           SUBORDINATION OF THE LOANS

Section 8.01.  Agreement to Subordinate.......................................................     119
Section 8.02.  Liquidation, Dissolution, Bankruptcy...........................................     119
Section 8.03.  Default On Senior Indebtedness.................................................     120
Section 8.04.  Acceleration of Payment of Loans...............................................     121
Section 8.05.  When Distribution Must Be Paid Over............................................     121
Section 8.06.  Subrogation....................................................................     121
Section 8.07.  Relative Rights................................................................     121
Section 8.08.  Subordination May Not Be Impaired by the Borrower..............................     121
Section 8.09.  Rights of Agents and Paying Agent..............................................     122
Section 8.10.  Distribution or Notice to Representative.......................................     122
Section 8.11.  Article 8 Not to Prevent Events of Default or Limit Right to Accelerate........     122
Section 8.12.  Agent Entitled to Rely.........................................................     122
Section 8.13.  Administrative Agent To Effectuate Subordination...............................     123
Section 8.14.  Administrative Agent Not Fiduciary for Holders of Senior Indebtedness..........     123
Section 8.15.  Reliance by Holders of Senior Indebtedness on Subordination Provisions.........     123
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Section 8.16.  Terms of Senior Debt...........................................................     123
Section 8.17.  Agents' Compensation Not Prejudiced............................................     124
Section 8.18.  Payments Not Subordinated, Including Payments Pursuant To The Security
               Documents......................................................................     124

                                    ARTICLE 9
                                   THE AGENTS

Section 9.01.  Appointment....................................................................     124
Section 9.02.  Nature of Duties...............................................................     126
Section 9.03.  Resignation by the Agents......................................................     126
Section 9.04.  The Administrative Agent In Its Individual Capacity............................     127
Section 9.05.  Indemnification................................................................     127
Section 9.06.  Lack of Reliance on Agents.....................................................     128
Section 9.07.  Designation Of Affiliates For Loans Denominated In Euros.......................     128

                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01.  Notices.......................................................................     128
Section 10.02.  Survival Of Agreement.........................................................     129
Section 10.03.  Binding Effect................................................................     129
Section 10.04 . Successors and Assigns........................................................     130
Section 10.05.  Expenses; Indemnity...........................................................     133
Section 10.06.  Right of Set-off..............................................................     135
Section 10.07.  Applicable Law................................................................     135
Section 10.08 . Waivers; Amendments...........................................................     136
Section 10.09.  Interest Rate Limitation......................................................     138
Section 10.10.  Entire Agreement..............................................................     139
Section 10.11.  WAIVER OF JURY TRIAL..........................................................     139
Section 10.12.  Severability..................................................................     139
Section 10.13.  Counterparts..................................................................     140
Section 10.14.  Headings......................................................................     140
Section 10.15.  Jurisdiction; Consent To Service Of Process...................................     140
Section 10.16.  Confidentiality...............................................................     141
Section 10.17.  Conversion Of Currencies......................................................     142
Section 10.18.  Acknowledgments...............................................................     143
Section 10.19.  Patriot Act Notice............................................................     143
Section 10.20.  Release Of Guarantor..........................................................     143
Section 10.21.  Parallel Debt.................................................................     144
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SCHEDULES

Schedule 1.01(a)           Excluded Subsidiaries
Schedule 2.01              Commitments of Lenders
Schedule 2.07(g)           AHYDO Payments
Schedule 3.01              Organization
Schedule 3.04              Governmental Approvals
Schedule 3.08(a)           Closing Date Structure
Schedule 3.08(b)           Subsidiaries
Schedule 3.08(c)           Subscriptions
Schedule 3.09              Litigation
Schedule 3.13              Taxes
Schedule 3.16              Environmental Matters
Schedule 3.19              Labor Matters
Schedule 3.20              Insurance
Schedule 4.01(c)           Local U.S. and/or Foreign Counsel
Schedule 5.12              Post-Closing Matters
Schedule 6.02              Investments
Schedule 6.03              Indebtedness

EXHIBITS

Exhibit A                  Assignment and Acceptance
Exhibit B                  Form of Borrowing Request
Exhibit C-1                Form of Initial Note
Exhibit C-2                Form of Extended Note
Exhibit D                  Form of Guarantee Agreement
Exhibit E-1                Form of Pledge Agreement
Exhibit E-2                Form of Bidco Loan Pledge Agreement
Exhibit F                  Form of Description of Exchange Notes
Exhibit G                  Form of Exchange and Registration Rights Agreement
Exhibit H                  Form of Solvency Certificate
Exhibit I                  Reserve Costs for Mandatory Costs Rate
Exhibit J                  Form of Bidco Loan Agreement

         SENIOR SUBORDINATED BRIDGE C LOAN AGREEMENT dated as of April 6, 2004 (this "AGREEMENT"), among BCP CRYSTAL HOLDINGS LTD. 2, a company incorporated with limited liability under the laws of the Cayman Islands ("HOLDINGS"), BCP CAYLUX HOLDINGS LUXEMBOURG S.C.A., a corporate partnership limited by shares (societe en commandite par actions) organized under the laws of Luxembourg ("PARENT"), the LENDERS party hereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders, MORGAN STANLEY DEAN WITTER BANK LIMITED and DEUTSCHE BANK AG LONDON, as joint lead arrangers (in such capacity, the "JOINT LEAD ARRANGERS"), MORGAN STANLEY DEAN WITTER BANK LIMITED, DEUTSCHE BANK AG LONDON and BANC OF AMERICA SECURITIES LIMITED, as joint bookrunners and BA GLOBAL FUNDING INC., as Documentation Agent.

                                    RECITALS:

         WHEREAS, Blackstone Capital Partners (Cayman) IV L.P. and its affiliates or any other investment vehicle controlled by any of them (collectively "BLACKSTONE") have directly or indirectly formed (i) Holdings,
(ii) Parent, all of the Equity Interests (as hereinafter defined) of which are owned directly or indirectly by Holdings, (iii) BCP Crystal US Holdings Corp. ("US HOLDCO"), a wholly-owned subsidiary of Parent organized under the laws of Delaware, (iv) BCP Holdings GmbH ("LP GMBH"), a wholly-owned subsidiary of Parent organized under the laws of Germany, (v) BCP Acquisition GmbH & Co. KG ("MIDCO"), a limited partnership organized under the laws of Germany, all of the limited partnership interests of which are owned by LP GmbH, (vi) BCP Crystal Acquisition GmbH & Co. KG ("BIDCO"), a limited partnership organized under the laws of Germany, all of the limited partnership interests of which are owned by Midco and (vii) BCP Management GmbH ("GP GMBH"), a wholly-owned subsidiary of Parent organized under the laws of Germany and the general partner of Midco and Bidco;

         WHEREAS, Bidco has made an offer (the "OFFER") to acquire all of the issued and outstanding capital stock of Celanese AG (the "COMPANY"), a stock corporation organized under the laws of Germany, at a price per share of
(euro)32.50;

         WHEREAS, in connection with the consummation of the Offer, Holdings will (i) receive cash, in the form of a subscription for all of its common shares or a capital contribution, in an amount not less than (euro)690 million (leSs up to (euro)15 million in certain fees and expenses), directly or indirectly from Blackstone and other Permitted Investors (as hereinafter defined) in a manner and on terms and conditions substantially in accordance with the letter from Blackstone to Holdings dated December 15, 2003 with respect to Blackstone's commitment to purchase such equity (the "HOLDCO EQUITY COMMITMENT LETTER," and such financing, the "HOLDCO EQUITY FINANCING") and (ii) forthwith upon such receipt, contribute, directly or indirectly through the Intermediate Holdcos (as hereinafter defined), if any, as an equity contribution (made in the form of common equity for approximately 1% of such capital contribution and in the form of Parent CPECs (as hereinafter defined) for the remainder of such capital contribution) to Parent, the proceeds of the Holdco Equity Financing less certain fees and expenses to be paid directly by Holdings;

         WHEREAS, in connection with the consummation of the Offer:

                  (A) Parent will borrow senior subordinated loans under the Senior Subordinated Bridge B Loan Agreement (as hereinafter defined) in an amount equal to the B Debt Amount (as hereinafter defined); and

                  (B) Parent will borrow up to (euro)615,100,000 million (including a portion thereof in Dollars) in senior subordinated loans under this Agreement;

         WHEREAS, Parent will enter into the Credit Agreement (as hereinafter defined) which, inter alia, will permit Parent to borrow the Dollar Equivalent of up to (euro)500 million (or such greater amount as may be permitted thereunder) under the Term Loan Facility (as hereinafter defined) as provided for therein;

         WHEREAS, with the proceeds of the financings described in the previous recitals and concurrently with their receipt thereof, Parent will: (i) on-lend a portion to Celanese Americas Corporation ("CAC") by way of an intercompany loan,
(ii) on-lend a further portion not less than B Debt Amount to Bidco by way of the Bidco Loan (as hereinafter defined), (iii) on-lend a further portion to Midco by way of an intercompany loan, (iv) on-lend a further portion to LP GmbH by way of an intercompany loan, (v) contribute a further portion of such proceeds to LP GmbH as an equity contribution and (vi) retain the remainder of such proceeds pending application in accordance with Section 3.12; LP GmbH will contribute to Midco's common equity the proceeds so received by it (less any amount retained by it to service interest payments for one year); and Midco will contribute to Bidco's common equity the proceeds so received by it from Parent (less any amount retained by it to service interest payments for one year) and LP GmbH;

         WHEREAS, the obligations under the Credit Agreement will initially be supported by (i) a guarantee from Holdings and a first-ranking pledge of all of the issued Equity Interests of Parent and (ii) a first-ranking pledge by Parent of the intercompany loan to CAC; and

         WHEREAS, the obligations under the Senior Subordinated Bridge B Loan Agreement will be supported by a pledge by Bidco of all of the shares in the

                                       2
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Company acquired by it pursuant to the Offer and a pledge by the Borrower of the
Bidco Loan, which pledges may, after the Closing Date on and subject to the terms and conditions more fully described herein, be (x) extended to the obligations under this Agreement and/or (y) replaced by a subordinated unsecured guarantee from certain Restricted Subsidiaries.

         NOW, THEREFORE, the Lenders are willing to extend senior subordinated loans to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         Section 1.01. Defined Terms.

         "ACQUIRED INDEBTEDNESS" shall mean, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person.

         "ADJUSTED LIBO RATE" shall mean, with respect to any Borrowing denominated in Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
(a) the LIBO Rate in effect for such Interest Period and (b) the Statutory Reserves Adjustment applicable to such Borrowing, if any.

         "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

         "AFFILIATE" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

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         "AFFILIATE TRANSACTION" shall have the meaning assigned to such term in
Section 6.06(a).

         "AGENTS" shall mean the Administrative Agent and the Collateral Agent.

         "AGREEMENT" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

         "AGREEMENT CURRENCY" shall have the meaning assigned to such term in
Section 10.17.

         "APPLICABLE CREDITOR" shall have the meaning assigned to such term in
Section 10.17.

         "APPLICABLE MARGIN" shall mean:

                  (i) during the period beginning on the Closing Date through the day that is 89 days after the Closing Date, 10.00%,

                  (ii) during the period beginning on the 90th day after the Closing Date through the day that is 179 days after the Closing Date, 10.50%,

                  (iii) during the period beginning on the 180th day after the Closing Date through the day that is 269 days after the Closing Date, 11.00%, and

                  (iv) during the period beginning on the 270th day after the Closing Date through the Extension Date, 11.50%.

         "APPROVED FUND" shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

         "ASSET SALE" shall mean a sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition, other than an operating lease, to, or any exchange of property with, any Person (other than the Borrower or any of its Restricted Subsidiaries), in one transaction or a series of transactions (including by means of a merger, consolidation or similar transaction), of all or any part of the Borrower's or any of its Restricted Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, any sale or issuance of any Equity Interests of the Borrower or any of its Restricted Subsidiaries, other than (i) the disposition of inventory (or other assets) held for sale in the ordinary course of business; (ii) sales of other assets for aggregate consideration of less than $5,000,000 in any transaction or series of related transactions; (iii) the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to Section 6.05 or any disposition that constitutes a Change of Control; (iv) the making of any Restricted Payment or Permitted Investment, in each case that is permitted to be made, and is made, under Section 6.02; (v) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Restricted Subsidiary; (vi) the lease, assignment or sublease of any real or personal property in the ordinary course of business; (vii) foreclosures on assets pursuant to the enforcement of a Lien permitted under Section 6.04; (viii) dispositions of accounts receivable and related assets, or participations therein, in connection with any Receivables Facility; (ix) any exchange of assets for assets related to a Similar Business of comparable market value, as determined in good faith by the Borrower, which determination in the event of an exchange of assets in one transaction or a series of related transactions with an aggregate fair market value in excess of
(1) $20,000,000 shall be evidenced by a certificate of a Responsible Officer of the Borrower, and (2) $40,000,000 shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Borrower; (x) the transfer of up to $35,000,000 of existing properties of the Borrower and the Restricted Subsidiaries in connection with the Designated Acquisition as contemplated by the definition thereof; and (xi) the disposition of Cash Equivalents or obsolete or worn out property or equipment in the ordinary course of business.

         "ASSET SALE PREPAYMENT EVENT" shall mean the consummation of any Asset Sale (other than the CAMI Sale) on or before the date that is 18 months after the Closing Date.

         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower (if required by such assignment and acceptance), substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

         "B DEBT AMOUNT" shall mean $814,082,577.

         "BAFIN" shall mean the German Federal Financial Supervisory Authority.

         "BIDCO" shall have the meaning assigned to such term in the recitals of this Agreement.

         "BIDCO LOAN" shall mean the loan made by Parent to Bidco pursuant to the Bidco Loan Agreement with all the proceeds of the borrowings on the Closing

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Date under the Senior Subordinated Bridge B Loan Agreement, such loan to be made concurrently with Parent's receipt of the proceeds of such borrowings.

         "BIDCO LOAN AGREEMENT" shall mean the Intercompany Loan Agreement dated on or about the date hereof between Parent and Bidco and substantially in the form of Exhibit J.

         "BIDCO LOAN PLEDGE AGREEMENT" shall mean the Loan Claims Pledge Agreement substantially in the form of Exhibit E-2 executed by the Borrower and the Collateral Agent pursuant to which the Borrower has granted a security interest on the Bidco Loan to secure the "Bridge Obligations" as defined in the Senior Subordinated Bridge B Loan Agreement (as in effect on the date hereof) and, following the Delisting, the Bridge Obligations, as the same may be amended, supplemented or otherwise modified from time to time, with such Bidco Loan Pledge Agreement to terminate on the Restructuring Date.

         "BLACKSTONE" shall have the meaning assigned to such term in the recitals of this Agreement.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "BOARD OF DIRECTORS" shall mean (i) with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act on its behalf, (ii) with respect to a partnership (including a societe en commandite par actions), the Board of Directors or comparable governing body of the general partner or manager of the partnership or any committee thereof duly authorized to act on its behalf and (iii) with respect to any other Person, the board of directors or comparable governing body of such Person or any committee thereof duly authorized to act on its behalf.

         "BORROWER" shall mean (i) prior to the Restructuring Date, Parent and
(ii) on and after the Restructuring Date, US Holdco.

         "BORROWING" shall mean a group of Loans as to which a single Interest Period is in effect.

         "BORROWING REQUEST" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B.

         "BRIDGE OBLIGATIONS" shall mean the Obligations of the Borrower under or in connection with this Agreement and the other Loan Documents.

         "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and London, England are authorized or required by law to remain closed; provided that with respect to notices and determinations in connection with, and payments of principal and interest on, (a) a Loan denominated in Dollars, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market and (b) a Loan denominated in Euros, the term "BUSINESS DAY" shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euros.

         "CAC" shall have the meaning assigned to such term in the recitals of this Agreement.

         "CAMI" shall mean Celanese Advanced Materials, Inc.

         "CAMI SALE" shall mean the sale of all or substantially all of the Equity Interests of, or assets of, CAMI for gross cash consideration of at least $13 million.

         "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, any preferred stock, convertible preferred equity certificates (whether or not equity under local law), partnership interests and membership interests.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

         "CAPTIVE INSURANCE SUBSIDIARIES" shall mean Celwood Insurance Company and Elwood Insurance Limited, and any successor to either thereof to the extent such successor constitutes a Subsidiary.

         "CASH EQUIVALENTS" shall mean:

                  (1) U.S. dollars, pounds sterling and Euros or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

                  (2) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

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

                  (3) certificates of deposit, time deposits, money market deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Senior Secured Facilities or any domestic commercial bank having capital and surplus in excess of $500,000,000;

                  (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause
         (3) above;

                  (5) commercial paper maturing within 12 months after the date of acquisition and having a rating of at least P-1 from Moody's or A-1 from S&P;

                  (6) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody's;

                  (7) investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition;

                  (8) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000; and

                  (9) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of the total assets of the Borrower and its Restricted Subsidiaries, on a consolidated basis, as of the end of the Borrower's most recently completed fiscal year.

         "CERTAIN FUNDS PERIOD" shall mean the period beginning on the Publication Date and ending on the earliest of (i) 10 Business Days following the date of the expiry of the Offer period including any extension of the Offer permitted under applicable law and the subsequent offer period (weitere Annahmefrist) pursuant to Sec. 16 para. 2 of the German Takeover Act, (ii) the date of any cancellation of this Agreement or the Commitments provided hereunder and (iii) the date which is 180 days after the Publication Date.

         "CHANGE IN LAW" shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the official interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.11(b), by any lending office of such Lender or by such Lender's holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

         "CHANGE OF CONTROL" shall mean the occurrence of any of the following:

                  (i) the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

                  (ii) either Holdings or the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 50% or more of the total voting power of the Voting Stock of the Borrower or any of its direct or indirect parent corporations;

                  (iii) the first day on which the Board of Directors of Holdings shall cease to consist of a majority of directors who (A) were members of the Board of Directors of Holdings on the Closing Date or
         (B) were either (1) nominated for election by the Board of Directors of Holdings, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors or (2) designated or appointed by a Permitted Holder; or

                  (iv) at any time, (A) Holdings shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Voting Stock of the Borrower (except to the extent an initial public offering of Equity Interests of US Holdco or New US Holdco is effected) or (B) prior to the Restructuring Date, (1) the Borrower shall fail to own directly, beneficially and of record, 100% of the issued and outstanding Voting Stock of LP GmbH, (2) LP GmbH shall fail to own directly, beneficially and of record, 100% of the issued and outstanding Voting Stock of Midco, (3) Midco shall fail to own directly, beneficially and of record, 100% of the issued and outstanding Voting Stock of Bidco or (4) Bidco shall fail to own directly, beneficially and of record (x) after the consummation of the Offer and prior to any Squeeze Out, 75% and (y) after any Squeeze Out, 100% of the issued and outstanding Equity Interests of the Company, excluding (I) treasury shares held by the Company, (II) rights to purchase, warrants and options outstanding on the Closing Date or granted prior to the date of the Domination Agreement to the extent such rights, warrants and options are exercisable, in the aggregate, for not more than 1.5 million ordinary shares of the Company and (III) in the case of clause (y), any ordinary shares of the Company issued upon the exercise of any securities described in clause (II).

         "CHARGES" shall have the meaning assigned to such term in Section
10.09.

         "CLEAN-UP PERIOD" shall mean the 60 day period following the Closing Date.

         "CLOSING DATE" shall mean the date following the Consummation of the Offer on which Bidco is first required to pay the purchase price under the Offer Document for the Company Shares acquired by it pursuant to the Offer.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" shall mean all the "Collateral" as defined in any Security Document.

         "COLLATERAL AGENT" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

         "COLLATERAL AND GUARANTEE REQUIREMENTS" shall mean the requirements that:

                  (i) as of the Closing Date, the Pledge Agreement shall have been executed and delivered by the parties thereto and all Liens created by the pledging of securities thereunder shall have been perfected (by the pledging of such securities or otherwise);

                  (ii) as of the Closing Date, the Bidco Loan Pledge Agreement shall have been executed and delivered by the parties thereto and all Liens created thereunder shall have been perfected;

                  (iii) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Facility B Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security

         Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Facility B Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

                  (iv) as of the Restructuring Date, the Guarantee Agreement shall have been executed and delivered by each Restricted Subsidiary that is required pursuant to the terms of Section 5.19 to enter into the Guarantee Agreement on the Restructuring Date; and

                  (v) each Loan Party shall have obtained all material consents and approvals required to be obtained by it in connection with
         (A) the execution, delivery and performance of all Loan Documents (or supplements thereto) to which it is a party and (B) the granting by it of the Liens under each Security Document to which it is a party.

         "COMMITMENT" shall mean a Euro Commitment or a Dollar Commitment, as the context may require.

         "COMMITMENT PAPERS" shall mean (a) the Senior Subordinated Bridge C Facility Commitment Letter dated as of December 15, 2003, among the Borrower and the Joint Lead Arrangers and (b) the Senior Subordinated Bridge C Facility Fee Letter dated as of December 15, 2003, among the Borrower and the Joint Lead Arrangers, each as amended and restated on January 13, 2004.

         "COMPANY" shall have the meaning assigned to such term in the recitals of this Agreement.

         "COMPANY SHARES" shall mean the outstanding ordinary shares of the Company purchased or proposed to be purchased pursuant to the Offer.

         "CONSOLIDATED DEPRECIATION AND AMORTIZATION EXPENSE" shall mean with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, with respect to any Person for any period, (A) the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments (if any) pursuant to interest rate Hedging Obligations, but excluding amortization of deferred financing fees, expensing of any bridge or other financing fees and expenses and any interest expense on

Indebtedness of a third party that is not an Affiliate of such Person and that is attributable to any supply or lease arrangement as a result of consolidation under FIN 46R or attributable to any take-or-pay contract accounted for in a manner similar to a capital lease under EITF 01-8, in either case so long as the underlying obligations under such supply or lease arrangement or under such take-or-pay contract are not treated as Indebtedness of such Person as provided in clause (II) of the proviso to the definition of Indebtedness), (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, Receivables Fees) and (c) "guaranteed dividends" (Ausgleichszahlung) paid or payable to CAG minority shareholders pursuant to the Domination Agreement for such period, less (B) interest income of such Person and its Restricted Subsidiaries (other than cash interest income of the Captive Insurance Subsidiaries) for such period.

         "CONSOLIDATED NET INCOME" shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that (i) any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses relating thereto) or income or expense or charge (including, without limitation, severance, relocation or other restructuring costs) including, without limitation, any severance expense, and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses, charges and change in control payments related to the Transaction, in each case shall be excluded, (ii) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, (iii) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded, (iv) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Borrower) shall be excluded, (v) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded, (vi) an amount equal to the amount of Tax Distributions actually made to the holders of capital stock of Holdings in respect of the net taxable income allocated by such Person to such holders for such period to the extent funded by the Borrower shall be included as though such amounts had been paid as income taxes directly by such Person, (vii) (A) the Net Income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to the

Borrower or a Restricted Subsidiary thereof in respect of such period, but excluding any such dividend, distribution or payment that funds a JV Reinvestment and (B) the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Borrower or a Restricted Subsidiary thereof in excess of the amounts included in clause (A), but excluding any such dividend, distribution or payment that funds a JV Reinvestment, (viii) any increase in amortization or depreciation or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with the Transaction or any acquisition that is consummated prior to or after the Closing Date shall be excluded, (ix) accruals and reserves that are established within twelve months after the Closing Date and that are so required to be established as a result of the Transaction in accordance with GAAP shall be excluded, (x) any non-cash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and the amortization of intangibles pursuant to Statement of Financial Accounting Standards No. 141, shall be excluded, (xi) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded, (xii) the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) by such Person to the Borrower or a Restricted Subsidiary in respect of such period to the extent not already included therein, and (xiii) costs of sales will be reflected on a FIFO basis.

         "CONSOLIDATED TOTAL ASSETS" shall mean, as of any date, the total assets of Holdings and the consolidated Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of Holdings as of such date.

         "CONSUMMATION OF THE OFFER" shall mean that the obligations of Bidco to purchase shares of the Company pursuant to the Offer have become unconditional within the Acceptance Period (as defined in the Offer Document), without any amendment or waiver to the Offer Document not permitted by Section 6.08(b).

         "CONTINGENT OBLIGATIONS" shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

         "CONTRIBUTION INDEBTEDNESS" shall mean Indebtedness of the Borrower or any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions and contributions comprising proceeds of the Holdco Equity Financing or Permitted Cure Securities) made to the capital of the Borrower or such Guarantor, without double counting, after the Closing Date, provided that:

                  (1) such Indebtedness (x) is incurred within 180 days after the making of such cash contributions and (y) is designated as Contribution Indebtedness pursuant to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent on the date of incurrence thereof;

                  (2) the proceeds of such Indebtedness and such cash contribution are applied within 30 days of the receipt of the proceeds of such Indebtedness solely to make a Permitted Investment of the type described in clause (iii) of the definition thereof; and

                  (3) if the aggregate principal amount of such Indebtedness is greater than one times the amount of such cash contribution to the capital of the Borrower or such Guarantor, as applicable, the amount in excess shall be (x) Indebtedness with a stated maturity later than the Final Maturity Date of the Loans and (y) Indebtedness that is either pari passu with, or expressly subordinated to the prior payment in full in cash of all obligations of the Borrower or the relevant Guarantor with respect to, the Loans or the Guarantee thereof, as applicable.

         "CREDIT AGREEMENT" shall mean that certain Credit Agreement, dated on or about the date hereof, by and among BCP Crystal Holdings Ltd. 2, BCP Caylux Holdings Luxembourg S.C.A., the other Borrowers party thereto, the lenders party thereto, MSSF, as Global Coordinator, and Deutsche Bank AG, New York Branch, as Administrative Agent.

         "DEBT INCURRENCE PREPAYMENT EVENT" shall mean any issuance or incurrence by Holdings or any subsidiary thereof (other than any Unrestricted Subsidiary) of any Indebtedness after the Closing Date and prior to the Initial Maturity Date (excluding any Indebtedness permitted to be incurred pursuant to Section 6.03(b)).

         "DEFAULT" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

         "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

         "DELISTING" shall mean the delisting of the shares of the Company from the New York Stock Exchange.

         "DESCRIPTION OF EXCHANGE NOTES" shall mean the description of the terms and conditions of the proposed Senior Subordinated Notes due 2014 of the Borrower, substantially in the form of Exhibit F, which notes are intended to refinance the Loans.

         "DESIGNATED ACQUISITION" shall mean the acquisition of all or substantially all of the Equity Interests or all or substantially all of the assets of a certain Person (or of a division or line of business of a Person), with such Person (or division or line of business) identified to, and found acceptable by, the Joint Lead Arrangers prior to the Closing Date, for cash and/or the transfer of not in excess of $35,000,000 of existing properties (as valued for the purposes of the Designated Acquisition) of the Borrower and the Subsidiaries, where (a) the business acquired is of the same nature as that engaged in by the Borrower and its Subsidiaries at such time or a reasonable extension thereof or of practical use in the conduct of their then-existing business and (b) an amount not less than 25% of the total purchase price (including any portion thereof satisfied by the transfer of assets) will be funded, directly or indirectly, by way of an equity contribution by the Permitted Investors to Holdings (followed by a corresponding equity contribution to the Borrower).

         "DESIGNATED NON-CASH CONSIDERATION" shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate from a Responsible Officer of the Borrower setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

         "DESIGNATED SENIOR INDEBTEDNESS" shall mean (i) Indebtedness under the Senior Secured Facilities and (ii) any other Senior Indebtedness permitted under this Agreement, the principal amount of which is $25.0 million or more and that has been specifically designated in the instrument evidencing such Senior Indebtedness by the Borrower as Designated Senior Indebtedness.

         "DISQUALIFIED STOCK" shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the Final Maturity Date of the Loans or the date the Loans are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

         "DOLLAR" or "$" shall mean lawful money of the United States of America.

         "DOLLAR COMMITMENT" shall mean as to any Lender, its obligation, if any, to make an Initial Loan to the Borrower denominated in Dollars pursuant to
Section 2.01(a) and to convert into Extended Loans as provided in Section 2.01(b) in an aggregate amount not to exceed the amount set forth under such Lender's name in Schedule 2.01 opposite the caption "Dollar Commitment Amount" or in the Assignment and Acceptance pursuant to which a Lender acquires its Dollar Commitment, as the same may be adjusted pursuant to Section 2.05 and
Section 10.04. The aggregate Dollar Commitments on the Closing Date shall not exceed $200,634,473.

         "DOLLAR EQUIVALENT" shall mean, on any date of determination (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in Euros, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to Euros at the time in effect.

         "DOMESTIC SUBSIDIARY" of any Person shall mean a subsidiary of such Person that is not (a) a Foreign Subsidiary, (b) after the Restructuring Date, a subsidiary of a Foreign Subsidiary or (c) listed on Schedule 1.01(a).

         "DOMINATION AGREEMENT" shall have the meaning assigned to such term in
Section 7.01(l).

         "EARLY TERMINATION DATE" shall mean the first date after the date on which the Offer Document has been submitted to BAFin on which (i) the Offer lapses pursuant to its terms without having been consummated or (ii) the date the Certain Funds Period ends, if the Offer has not theretofore become unconditional.

         "EBITDA" shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (A) without duplication, and in each case to the extent deducted in calculating Consolidated Net Income for such period, (a) provision for taxes based on income, profits or capital of such Person for such period, including, without limitation, state, franchise and similar taxes (such as the Texas franchise tax and Michigan single business tax) (including any Tax Distribution taken into account in calculating Consolidated Net Income), plus (b) Consolidated Interest Expense of such Person for such period, plus (c) Consolidated Depreciation and Amortization Expense of such Person for such period, plus (d) any reasonable expenses or charges related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Agreement or the Transaction, plus (e) the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension charges), plus (f) the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties, plus (g) the non-cash portion of "straight-line" rent expense, plus (h) the amount of any expense to the extent a corresponding amount is received in cash by the Borrower and its Restricted Subsidiaries from a Person other than the Borrower or any Subsidiary of the Borrower under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated Net Income or EBITDA (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods), plus (i) the amount of management, consulting, monitoring and advisory fees and related expenses paid to Blackstone or any other Permitted Holder (or any accruals related to such fees and related expenses) during such period; provided that such amount shall not exceed in any four quarter period the greater of (x) $5.0 million and (y) 2% of EBITDA of the Borrower and its Restricted Subsidiaries for each period (assuming for purposes of this clause
(y) that the amount to be added to Consolidated Net Income under this clause (i) is $5.0 million), plus (j) without duplication, any other non-cash charges (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), plus (k) any net losses resulting from Hedging Obligations entered into in the ordinary course of business relating to intercompany loans, to the extent that the notional amount of the related Hedging Obligation does not exceed the principal amount of the related intercompany loan less (B) the sum, without duplication, of (a) non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges or asset valuation adjustments made in any prior period), plus (b) the minority interest income consisting of subsidiary losses attributable to the minority equity interests of third parties in any non-Wholly Owned Subsidiary, plus (c) the cash portion of "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense and
(d) any net gains resulting from Hedging Obligations entered into in the ordinary course of business relating to intercompany loans, to the extent that the notional amount of the related Hedging Obligation does not exceed the principal amount of the related intercompany loan.

         "EMU LEGISLATION" shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.

         "ENVIRONMENT" shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

         "ENVIRONMENTAL LAWS" shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the protection of the Environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters (to the extent relating to the Environment or exposure to Hazardous Materials).

         "EQUITY INTERESTS" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "EQUITY ISSUANCE PREPAYMENT EVENT" shall mean the issuance or sale by Holdings, New US Holdco or the Borrower of any common Equity Interests (other than Excluded Equity Issuances) prior to the date that is 18 months after the Closing Date.

         "EQUITY OFFERING" shall mean any public or private sale of common stock or Preferred Stock of the Borrower or any of its direct or indirect parent corporations (excluding Disqualified Stock), other than (x) public offerings with respect to common stock registered on Form S-8 and (y) any such public or private sale that constitutes an Excluded Contribution.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with Holdings, the Borrower or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA EVENT" shall mean (a) any Reportable Event; (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "EURIBOR" shall mean, in the case of any Loan denominated in Euros for any Interest Period, the rate appearing on the Screen at approximately 11:00 a.m., Brussels time, on the Rate Fixing Date for such Interest Period as the rate for deposits in Euros with a maturity comparable to such Interest Period. In the event that such rate does not appear on the Screen for the necessary period, "EURIBOR" for the purposes of this paragraph shall be determined by reference to such other publicly available service for displaying rates for interbank deposits in Euros offered by leading banks in the Eurozone as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, "EURIBOR" for the purposes of this paragraph shall instead be the rate per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) notified to the Administrative Agent by the Reference Bank as the rate at which deposits in Euros with a maturity comparable to such Interest Period are offered by the Reference Bank in immediately available funds to prime banks in the Eurozone interbank market at approximately 11:00 a.m., London time, on the Rate Fixing Date. "EUROZONE" shall mean the region comprised of Participating Member States. The "SCREEN" shall mean Telerate Page 248. "RATE FIXING DATE" shall mean for any Interest Period the second Business Day prior to the first day of such Interest Period.

         "EURO" or "(euro)" shall mean the single currency of the European Union as constituted by the treaty establishing the European Community being the Treaty of Rome, as amended from time to time and as referred to in the EMU Legislation.

         "EURO COMMITMENT" shall mean as to any Lender, its obligation, if any, to make an Initial Loan to the Borrower denominated in Euros pursuant to Section 2.01(a) and to convert into Extended Loans as provided in Section 2.01(b) in an aggregate amount not to exceed the amount set forth under such Lender's name in
Schedule 2.01 opposite the caption "Euro Commitment Amount" or in the Assignment and Acceptance pursuant to which a Lender acquires its Euro Commitment, as the same may be adjusted pursuant to Section 2.05 and Section 10.04. The aggregate Euro Commitments on the Closing Date shall not exceed (euro)450,000,000.

         "EURO EQUIVALENT" shall mean, on any date of determination, (a) with respect to any amount in Euros, such amount and (b) with respect to any amount in Dollars, the equivalent in Euros of such amount as determined by the Administrative Agent using the Exchange Rate with respect to Dollars at the time in effect.

         "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Article 7.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "EXCHANGE DOCUMENTS" shall mean the Exchange Note Indenture and the Exchange Notes.

         "EXCHANGE NOTE HOLDERS" shall mean registered holders of the Exchange Notes.

         "EXCHANGE NOTE INDENTURE" shall mean the indenture to be entered into relating to the Exchange Notes, having terms and conditions substantially as set forth in the Description of Exchange Notes (with such changes to cure any ambiguity, omission, defect or inconsistency as the Joint Lead Arrangers and the Borrower shall approve), as the same may be amended, modified or supplemented.

         "EXCHANGE NOTE TRUSTEE" shall mean the trustee under the Exchange Note Indenture.

         "EXCHANGE NOTES" shall mean the securities issued under the Exchange
Note Indenture.

         "EXCHANGE RATE" shall mean on any day, for purposes of determining the Dollar Equivalent or Euro Equivalent of any other currency, the arithmetic average (determined to five decimal places) of the midpoint rates at which such other currency may be exchanged into Dollars or Euros (as applicable), as set forth for (i) 4:00 p.m., London time (the "WM RATE TIME"), as set forth at or about such time on Reuters page WMRSPOT05 (the "WM RATE") and (ii) 10:00 a.m., New York City time (the "FED RATE TIME"), as set forth at or about such time on Reuters page 1FED (the "FED RATE"); provided that if either the WM Rate or the Fed Rate is not published on the relevant page within one hour after the WM Rate Time or Fed Rate Time, as applicable, then the Exchange Rate shall be the remaining such rate that is so published within such hour. If neither the WM Rate nor the Fed Rate appears on the relevant page within one hour after the WM Rate Time or Fed Rate Time, as applicable, the Exchange Rate shall instead be the arithmetic average of (x) the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted (for any time, the "AVERAGE SPOT RATE"), at or about the WM Rate Time on such day and
(y) the Average Spot Rate at or about the Fed Rate Time on such day, for the purchase of Dollars or Euros (as applicable) for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may, in consultation with the Borrower, use any reasonable method it deems appropriate to determine such rate, and such determination shall be prima facie evidence thereof.

         "EXCHANGE REQUEST" shall have the meaning assigned to such term in
Section 5.16(b).

         "EXCLUDED BRIDGE PAYMENTS" shall mean (i) any payment by the Borrower under any Security Document to which it is a party in respect of Collateral thereunder, (ii) any collections (including in respect of any realization) or other payments pursuant to any Security Document to which the Borrower is a party in respect of Collateral thereunder, (iii) any payment by any Loan Party (other than the Borrower) under any Security Document to which such Loan Party is a party in respect of Collateral thereunder (including, without limitation, any payment by Bidco pursuant to the Pledge Agreement in respect of Collateral thereunder), and (iv) any collections (including in respect of any realization) or other payments pursuant to any Security Document to which any Loan Party (other than the Borrower) is a party in respect of Collateral thereunder (including, without limitation, any collections (including in respect of any realization) or other payments pursuant to the Pledge Agreement in respect of Collateral thereunder).

         "EXCLUDED CONTRIBUTION" shall mean net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Borrower (other than in respect of the Holdco Equity Financing) from:

         (a)      contributions to its common equity capital; and

         (b) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings, the Borrower or any Subsidiary) of Capital Stock (other than Disqualified Stock), in each case designated as Excluded Contributions pursuant to a certificate of a Responsible Officer of the Borrower on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be.

         "EXCLUDED EQUITY ISSUANCES" shall mean (i) the issuance of Equity Interests by Holdings, New US Holdco or the Borrower to Blackstone or any other Permitted Investor, (ii) the issuance of Equity Interests by Holdings, New US Holdco or the Borrower the proceeds of which are used to fund Investments permitted by Section 6.02, including "Permitted Investments", (iii) Equity Interests issued by Holdings, New US Holdco or the Borrower (x) as compensation to employees of Holdings or any of its Subsidiaries or (y) to members of management of Holdings or any Subsidiary within one year of the Closing Date, in each case in the ordinary course of business and (iv) Permitted Cure Securities.

         "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits tax or any similar tax that is imposed by any jurisdiction described in clause (a) above and (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15(b)), any withholding tax imposed by the United States that is in effect and would apply to amounts payable hereunder to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender's failure to comply with Section 2.13(e) with respect to such Loans except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to
Section 2.13(a).

         "EXISTING INDEBTEDNESS" shall mean Indebtedness (including Indebtedness under letters of credit existing on the Closing Date) of the Borrower or the Restricted Subsidiaries in existence on the Closing Date and as set forth on
Schedule 6.03 hereto.

         "EXTENDED LOANS" shall have the meaning assigned to such term in
Section 2.01(b).

         "EXTENDED NOTES" shall have the meaning assigned to such term in
Section 2.06(f).

         "EXTENSION DATE" shall mean the date the Initial Loans are converted into Extended Loans pursuant to Section 2.01(b).

         "FACILITY B COLLATERAL AGENT" shall mean the Collateral Agent from time to time under the Senior Subordinated Bridge B Loan Agreement.

         "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average (rounded upward, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "FEE LETTER" shall mean the fee letter referred to in clause (b) of the definition of "Commitment Papers".

         "FEES" shall mean all amounts payable pursuant to, or referred to in,
Section 2.08.

         "FINAL MATURITY DATE" shall mean the tenth anniversary of the Closing Date or, if such date is not a Business Day, the Business Day next preceding such tenth anniversary.

         "FINANCIAL OFFICER" of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.

         "FIXED CHARGE COVERAGE RATIO" shall mean, with respect to any Person for any period consisting of such Person and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees or repays any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions and mergers and consolidations (as determined in accordance with GAAP) that have been made by the Borrower or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions and mergers and consolidations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition (including the Transaction), disposition or merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition (including the Transaction), disposition or merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition (including the Transaction) or other Investment and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Borrower and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC, except that such pro forma calculations may include operating expense reductions for such period resulting from the acquisition (including the Transaction) which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of the Borrower of any closing) of any facility, as applicable, provided that, in either case, such adjustments are set forth in a certificate of a Responsible Officer of the Borrower and another officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to this Agreement. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

         "FIXED CHARGES" shall mean, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense of such Person for such period, (b) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and (c) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Disqualified Stock.

         "FIXED RATE NOTES" will be defined in the Exchange Notes Indenture.

         "FLOATING RATE NOTES" will be defined in the Exchange Notes Indenture.

         "FLOW THROUGH ENTITY" shall mean an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for United States federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

         "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "FOREIGN SUBSIDIARY" shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

         "GAAP" shall mean generally accepted accounting principles in the United States in effect on the Closing Date. For the purposes of this Agreement, the term "CONSOLIDATED" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries and shall not include any Unrestricted Subsidiary.

         "GLOBAL COORDINATOR" shall mean MSDW, in its capacity as global coordinator under this Agreement.

         "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

         "GP GMBH" shall have the meaning assigned to such term in the recitals of this Agreement.

         "GUARANTEE" of or by any Person (the "GUARANTOR") shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations.

         "GUARANTEE AGREEMENT" shall mean the Guarantee Agreement substantially in the form of Exhibit D, including any Guarantee Supplement, pursuant to which any Guarantor guarantees the obligations of the Borrower under this Agreement.

         "GUARANTEE SUPPLEMENT" shall mean a Guarantee Supplement, substantially in the form of Annex A to the Guarantee Agreement, entered into pursuant to the terms hereof and thereof.

         "GUARANTOR" shall mean any Person that guarantees the obligations of the Borrower under this Agreement and the Loans in accordance with the provisions of this Agreement and pursuant to the Guarantee Agreement or a Guarantee Supplement; provided that upon the release and discharge of such Person from such guarantee in accordance with this Agreement, such Person shall cease to be a Guarantor.

         "HAZARDOUS MATERIALS" shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which could reasonably be expected to give rise to liability under any Environmental Law.

         "HC ACTIVITIES" shall mean such activities to be undertaken by (i) Bidco, Midco or LP GmbH as reasonably determined by Holdings to be required to enable Bidco, Midco or LP GmbH, as the case may be, to obtain and continue holding company status under German tax law and (ii) Bidco as reasonably determined by Holdings to be required to enable Bidco to satisfy the requirements of German tax law regarding the head of a fiscal unity.

         "HC CORPORATION" shall mean, with respect to Bidco, a subsidiary thereof acquired through HC Investments.

         "HC INVESTMENTS" shall mean Investments (including through transfer from another Subsidiary) made by (i) Bidco, Midco or LP GmbH in acquiring two corporate subsidiaries (or in the case of Bidco a second corporate subsidiary) and (ii) Bidco in a "trade business", provided that such Investments shall be at the minimum amount reasonably determined by Holdings to permit (x) Bidco, Midco or LP GmbH, as the case may be, to obtain and continue holding company status under German tax law or (y) Bidco to satisfy the requirements of German tax law fiscal unity requirements.

         "HEDGING OBLIGATIONS" shall mean, with respect to any Person, the obligations of such Person under (a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

         "HOLDCO EQUITY COMMITMENT LETTER" shall have the meaning assigned to such term in the recitals of this Agreement.

         "HOLDCO EQUITY FINANCING" shall have the meaning assigned to such term in the recitals of this Agreement.

         "HOLDERS" shall mean the Lenders and the Exchange Note Holders.

         "HOLDINGS" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

         "INDEBTEDNESS" shall mean, with respect to any Person, (a) any indebtedness (including principal and premium) of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof), other than reimbursement obligations in respect of trade letters of credit obtained in the ordinary course of business with expiration dates not in excess of 365 days from the date of issuance (x) to the extent undrawn or (y) if drawn, to the extent repaid in full within 10 Business Days of any such drawing, (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or (iv) representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, (b) Disqualified Stock of such Person, (c) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and
(d) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that (I) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money and (II) indebtedness of a third party that is not an Affiliate of such Person and that is attributable to any supply or lease arrangement as a result of consolidation under FIN 46R or attributable to any take-or-pay contract accounted for in a manner similar to a capital lease under EITF 01-8, in either case so long as (i) such supply or lease arrangement or such take-or-pay contract is entered into in the ordinary course of business, (ii) the Board of Directors of Holdings has approved such supply or lease arrangement or such take-or-pay contract and (iii) notwithstanding anything to the contrary contained in the definition of EBITDA, the related expense under such supply or lease arrangement or under such take-or-pay contract is treated as an operating expense that reduces EBITDA, shall be deemed not to constitute Indebtedness of such Person.

         "INDEMNIFIED TAXES" shall mean all Taxes other than Excluded Taxes.

         "INDEMNITEE" shall have the meaning assigned to such term in Section 10.05(b).

         "INDEPENDENT FINANCIAL ADVISOR" shall mean an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Similar Business of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged.

         "INFORMATION MEMORANDUM" shall mean the Confidential Information Memorandum to be provided to prospective Lenders, as modified or supplemented.

         "INITIAL INTERCOMPANY LOANS" shall mean the Bidco Loan, the other intercompany loans referred to in the recitals to this Agreement and any additional intercompany loans made in accordance with Section 3.12(a).

         "INITIAL LOAN" shall have the meaning assigned to such term in Section 2.01.

         "INITIAL MATURITY DATE" shall mean the first anniversary of the Closing Date or, if such date is not a Business Day, the Business Day next preceding such first anniversary.

         "INITIAL NOTES" shall have the meaning assigned to such term in Section 2.06(f).

         "INTEREST PAYMENT DATE" shall have the meaning assigned to such term in
Section 2.09(f).

         "INTEREST PERIOD" shall mean, as to any Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day in the calendar month that is three months thereafter (provided that an Interest Period may be for a period of less than three months if reasonably requested by the Administrative Agent); provided that:

                  (i) if any Interest Period relating to a Borrowing begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (ii) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (iii) the last Interest Period applicable to Initial Loans shall end on the Initial Maturity Date (or, if later, the Extension
         Date); and

                  (iv) the Interest Period for any Exchange Note shall be as set forth in the Description of Exchange Notes.

Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "INTERMEDIATE HOLDCO" shall mean each entity, all of the Equity Interests of which are owned by Holdings, which owns Equity Interests in Parent; provided the aggregate Equity Interests of Parent owned by all Intermediate Holdcos shall not exceed 0.50% of the outstanding Equity Interests of Parent.

         "INVESTMENTS" shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

         For purposes of the definition of "UNRESTRICTED SUBSIDIARY" and Section 6.02, (i) "INVESTMENTS" shall include the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Borrower's Investment in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Borrower; and (iii) any transfer of Capital Stock that results in an entity, which became a Restricted Subsidiary after the Closing Date and not in connection with the Transaction, ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Board of Directors of the Borrower in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the Borrower and the Restricted Subsidiaries immediately after such transfer.

         "JOINT LEAD ARRANGERS" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

         "JUDGMENT CURRENCY" shall have the meaning assigned to such term in
Section 10.17.

         "JV REINVESTMENT" shall mean any investment by the Borrower or any Restricted Subsidiary in a joint venture to the extent funded with the proceeds of a reasonably concurrent dividend or other distribution made by such joint venture to the Borrower or such Restricted Subsidiary.

         "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing, or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.04.

         "LENDERS" shall mean (a) the financial institutions listed on the signature pages of this Agreement (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

         "LETTER OF CREDIT OBLIGATIONS" shall mean all Obligations in respect of Indebtedness of the Borrower and any of its Restricted Subsidiaries with respect to letters of credit issued pursuant to the Senior Secured Facilities which Indebtedness shall be deemed to consist of (a) the aggregate maximum amount available to be drawn under all such letters of credit (the determination of such aggregate maximum amount to assume compliance with all conditions for drawing) and (b) the aggregate amount that has been paid by, and not reimbursed to, the fronting bank and the lenders under such letters of credit.

         "LIBO RATE" shall mean, with respect to any Borrowing denominated in Dollars for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Telerate screen page), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO RATE" shall be the average (rounded upward, if necessary, to the next 1/100 of 1%) of the respective interest rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to major banks in the London interbank market by the Administrative Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

         "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary), any purchase option, call or similar right of a third party with respect to such securities.

         "LOAN DOCUMENTS" shall mean this Agreement, the Guarantee Agreement together with any Guarantee Supplement, the Bidco Loan Agreement, the Security Documents, any promissory notes issued hereunder, the Exchange Documents, the Commitment Papers and solely for the purposes of Section 7.01(b) hereof, any fee letter or other instrument entered into to evidence the payment of the fees referred to in Section 2.08.

         "LOAN NOTES" shall mean the Initial Notes and the Extended Notes.

         "LOAN PARTIES" shall mean Holdings, the Borrower, each Guarantor and, prior to the Restructuring Date (except for purposes of Section 2.13), Bidco.

         "LOANS" shall mean the Initial Loans and the Extended Loans.

         "LOCAL TIME" shall mean (a) with respect to a Loan or Borrowing denominated in Dollars, New York City time and (b) with respect to a Loan or Borrowing denominated in Euros, London time.

         "LP GMBH" shall have the meaning assigned to such term in the recitals of this Agreement.

         "MAJOR DEFAULT" shall mean and include (i) a Default or Event of Default under Section 7.01(a) or 7.01(b); (ii) a Default or Event of Default under Section 7.01(e) or 7.01(f) in respect of Holdings, the Borrower or Bidco;
(iii) the invalidity, unlawfulness or repudiation of any Loan Document; or (iv) a breach by Holdings, the Borrower or Bidco of Section 6.03, 6.04 or 6.08(b).

         "MANAGEMENT GROUP" shall mean the group consisting of the directors, executive officers and other management personnel of the Borrower and Holdings, as the case may be, on the Closing Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Borrower or Holdings, as the case may be, was approved by a vote of a majority of the directors of the Borrower or Holdings, as the case may be, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Borrower or Holdings, as the case may be, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the Borrower or Holdings, as the case may be.

         "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

         "MATERIAL ADVERSE EFFECT" shall mean the existence of events, conditions and/or contingencies that have had or are reasonably likely to have
(a) a materially adverse effect on the business, operations, properties, assets or financial condition of Holdings and the Subsidiaries, taken as a whole, or
(b) a material impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders, the Administrative Agent or the Collateral Agent under, any Loan Document.

         "MATERIAL SUBSIDIARY" shall mean, at any date of determination, any Subsidiary (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) were equal to or greater than 2% of the consolidated total assets of Holdings and its consolidated subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2% of the consolidated gross revenues of Holdings and its consolidated subsidiaries for such period, in each case determined in accordance with GAAP or (c) that is a Loan Party.

         "MIDCO" shall have the meaning assigned to such term in the recitals of this Agreement.

         "MOODY'S" shall mean Moody's Investors Service, Inc.

         "MSDW" shall mean Morgan Stanley Dean Witter Bank Limited.

         "MSSF" shall mean Morgan Stanley Senior Funding, Inc.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which Holdings, the Borrower, the Company, CAC or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

         "NET INCOME" shall mean, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

         "NET PROCEEDS" shall mean the total cash consideration received by Holdings or New US Holdco (in the case of clauses (b), (c) or (d) below), the Borrower or any Restricted Subsidiary in respect of (a) any Asset Sale (including, without limitation, the amount of any debt owed to the Borrower or any Restricted Subsidiary by any of the Borrower or any Restricted Subsidiary disposed of which is repaid in connection with that disposal), (b) the issuance of the Permanent Securities, (c) any Debt Incurrence Prepayment Event or (d) any Equity Issuance Prepayment Event; but (i) in the case of any Prepayment Event, net of (A) the amount of any Taxes or Tax Distribution required to be paid as a result of such Prepayment Event, (B) all other reasonable costs and expenses properly incurred by Holdings, New US Holdco, the Borrower or any Restricted Subsidiary in connection with such Prepayment Event (including, without limitation, legal, accounting and investment banking fees and brokerage and sales commissions), (C) any amount contractually required to be paid to the employees of any disposed business, in the case of an Asset Sale, (D) the amount of any reasonable reserve established in accordance with GAAP with respect to such Prepayment Event against any liabilities (other than any taxes deducted pursuant to clause (A) above) (1) associated with the assets that are the subject of such Prepayment Event and (2) retained by the Borrower or any Restricted Subsidiary, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such a Prepayment Event occurring on the date of such reduction and (E) the amount of any Indebtedness (other than under the Loan Documents) secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid or prepaid or upon consummation of such Prepayment Event and (ii) in the case of an Asset Sale only, net of the amount of any proceeds of such Asset Sale not to exceed the amount that the Borrower or any Restricted Subsidiary is permitted to reinvest in the business of the Borrower or any Restricted Subsidiary under the Senior Secured Facilities and has reinvested within twelve months of the date of such Asset Sale (or has within such twelve month period entered into a contractual commitment with a Person (other than an Affiliate thereof) to so reinvest and has actually so reinvested within eighteen months of the date of such Asset Sale), provided that any portion of such proceeds that has not been so reinvested within such twelve or eighteen month period, as applicable, shall (x) be deemed to be Net Proceeds of an Asset Sale occurring on the last day of such period and (y) be applied to the repayment of Loans in accordance with Section 2.07(b).

         "NEW US HOLDCO" shall mean a company incorporated under the laws of a state of the United States (A)(i) that owns all of the Equity Interests of US Holdco or (ii) all of the Equity Interests in which are owned by US Holdco, with US Holdco contributing or otherwise transferring all of its assets to New US Holdco and (B) has been formed to effect an initial public offering.

         "NONPAYMENT DEFAULT" shall have the meaning assigned to such term in
Section 8.03.

         "NOTES" shall mean the Loan Notes and the Exchange Notes as originally executed or as they may from time to time be amended pursuant to the applicable provisions hereof.

         "OBLIGATIONS" shall mean any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

         "OFFER" shall have the meaning assigned to such term in the recitals of this Agreement.

         "OFFER DOCUMENT" shall mean the Offer Document entitled "Voluntary Public Takeover Offer (Cash Offer) for All Outstanding Registered Ordinary Shares with no Par Value of Celanese AG" approved by BAFin and published on February 2, 2004, as amended or modified from time to time in accordance with
Section 6.08(b).

         "OPINION OF COUNSEL" shall mean a written opinion from legal counsel who is reasonably acceptable to the Administrative Agent. The counsel may be an employee of or counsel to the Borrower.

         "ORIGINAL EXTENDED NOTES" shall have the meaning assigned to such term in Section 2.06(f).

         "ORIGINAL INITIAL NOTES" shall have the meaning assigned to such term in Section 2.06(f).

         "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest and penalties related thereto.

         "PARENT" shall have the meaning assigned to such term in the introductory paragraph of this Agreement, with all references to Parent after the consummation of the Parent Merger to automatically become references to US Holdco.

         "PARENT CPEC" shall mean convertible preferred equity certificates issued by Parent having no mandatory redemption, repurchase or similar requirements prior to 91 days after the Final Maturity Date; provided that cash distributions and/or payments may be made thereon only to the extent permitted by Section 6.02(b)(iv) or 6.02(b)(viii)(A).

         "PARENT MERGER" shall mean (i) the merger of Parent with US Holdco, with US Holdco being the surviving entity, (ii) the contribution by Parent to US Holdco of all of the Parent's assets and liabilities or (iii) the contribution by Holdings to US Holdco (in exchange for stock of US Holdco) of all of the Equity Interests of the Parent; provided that, in the case of clauses (ii) or
(iii) above (x) US Holdco expressly assumes all the obligations of Parent under this Agreement and the other Loan Documents pursuant to an agreement or other instrument in form and substance reasonably satisfactory to the Administrative Agent (and, upon such assumption, Parent shall be released as a Borrower hereunder) and (y) Holdings, at its discretion, may subsequently cause the liquidation of the Parent.

         "PARTICIPANT" shall have the meaning assigned to such term in Section 10.04(c).

         "PARTICIPATING MEMBER STATE" shall mean any member state that has adopted the Euro as the single currency pursuant to the Treaty on European Union.

         "PAYING AGENT" shall mean the Person acting as paying agent in respect of the Exchange Notes, as described in the Description of Exchange Notes.

         "PAYMENT BLOCKAGE NOTICE" shall have the meaning assigned to such term in Section 8.03.

         "PAYMENT BLOCKAGE PERIOD" shall have the meaning assigned to such term in Section 8.03.

         "PAYMENT DEFAULT" shall have the meaning assigned to such term in
Section 8.03.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "PERMANENT SECURITIES" shall mean any debt securities issued by Holdings, New US Holdco, the Borrower or any of its Subsidiaries (other than any Unrestricted Subsidiary) as permanent financing to refinance the Loans or Exchange Notes.

         "PERMANENT SECURITIES PREPAYMENT EVENT" shall mean the issuance of any Permanent Securities on or before the first anniversary of the Closing Date.

         "PERMITTED CURE SECURITY" shall mean (i) any common equity security of Holdings and/or (ii) any equity security of Holdings having no mandatory redemption, repurchase or similar requirements prior to 91 days after the Final Maturity Date, and in the case of clauses (i) and (ii) upon which all dividends or distributions (if any) shall be payable solely in additional shares of such equity security; provided that such securities are issued by Holdings in connection with the exercise by Holdings of a Cure Right (as defined in the Credit Agreement) as contemplated by the terms of the Credit Agreement.

         "PERMITTED HOLDER" shall mean each of (i) Blackstone, (ii) any other Permitted Investor and (iii) the Management Group, with respect to not more than 15% of the total voting power of the Equity Interests of Holdings or, after an initial public offering of its stock, US Holdco or New US Holdco, as the case may be.

         "PERMITTED INVESTMENTS" shall mean:

         (i) any Investment by the Borrower in any Restricted Subsidiary or by a Restricted Subsidiary in another Restricted Subsidiary (and any purchase by the Borrower or any Restricted Subsidiary of any debt securities of the Borrower in the open market);

         (ii)     any Investment in cash and Cash Equivalents;

         (iii) any Investment by the Borrower or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment
(A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary;

         (iv) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 6.01 or any other disposition of assets not constituting an Asset Sale;

         (v) any Investment existing on the Closing Date and Investments made pursuant to binding commitments in effect on the Closing Date, in each case to the extent set forth in Schedule 6.02;

         (vi) (A) loans and advances to officers, directors and employees and any guarantees not in excess of $10.0 million in the aggregate outstanding at any one time and (B) advances of payroll payments and expenses to officers, directors and employees, in each case incurred in the ordinary course of business;

         (vii) any Investment acquired by the Borrower or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

         (viii)   Hedging Obligations permitted under Section 6.03(b)(xii);

         (ix) any Investment in a Person engaged in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (ix) that are at the time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed $125.0 million (with the fair market value of each Investment being determined by the Borrower in good faith at the time made and without giving effect to subsequent changes in value); provided, that this clause (ix) shall not be used for Investments in Unrestricted Subsidiaries;

         (x) Investments the payment for which consists of Equity Interests of the Borrower or any of its direct or indirect parent corporations (exclusive of Disqualified Stock);

         (xi) guarantees (including Guarantees) of Indebtedness permitted under Section 6.03 and performance guarantees consistent with past practice;

         (xii) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 6.06(b) (except transactions described in Section 6.06(b)(ii), 6.06(b)(vi), 6.06(b)(vii) and 6.06(b)(xii));

         (xiii) Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

         (xiv) Guarantees by the Borrower or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business;

         (xv) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Receivables Facility, including Investments of funds held in accounts permitted or required by the arrangements governing such Receivables Facility or any related Indebtedness; provided that any Investment in a Receivables Facility is in the form of a Purchase Money Note, contribution of additional receivables or an Equity Interest;

         (xvi) Investments of a Restricted Subsidiary, which Restricted Subsidiary was acquired after the Closing Date or of a corporation merged into the Borrower or merged into or consolidated with a Restricted Subsidiary in accordance with Section 6.05 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

         (xvii) Investments resulting from pledges and deposits referred to in clauses (i) and (xvii) of the definition of "Permitted Liens";

         (xviii) Investments representing Guarantees of Indebtedness of joint ventures to the extent permitted under Section 6.03(b)(xxi);

         (xix) Investments (including by the transfer of assets) in joint ventures existing on the Closing Date of the Borrower or any of its Restricted Subsidiaries in an aggregate amount (with assets transferred valued at the fair market value thereof) for all such Investments made after the Closing Date not to exceed $25.0 million;

         (xx)     JV Reinvestments;

         (xxi)    HC Investments by Bidco, Midco and LP GmbH;

         (xxii) in the case of any Captive Insurance Subsidiary, any other investments customarily held by such Captive Insurance Subsidiary in the ordinary course of its business and consistent with past practices and with applicable insurance industry standards; and

         (xxiii)  the Transaction and the Restructuring.

         "PERMITTED INVESTORS" shall mean (x) Blackstone and (y) other investors that provide a portion of the Holdco Equity Financing; provided that (i) all such other investors shall be reasonably satisfactory to the Joint Lead Arrangers and (ii) the majority of the Holdco Equity Financing shall be provided by Blackstone.

         "PERMITTED JUNIOR SECURITIES" shall mean unsecured debt of the Borrower or any Guarantor or any successor corporation or equity securities of Holdings or any successor corporation, in each case issued pursuant to a plan of reorganization or readjustment of the Borrower or any Guarantor, as applicable, that, in the case of any such debt, is subordinated to the payment of all then outstanding Senior Indebtedness (which term shall for purposes of this definition, in the case of any Guarantor, have the meaning assigned thereto in the Guarantee Agreement) of the Borrower or any Guarantor, as applicable, at least to the same extent that the Loans and obligations under the Guarantee Agreement are subordinated to the payment of all Senior Indebtedness of the Borrower or any Guarantor, as applicable, on the date hereof; provided that if any Senior Indebtedness of the Borrower or any Guarantor, as applicable, outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment.

         "PERMITTED LIENS" shall mean, with respect to any Person:

         (i) deposits of cash or governmental bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

         (ii) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

         (iii) Liens securing Capitalized Lease Obligations permitted to be incurred pursuant to Section 6.03 and Indebtedness permitted to be incurred pursuant to Section 6.03(b)(vii); provided, however, that such Liens securing Capitalized Lease Obligations or Indebtedness incurred under Section 6.03(b)(vii) may not extend to any property owned by the Borrower or any Restricted Subsidiary other than the property being leased or acquired pursuant to such Section 6.03(b)(vii);

         (iv)     Liens existing on the Closing Date;

         (v) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Borrower or any Restricted Subsidiary;

         (vi) Liens on property at the time the Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Borrower or any Restricted Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Borrower or any Restricted Subsidiary;

         (vii) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary permitted to be incurred in accordance with Section 6.03;

         (viii) Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under this Agreement and is secured by a Lien on the same property securing such Hedging Obligation;

         (ix) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (x)      Liens in favor of the Borrower or any Restricted Subsidiary;

         (xi) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Liens referred to in the foregoing clauses (iii), (iv), (v) and (vi); provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Liens (plus improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (iii),
(iv), (v) and (vi) above at the time the original Lien became a Permitted Lien under this Agreement and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

         (xii) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

         (xiii) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

         (xiv) Liens securing judgments for the payment of money in an aggregate amount not in excess of $15.0 million (except to the extent covered by insurance and the Administrative Agent shall be reasonably satisfied with the credit of such insurer), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

         (xv)     Liens created under the Security Documents;

         (xvi) landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

         (xvii) (A) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (B) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiary;

         (xviii) zoning restrictions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

         (xix) any interest or title of a lessor under any lease or sublease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

         (xx) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

         (xxi) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights;

         (xxii) Liens securing obligations in respect of trade-related letters of credit permitted under Section 6.03 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

         (xxiii) licenses of intellectual property granted in a manner consistent with past practice;

         (xxiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (xxv) Liens on the assets of a Foreign Subsidiary that do not constitute Collateral and which secure Indebtedness of such Foreign Subsidiary or any other Foreign Subsidiary that is not otherwise secured by a Lien on the Collateral under the Loan Documents and that is permitted to be incurred under
Section 6.03(b)(v) or 6.03(b)(xiv);

         (xxvi) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

         (xxvii) other Liens with respect to property or assets of the Borrower or any Restricted Subsidiary not constituting Collateral for the Bridge Obligations with an aggregate fair market value (valued at the time of creation thereof) of not more than $10.0 million at any time; and

         (xxviii) any Lien on Company Shares for so long as such shares constitute Margin Stock, if and to the extent the value of all such shares exceeds 25% of the value of the total assets subject to Section 6.04 (determined without duplication of the assets of any Subsidiary the stock of which is Margin Stock).

         "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

         "PIK INTEREST AMOUNT" shall mean, for any period, the aggregate amount equal to the amount of interest borne by a Loan (or a Loan Note) for such period in excess of 13.50% per annum.

         "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which Holdings, the Borrower, any Subsidiary (including the Company) or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PLEDGE AGREEMENT" shall mean the Share Pledge Agreement substantially in the form of Exhibit E-1 executed by Bidco and the Collateral Agent pursuant to which Bidco has granted a security interest on all shares of capital stock of the Company owned by Bidco to secure the "Bridge Obligations" as defined in the Senior Subordinated Bridge B Loan Agreement (as in effect on the date hereof) and, following the Delisting, the Bridge Obligations, as the same may be amended, supplemented or otherwise modified from time to time, with such Pledge Agreement to terminate on the Restructuring Date.

         "PLEDGEES" shall mean the "Pledgees" as defined in the Pledge Agreement and the Bidco Loan Pledge Agreement.

         "PROCESS AGENT" shall have the meaning assigned to such term in Section 10.15(c).

         "PREFERRED STOCK" shall mean any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

         "PREPAYMENT EVENT" shall mean any Debt Incurrence Prepayment Event, any Equity Issuance Prepayment Event, any Permanent Securities Prepayment Event or any Asset Sale Prepayment Event.

         "PRESUMED TAX RATE" shall mean the highest effective marginal statutory combined U.S. federal, state and local income tax rate prescribed for an individual residing in New York City (taking into account (i) the deductibility of state and local income taxes for U.S. federal income tax purposes, assuming the limitation of Section 68(a)(2) of the Code applies and taking into account any impact of the Code, and (ii) the character (long-term or short-term capital gain, dividend income or other ordinary income) of the applicable income).

         "PRINCIPAL AMOUNT" shall mean, when used with respect to any particular Note, the principal amount of such Note at its Stated Maturity including any indebtedness evidenced by a Subsequent Initial Note, a Subsequent Additional Note or a Subsequent Extended Note.

         "PROJECTIONS" shall mean the projections of Holdings and the Subsidiaries included in the Information Memorandum and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Holdings, the Borrower or any of the Subsidiaries prior to the Closing Date.

         "PUBLICATION DATE" shall mean the date on which the Offer was published in accordance with the Takeover Act (as defined in Section 5.18).

         "PURCHASE MONEY NOTE" shall mean a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Borrower or any of its Subsidiaries to a Receivables Subsidiary, which note shall be repaid from cash available to the Receivables Subsidiary other than amounts required to be established as reserves, amounts paid to investors in respect of interest and principal and other obligations and amounts paid in connection with the purchase of newly generated receivables.

         "QUALIFIED PROCEEDS" shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith, except that in the event the value of any such assets or Capital Stock may exceed $25.0 million or more, the fair value shall be determined in writing by an independent investment banking firm of nationally recognized standing.

         "QUOTATION DAY" shall mean, with respect to any Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

         "RECEIVABLES FACILITY" shall mean one or more receivables financing facilities, as amended from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants, servicing and indemnities made in connection with such facilities) to the Borrower and all Restricted Subsidiaries (other than any Receivables Subsidiary) pursuant to which the Borrower and/or any of the Restricted Subsidiaries sells its accounts receivable and related assets customarily transferred with such accounts receivable in similar receivables facilities to a Receivables Subsidiary; provided that the aggregate outstanding principal amount of investments by third-party investors or Indebtedness owed to third party lenders at any time with respect to such Receivables Facility shall not exceed $200.0 million.

         "RECEIVABLES FEES" shall mean reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

         "RECEIVABLES SUBSIDIARY" shall mean a Wholly Owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Receivables Facility in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers accounts receivable and related assets customarily transferred with such accounts receivable in similar receivables facilities) that acts as a purchaser of accounts receivable and related assets customarily transferred with such accounts receivable under a Receivables Facility.

         "REFERENCE BANK" shall mean Deutsche Bank AG London.

         "REFINANCING INDEBTEDNESS" shall have the meaning assigned to such term in Section 6.03(b)(xvi).

         "REFUNDING CAPITAL STOCK" shall have the meaning assigned to such term in Section 6.02(b)(ii).

         "REGISTER" shall have the meaning assigned to such term in Section 10.04(b)(iv).

         "REGISTRAR" shall mean the Person acting as Registrar in respect of the Exchange Notes, as described in the Description of Exchange Notes.

         "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "RELATED PARTIES" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "RELEASE" shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

         "REMAINING PRESENT VALUE" shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

         "REPORTABLE EVENT" shall mean any reportable event as defined in
Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

         "REPRESENTATIVE" shall have the meaning assigned to such term in
Section 8.03.

         "REQUIRED LENDERS" shall mean, at any date, Holders having or holding Loans, Commitments and Exchange Notes representing more than 50% of the sum of Loans, Commitments and Exchange Notes outstanding at such date, in each case determined at the Euro Equivalents; provided that if any single Holder would otherwise by itself constitute the Required Lenders, then "Required Lenders" shall mean such Holder and any other Holder.

         "RESPONSIBLE OFFICER" of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

         "RESTRICTED INVESTMENT" shall mean any Investment other than a Permitted Investment.

         "RESTRICTED PAYMENT" shall have the meaning assigned to such term in
Section 6.02(a).

         "RESTRICTED SUBSIDIARY" shall mean, at any time, any direct or indirect Subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that if a Subsidiary that was previously designated an Unrestricted Subsidiary at any time fails to meet the applicable qualifications set forth in the definition of "Unrestricted Subsidiary", such Subsidiary will be deemed to become a Restricted Subsidiary at such time.

         "RESTRUCTURING" shall mean (i) the distribution or sale (in return for an unsecured promissory note of the Company reasonably satisfactory to the Joint Lead Arrangers) to the Company of all the capital stock of CAC, (ii) the sale to Bidco by the Company of all such capital stock in return for an unsecured promissory note of Bidco (which note shall be reasonably satisfactory to the Joint Lead Arrangers), (iii) the sale by Bidco of all or a portion of such capital stock to Parent in return for the cancellation of a portion of the Bidco Loan, (iv) the distribution of any remaining portion of such capital stock by Bidco to Midco, (v) the sale in return for the cancellation of a portion of the intercompany debt owed by Midco to Parent referred to in the recitals to this Agreement, or distribution by Midco to Parent of all such capital stock of CAC that it has acquired, (vi) the Parent Merger and CAC becoming a subsidiary of US Holdco, (vii) the consummation of the other events referred to in the definition of "Restructuring" in the Credit Agreement (as in effect on the date hereof) and
(viii) the satisfaction of clause (iv) of the definition of Collateral and Guarantee Requirements.

         "RESTRUCTURING DATE" shall mean the date after the Domination Agreement has been registered and become effective on which all of the Restructuring has been completed.

         "RETIRED CAPITAL STOCK" shall have the meaning assigned to such term in
Section 6.02(b)(ii).

         "S&P" shall mean Standard & Poor's Ratings Group, Inc.

         "SALE AND LEASE-BACK TRANSACTION" shall have the meaning assigned to such term in Section 6.12.

         "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

         "SECURITIES" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "SECURITIES" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

         "SECURITY DOCUMENTS" shall mean the Pledge Agreement and the Bidco Loan Pledge Agreement, and each of the other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

         "SENIOR INDEBTEDNESS" shall mean the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Borrower, whether outstanding on the Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Loans. Without limiting the generality of the foregoing, "SENIOR INDEBTEDNESS" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

                  (i) all monetary obligations of every nature of the Borrower under, or with respect to, the Senior Secured Facilities, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

                  (ii)     all Hedging Obligations (and guarantees thereof);

in each case whether outstanding on the Closing Date or thereafter incurred.

         Notwithstanding the foregoing, "SENIOR INDEBTEDNESS" shall not include:

                  (i) any Indebtedness of the Borrower (including in respect of Parent CPECs) to Holdings or to a Subsidiary of Holdings;

                  (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of Holdings or any Subsidiary of Holdings (including, without limitation, amounts owed for compensation);

                  (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (including guarantees thereof or instruments evidencing such liabilities);

                  (iv)     Indebtedness represented by Capital Stock;

                  (v) any liability for federal, state, local or other taxes owed or owing by the Borrower;

                  (vi) that portion of any Indebtedness incurred in violation of Section 6.03;

                  (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Borrower; and

                  (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Borrower (including, without limitation, the Exchange Notes, loans under the Senior Subordinated Bridge B Loan Agreement and the Exchange Notes referred to therein).

         "SENIOR SECURED FACILITIES" shall mean the senior secured credit facilities provided pursuant to the Credit Agreement, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, supplemented, modified, renewed, replaced or refinanced from time to time in one or more agreements (in each case with the same or new lenders), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned thereunder or altering the maturity thereof.

         "SENIOR SUBORDINATED BRIDGE B LOAN AGREEMENT" shall mean the Senior Subordinated Bridge B Loan Agreement dated as of the date hereof, among Holdings, the Borrower, the lenders party thereto, and MSSF, as Administrative Agent.

         "SENIOR SUBORDINATED INDEBTEDNESS" shall mean (a) with respect to the Borrower, Indebtedness that ranks pari passu in right of payment to the Loans and the Exchange Notes and (b) with respect to any Guarantor, Indebtedness that ranks pari passu in right of payment to its Guarantee of the Loans and the Exchange Notes.

         "SIGNIFICANT SUBSIDIARY" shall mean any Restricted Subsidiary that would be a "SIGNIFICANT SUBSIDIARY" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "SIMILAR BUSINESS" shall mean the industrial chemicals business and any services, activities or businesses incidental or directly related or similar thereto, or any line of businesses engaged in by the Company, or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

         "SQUEEZE OUT" shall mean the procedures set out in sections 327a et seq. of the German Stock Corporation Act (Aktiengesetz) in respect of the acquisition of shares of the Company by Bidco.

         "STATED MATURITY" shall mean, with respect to any Note, the Final Maturity Date (unless the Loans are not converted pursuant to Section 2.01(b), in which case all references shall mean the Initial Maturity Date).

         "STATUTORY RESERVES ADJUSTMENT" shall mean, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is one and the denominator of which is one minus any reserve, liquid asset or similar requirement established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.

         "SUBORDINATED BRIDGE PAYMENT" shall mean any payment, other than any Excluded Bridge Payment, by the Borrower in respect of Obligations of the Borrower under or in connection with this Agreement and the other Loan Documents.

         "SUBORDINATED INDEBTEDNESS" shall mean (a) with respect to the Borrower, any Indebtedness of the Borrower that is by its terms subordinated in right of payment to the Loans and the Exchange Notes and (b) with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee thereof.

         "SUBSEQUENT EXTENDED NOTE" shall have the meaning assigned to such term in Section 2.06(f).

         "SUBSEQUENT INITIAL NOTE" shall have the meaning assigned to such term in Section 2.06(f).

         "SUBSIDIARY" shall mean, with respect to any Person (herein referred to as the "PARENT"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, controlled or held (or that is, at the time any determination is made, otherwise controlled) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided that Estech GmbH & Co. KG and Estech Managing GmbH shall not constitute subsidiaries.

         "SUBSIDIARY" shall mean, unless the context otherwise requires, a subsidiary of the Borrower.

         "SUCCESSOR COMPANY" shall have the meaning assigned to such term in
Section 6.05(a).

         "SUCCESSOR GUARANTOR" shall have the meaning assigned to such term in
Section 6.05(b).

         "TAX DISTRIBUTION" shall mean any distribution permitted to be paid pursuant to Section 6.02(b)(viii)(B).

         "TAXES" shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority and any and all interest and penalties related thereto.

         "TERM LOAN FACILITY" shall mean the term loan facility provided pursuant to the Senior Secured Facilities.

         "TEST PERIOD" shall mean, on any date of determination, the period of four consecutive fiscal quarters of Holdings then most recently ended (taken as one accounting period).

         "TRANCHE" means, as the context may require, the Loans, Commitments or Exchange Notes constituting Loans denominated in Dollars, Dollar Commitments or Exchange Notes denominated in Dollars, or Loans denominated in Euros, Euro Commitments or Exchange Notes denominated in Euros.

         "TRANSACTION" shall mean, collectively, (i) the transactions to occur on or prior to the Closing Date pursuant to the Transaction Documents, including
(a) the Consummation of the Offer (and the purchase of shares of the Company by Bidco on the Closing Date pursuant to the Offer); (b) the execution and delivery of the Loan Documents and the borrowings hereunder; (c) the Holdco Equity Financing; (d) the incurrence of loans under the Term Loan Facility and the Senior Subordinated Bridge B Loan Agreement; and (e) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing and (ii) the purchase of shares of the Company by Bidco subsequent to the Closing Date pursuant to the Offer during the subsequent offer period, pursuant to a Squeeze Out or otherwise.

         "TRANSACTION DOCUMENTS" shall mean the Offer Document, the Senior Secured Facilities, the Senior Subordinated Bridge B Loan Agreement, the Holdco Equity Commitment Letter and the Loan Documents.

         "UNITED STATES" shall mean the United States of America.

         "UNRESTRICTED SUBSIDIARY" shall mean (i) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Borrower, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary, provided that no Loan Party shall be an Unrestricted Subsidiary. The Board of Directors of the Borrower may designate any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any Subsidiary of the Borrower (other than any Subsidiary of the Subsidiary to be so designated), provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Borrower, (b) such designation complies with the covenants described in Section 6.02, (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary, and (d) such designation would not cause a Default or Event of Default. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and either (A) the Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or
(B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Board of Directors shall be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the board resolution giving effect to such designation and a certificate of a Responsible Officer certifying that such designation complied with the foregoing provisions.

         "US HOLDCO" shall have the meaning assigned to such term in the recitals of this Agreement.

         "VOTING STOCK" of any Person as of any date shall mean the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY" shall mean, when applied to any Indebtedness at any date, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment, by
(ii) the sum of all such payments.

         "WHOLLY OWNED RESTRICTED SUBSIDIARY" shall mean any Wholly Owned Subsidiary that is a Restricted Subsidiary.

         "WHOLLY OWNED SUBSIDIARY" of any Person shall mean a subsidiary of such Person, all of the Equity Interests of which (other than directors' qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or another Wholly Owned Subsidiary of such Person; provided that so long as the Borrower owns, directly or indirectly, at least 75% of the issued and outstanding Equity Interests of the Company, the Company and its Wholly Owned Subsidiaries shall be deemed to constitute Wholly Owned Subsidiaries of the Borrower.

         "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         Section 1.02. Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or any other agreement, instrument or document shall mean such document, agreement or instrument as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein).

         Section 1.03. Currency Calculations. For the purposes of determining compliance with Article 6 with respect to any amount in a currency other than Dollars, amounts shall be deemed to equal the Dollar Equivalent thereof determined using the Exchange Rate calculated as of the Business Day on which such amounts were incurred or expended, as applicable.

         Section 1.04. Effectuation Of Transaction. Each of the representations and warranties of Holdings and the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transaction, unless the context otherwise requires.

         Section 1.05. Morgan Stanley Commitments. References to the Commitment of any Tranche of MSDW under this Agreement shall be construed as references to the aggregate Commitment of such Tranche under this Agreement of MSDW and Morgan Stanley International & Co. Ltd. (in such proportions as MSDW notifies to the Administrative Agent from time to time) and Morgan Stanley International & Co. Ltd. is a party to this Agreement as a Lender to give effect to such Commitment (as so notified).

                                    ARTICLE 2
                                   THE CREDITS

         Section 2.01. Commitment. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make a loan of the applicable Tranche (individually, an "INITIAL LOAN" and collectively, the "INITIAL LOANS") to the Borrower on the Closing Date in a principal amount (i) in the case of Loans denominated in Euros, not to exceed its Euro Commitment and (ii) in the case of Loans denominated in Dollars, not to exceed its Dollar Commitment. Amounts repaid in respect of Initial Loans may not be reborrowed.

         (a) Each Lender agrees, if the Initial Loans have not been repaid prior to the Initial Maturity Date, that the then outstanding principal amount of each of its Initial Loans shall automatically be converted into a loan denominated in the same currency as such Initial Loan (individually, an "EXTENDED LOAN" and collectively, the "EXTENDED LOANS") to the Borrower on the Initial Maturity Date in an aggregate principal amount equal to the then outstanding principal amount of such Initial Loan or Loans (including any accrued interest not required to be paid in cash); provided that if, on the Initial Maturity Date, a Default described in Section 7.01(f) (with respect to Holdings or the Borrower only) shall have occurred and be continuing but such Default is cured before the expiration of the grace period specified in such subsection, such conversion shall take place on the date that such Default is cured; provided, further, that the Initial Loans shall not be so converted and
(i) if an Event of Default described in Section 7.01(e) or 7.01(f) (in each case, with respect to Holdings or the Borrower only) shall have occurred and be continuing on the Initial Maturity Date, shall be due and payable on the Initial Maturity Date or (ii) if a Default described in Section 7.01(f) (with respect to Holdings or the Borrower only) shall have occurred and be continuing on the Initial Maturity Date and such Default is not cured prior to the end of the grace period specified in such subsection, shall be due and payable on the last day of such grace period. Upon the conversion of the Initial Loans into Extended Loans, each Lender shall cancel on its records a principal amount of the Initial Loans held by such Lender corresponding to the principal amount of the Extended Loans issued by such Lender, which corresponding principal amount of the Initial Loans shall be satisfied by the conversion of such Initial Loans into Extended Loans in accordance with this Section 2.01(b). Amounts repaid in respect of Extended Loans may not be reborrowed.

         Section 2.02. Loans And Borrowings. (a) Each Initial Loan shall be made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Each Lender at its option may make any Loan by causing any branch or Affiliate of such Lender to make such Loan; provided that the making of such Loan by such branch or Affiliate will not contravene or otherwise be subject to any limitation or restriction imposed by Regulation T, U or X; and provided further that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.11, 2.13 or 2.16 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

         Section 2.03. Request for Borrowing. To request the Borrowing of the Initial Loans, the Borrower shall notify the Administrative Agent of such request by telephone not later than 11:00 a.m., Local Time, two Business Days before the date of the proposed Borrowing. Such telephonic request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information:

                  (i) the aggregate amount of the requested Borrowing and currency (expressed in Dollars or Euros);

                  (ii) the date of such Borrowing, which shall be a Business Day; and

                  (iii) the location and number of the Borrower's account to which funds are to be disbursed.

         Promptly following receipt of the Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

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

         Section 2.04. Funding Of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in Dollars or Euros, as applicable, by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in London and designated by the Borrower in the applicable Borrowing Request.

         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount (with demand to be first made on such Lender if legally possible) with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, (x) the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of a Borrowing denominated in Dollars) or (y) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (in the case of a Borrowing denominated in Euros) or (ii) in the case of the Borrower, the interest rate applicable to the Loans calculated in accordance with Section
2.09. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         Section 2.05. Termination And Reduction Of Commitments. (a) The Commitments will terminate at 5 p.m., Local Time, on the Closing Date or, if earlier, on the Early Termination Date should such date occur.

         (b) The Borrower may at any time prior to the Closing Date, without premium or penalty, terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments shall be in an amount that is an integral multiple of (euro)1.0 million and not less than
(euro)1.0 million (or, if less, the remaining amount of the Commitments).

         (c) The Borrower shall notify the Administrative Agent of any election (which notice may be given telephonically if promptly confirmed in writing) to

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

terminate or reduce the Commitments under Section 2.05(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

         Section 2.06. Repayment of Loans; Evidence of Debt. (a) Subject to
Section 2.01(b), the Initial Loans will mature on the Initial Maturity Date and, to the extent then unpaid, will automatically be converted into Extended Loans or become due and payable pursuant to Section 2.01(b).

         (b) The Extended Loans will mature on the Final Maturity Date. Each Extended Loan shall bear interest as described in Section 2.09 from the Extension Date until such Loan shall be paid in full or exchanged for an Exchange Note pursuant to Section 5.16 hereof.

         (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount and currency of each Loan made hereunder (ii) the amount of any principal or interest due and payable or to become due and payable (including, without limitation, any PIK Interest Amount and any interest payable thereon) from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (e)      The entries made in the accounts maintained pursuant to
Section 2.06(c) and 2.06(d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

         (f) To the extent requested by any Lender, the Borrower shall execute and deliver to such Lender an Initial Note of the applicable Tranche dated the Closing Date substantially in the form of Exhibit C-1 hereto to evidence the portion of the Initial Loan of such Tranche made by such Lender and with

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

appropriate insertions ("ORIGINAL INITIAL NOTES"). On each Interest Payment Date prior to the Initial Maturity Date on which the Borrower shall have elected to pay any interest through the issuance of additional Notes pursuant to Section 2.09(g), to the extent requested by any Lender, the Borrower shall execute and deliver to such Lender on such Interest Payment Date a note dated such Interest Payment Date substantially in the form of Exhibit C-1 hereto in a principal amount equal to such Lender's pro rata portion of any PIK Interest Amount and with other appropriate insertions (each a "SUBSEQUENT INITIAL NOTE" and, together with the Original Initial Notes, the "INITIAL NOTES"). A Subsequent Initial Note shall bear interest from the date of its issuance at the same rate borne by all Initial Notes of the applicable Tranche at the date of issuance and from time to time thereafter. Unless converted to an Exchange Note and to the extent requested by any Lender, the Borrower shall execute and deliver to such Lender an Extended Note dated the Initial Maturity Date substantially in the form of Exhibit C-2 hereto to evidence the Extended Loan made on such date, in the principal amount of, and in the same currency as, the Initial Notes held by such Lender on such date and with other appropriate insertions (collectively, the "ORIGINAL EXTENDED NOTES"). On or after the Initial Maturity Date, on each Interest Payment Date prior to the Final Maturity Date on which the Borrower shall have elected to pay any interest through the issuance of additional Notes pursuant to Section 2.09(g), to the extent requested by any Lender, the Borrower shall execute and deliver to such Lender on such Interest Payment Date an Extended Note dated such Interest Payment Date substantially in the form of Exhibit C-2 hereto in a principal amount equal to such Lender's pro rata portion of any PIK Interest Amount and with other appropriate insertions (each a "SUBSEQUENT EXTENDED NOTE" and, together with the Original Extended Notes, the "EXTENDED NOTES"). A Subsequent Extended Note shall bear interest from the date of its issuance at the same rate borne by all Extended Notes of the applicable Tranche at the date of issuance and from time to time thereafter.

         (g) Each Lender will have the option at any time or from time to time after the Initial Maturity Date to receive Exchange Notes in exchange for the Extended Loans of such Lender then outstanding pursuant to Section 5.16 of this Agreement. The principal amount of the Exchange Notes will equal 100% of the aggregate principal amount (including any accrued PIK Interest Amount) of the Extended Loans for which they are exchanged. The Exchange Notes will be denominated in the same currency as the Extended Loans for which they are exchanged. If a Default shall have occurred and be continuing on the date of such exchange, any notices given or cure periods commenced while the Initial Loans or Extended Loans were outstanding shall be deemed given or commenced (as of the actual dates thereof) for all purposes with respect to the Exchange Notes (with the same effect as if the Exchange Notes had been outstanding as of the actual dates thereof).

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

         Section 2.07 . Prepayment Of Loans. (a) Voluntary Prepayments. Subject to any limitations imposed by the Senior Secured Facilities, the Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.12), in an aggregate principal amount that is an integral multiple of (euro)1.0 million and not less than (euro)1.0 million or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.07(c). Whenever the Borrower makes a voluntary prepayment of the Loans under this Section 2.07(a), it shall make a ratable redemption of the Floating Rate Notes.

         (b) Mandatory Prepayments. On each occasion that a Prepayment Event occurs (but subject to Section 2.07(e) and 2.07(f)), the Borrower shall, within 10 Business Days after the occurrence of such Prepayment Event, prepay the Loans in an aggregate amount equal to (1) in the case of a Permanent Securities Prepayment Event, 100% of the Net Proceeds therefrom, (2) in the case of a Debt Incurrence Prepayment Event, 100% of the Net Proceeds therefrom, (3) in the case of an Equity Issuance Prepayment Event, 50% of the Net Proceeds therefrom and (4) in the case of an Asset Sale Prepayment Event, 100% of the Net Proceeds therefrom less the sum of (x) in the case of clause (4), ratable amounts payable to the Holders of Floating Rate Notes and Fixed Rate Notes which have accepted an Asset Sale Offer pursuant to the Exchange Note Indenture (as described in the Description of Exchange Notes) and (y) ratable amounts payable (and paid) pursuant to Section 2.07(b) of the Senior Subordinated Bridge B Loan Agreement (as in effect on the date hereof) as a result of such Prepayment Event. Whenever the Borrower makes a mandatory prepayment of the Loans under clause (4) of this paragraph, it shall make a ratable payment with respect to the Exchange Notes to the extent that the Borrower is required to offer to purchase any of the Exchange Notes pursuant to the terms of the Exchange Note Indenture (as described in the Description of Exchange Notes) and such offer is accepted by any applicable Holders.

         (c) Notice of Prepayments. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment of any Borrowing hereunder (other than a scheduled mandatory prepayment made pursuant to Section 2.07(g)) not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly after it receives any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.

         (d) Application to Loans. (i) Upon receipt of any amount payable to the Lenders pursuant to Section 2.07(a), 2.07(b) or 5.17, the Administrative Agent shall distribute such amount in the following order: First, to the payment of all expenses due and payable to the Agents under Section 10.05; Second, to the payment of all expenses due and payable to the Lenders under Section 10.05, ratably among the Lenders in accordance with the aggregate amount of such payments owed to each such Lender; Third, to the payment of interest (other than any PIK Interest Amount) then due and payable on each Tranche of the Loans, ratably among the Lenders in accordance with the aggregate amount of interest owed to each such Lender; and Fourth, to the payment of the principal amount of each Tranche of the Loans (including all amounts paid as a PIK Interest Amount) that is then due and payable, ratably among such Lenders in accordance with the aggregate principal amount owed to each such Lender.

                  (ii) Repayments of Borrowings shall be accompanied by accrued interest on the amount repaid.

         (e) Application to Other Indebtedness. Notwithstanding anything to the contrary in this Agreement, the Borrower is not obligated to apply Net Proceeds to the prepayment of the Loans and purchase of Exchange Notes (other than the Net Proceeds of the issuance of the Permanent Securities) to the extent that such Net Proceeds are required to be and are applied pursuant to the Senior Secured Facilities in satisfaction of obligations under the Senior Secured Facilities.

         (f) Temporary Investment. Pending the final application of any Net Proceeds pursuant to this Section 2.07, Holdings, the Borrower or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in Cash Equivalents.

         (g) AHYDO Payments. (i) The Borrower shall make cash payments of interest and (to the extent set forth in Section 2.07(g)(ii)) principal repayments with respect to the Loans on each Interest Payment Date set forth in
Schedule 2.07(g) in the aggregate amount set forth opposite such Interest Payment Date on such Schedule.

                  (ii) Upon receipt of any amount payable to the Lenders pursuant to Section 2.07(g)(i), the Administrative Agent shall distribute such amount in the following order: First, to the payment of any interest then due and payable on the Loans up to the PIK Interest Amount, ratably among the Lenders in accordance with the aggregate amount of interest owed to each such Lender; and Second, to the payment of the principal amount of the Loans, ratably among such Lenders in accordance with the aggregate principal amount owed to each such Lender.

         Section 2.08. Fees. The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter dated on or about the date hereof, as amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the "FEES").

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

All Fees shall be paid on the dates due in immediately available funds and, once paid, shall not be refundable under any circumstances.

         Section 2.09. Interest. (a) The unpaid principal amount of each Initial Loan denominated in Dollars shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Applicable Margin plus the Adjusted LIBO Rate in effect from time to time.

         (b) The unpaid principal amount of each Initial Loan denominated in Euros shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Applicable Margin plus the EURIBOR in effect from time to time.

         (c) The unpaid principal amount of each Extended Loan denominated in Dollars shall bear interest for the period from and including the Extension Date to, but excluding, the earlier of (i) maturity thereof (whether by acceleration or otherwise) and (ii) the date of exchange for an Exchange Note, at a rate equal to the greater of (A) 13% and (B) for the three-month period commencing on the Extension Date, the interest rate determined in accordance with Section 2.09(a) in effect on the day immediately preceding the Extension Date plus 50 basis points, which amount in this clause (B) shall increase by an additional 50 basis points each three-month period thereafter.

         (d) The unpaid principal amount of each Extended Loan denominated in Euros shall bear interest for the period from and including the Extension Date to, but excluding, the earlier of (i) maturity thereof (whether by acceleration or otherwise) and (ii) the date of exchange for an Exchange Note at a rate per annum equal to the greater of (A) 13% and (B) for the three-month period commencing on the Extension Date, the interest rate, determined in accordance with Section 2.09(b) in effect on the day immediately preceding the Extension Date plus 50 basis points, which amount in this clause (B) shall increase by an additional 50 basis points each three-month period thereafter.

         (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, to the extent permitted by applicable law, the rate set forth in clause (i) of this sentence; provided that this Section 2.09(e) shall not apply to any payment default that has been waived by the Lenders pursuant to Section 10.08.

         (f) Accrued interest on each Loan shall be payable (i) in respect of each Initial Loan, quarterly in arrears on the last day of each Interest Period applicable thereto (or, if any Interest Period shall be for a period of less than three months, on the next date that is three months after the previous Interest Payment Date) and on the Initial Maturity Date (and, if later, the Extension Date), (ii) in respect of each Extended Loan, in arrears on the last day of each three-month period referred to in Section 2.09(c) or Section 2.09(d), as applicable, on the date on which such Extended Loan is exchanged for an Exchange Note as contemplated hereby and on the Final Maturity Date, (iii) on the date of any prepayment (on the amount prepaid), (iv) at maturity (whether by acceleration or otherwise), and (v) after maturity, on demand (each such date referred to in clauses (i), (ii), (iii), (iv) and (v) being an "INTEREST PAYMENT DATE"); provided that interest accrued pursuant to Section 2.09(e) shall be payable on demand.

         (g) Notwithstanding the foregoing clauses but without giving effect to any increase in the interest rates pursuant to Section 2.09(e), the interest rate borne by the Loans shall not exceed 15.00% per annum. To the extent the interest on any Loan exceeds a rate of 13.50% per annum, the Borrower may elect (i) to pay such interest in excess of 13.50% in cash, (ii) to pay such interest in excess of 13.50% through the issuance of Subsequent Initial Notes or Subsequent Extended Notes, as the case may be, in an aggregate principal amount equal to all or a portion of such PIK Interest Amount to be paid or (iii) to add such PIK Interest Amount to the principal amount of such Loan.

         (h) All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable EURIBOR, Adjusted LIBO Rate and LIBO Rate shall be determined by the Administrative Agent, and such determination shall be prima facie evidence thereof.

         (i) The Borrower agrees, on each anniversary of the Closing Date (or at such other times as the Administrative Agent may reasonably request), to confirm in writing to the Administrative Agent that it consents to the capitalization of interest accrued since the Closing Date or since the date of its last confirmation and payable in respect of the Loans to the extent contemplated hereby.

         Section 2.10. Alternate Rate Of Interest. If prior to the commencement of any Interest Period:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the EURIBOR, Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

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

         (b) the Administrative Agent is advised by the Required Lenders that the EURIBOR, Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, such Borrowing shall bear interest at such rate as the Required Lenders and the Borrower shall agree adequately reflects the costs to the Lenders of making or maintaining their Loans (or, if at the expiration of 20 days from the giving of such notice by the Administrative Agent, the Required Lenders and the Borrower shall not have reached an agreement, such Loans will bear interest at a rate per annum specified by each affected Lender to represent its cost of funds therefor plus the Applicable Margin (or the margin then in effect)).

         Section 2.11. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or those for which payment has been requested pursuant to Section 2.16); or

                  (ii) impose on any Lender or the London interbank market or any other relevant market any other condition affecting this Agreement or the Loans made by such Lender (except those for which payment has been requested pursuant to Section 2.16);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), in each case in an amount determined to be material by such Lender, then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) and in an amount determined to be material by such Lender, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in Section 2.11(a) or 2.11(b) (as well as reasonably detailed calculations thereof) shall be delivered to the Borrower and shall be prima facie evidence of the amounts thereof. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.11, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

         Section 2.12. Break Funding Payments. In the event of (a) the payment of any principal of any Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow or prepay any Loan on the date specified in any notice delivered pursuant hereto or (c) the assignment of any Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.15, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Loan, such loss, cost or expense to any Lender shall be deemed to be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the EURIBOR, Adjusted LIBO Rate or LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Euros or Dollars of a comparable amount and period from other banks in the Eurodollar or other relevant market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be prima facie evidence of the amounts thereof. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         Section 2.13. Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) any Agent or Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Each Loan Party shall indemnify the Agents and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent or Lender, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), to the extent such Lender is legally entitled to do so, at the

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time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as may reasonably be requested by the Borrower to permit such payments to be made without such withholding tax or at a reduced rate; provided that no Lender shall have any obligation under this paragraph (e) with respect to any withholding Tax imposed by any jurisdiction other than the United States if in the reasonable judgment of such Lender such compliance would subject such Lender to any material unreimbursed cost or expense or would otherwise be disadvantageous to such Lender in any material respect.

         (f) If an Agent or a Lender determines, in good faith and in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.13, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.13 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Agent or Lender in good faith and in its sole discretion and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of such Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other Person.

         Section 2.14. Payments Generally; Pro Rata Treatment; Sharing Of Set-offs. (a) Unless otherwise specified, the Borrower shall make each payment required to be made by it under the Loan Documents (whether of principal, interest, fees or of amounts payable under Section 2.11, 2.12, 2.13 or 2.16, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Section 2.11, 2.12, 2.13, 2.16 and 10.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment

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

hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of (i) principal or interest in respect of any Loan shall be made in the currency in which such Loan is denominated, or
(ii) any other amount due hereunder or under another Loan Document shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

         (b) Except as otherwise provided in Section 2.07(d)(i) or 2.07(g)(ii), if at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest (other than any PIK Interest Amount) and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal (including all amounts paid as a PIK Interest Amount) then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

         (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.14(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.14(c) shall apply).

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

         (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at (i) the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in Dollars) and (ii) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (in the case of an amount denominated in Euros).

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.14(d) or 9.05, the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         Section 2.15. Mitigation Obligations; Replacement Of Lenders. (a) If any Lender requests compensation under Section 2.11 or 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11, 2.13 or 2.16, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.11 or 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, or is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the

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

restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.11 or 2.16 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.15 shall be deemed to prejudice any rights that any Borrower may have against any Lender that is a Defaulting Lender.

         (c) If any Lender (such Lender, a "NON-CONSENTING LENDER") has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 10.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that: (a) all Bridge Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 10.04.

         Section 2.16. Additional Reserve Costs. (a) For so long as any Lender is required to make special deposits with the Bank of England and/or the Financial Services Authority (or, in either case any other authority which replaces all or any of its functions) and/or the European Central Bank or comply with reserve assets, liquidity, cash margin or other requirements of the Bank of England and/or the Financial Services Authority (or, in either case any other authority which replaced all or any of its functions) and/or the European Central Bank, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender's Loans, such Lender shall be entitled to require the Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a percentage rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formulae and in the manner set forth in Exhibit I hereto.

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

         (b) Any additional interest owed pursuant to paragraph (a) above shall be determined by the applicable Lender, which determination shall be prima facie evidence of the amount thereof, and notified to the Borrower (with a copy to the Administrative Agent) at least 10 days before each date on which interest is payable for the applicable Loan, and such additional interest so notified to the Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

         Section 2.17. Illegality. If any Lender reasonably determines that any change in law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Loans, then (x) within 15 days of notice thereof by such Lender to the Borrower through the Administrative Agent, the Administrative Agent and the Borrower shall enter into negotiations in good faith with a view to agreeing on an alternative rate of interest acceptable to the Borrower to make, fund or maintain the affected Loans and (y) if, at the expiration of 20 days from the giving of such notice by the Administrative Agent, the Administrative Agent and the Borrower shall not have reached agreement, such Loans will bear interest at a rate per annum specified by such Lender to represent its cost of funds therefor plus the Applicable Margin.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES.

         Each of Holdings and the Borrower represents and warrants to each of the Lenders that:

         Section 3.01. Organization; Powers. Except as set forth on Schedule 3.01, each of Holdings, the Borrower and each of the Material Subsidiaries (a) is a partnership, limited liability company, exempted company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

         Section 3.02. Authorization. The execution, delivery and performance by Holdings, the Borrower, and each of their Subsidiaries of each of the Loan

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

Documents to which it is a party, and the borrowings hereunder (a) have been duly authorized by all corporate, stockholder, shareholder, limited liability company or partnership action required to be obtained by Holdings, the Borrower and such Subsidiaries and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any such Subsidiary, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, the Borrower or any such Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any material property or assets now owned or hereafter acquired by Holdings, Borrower or any such Subsidiary, other than the Liens created by the Loan Documents.

         Section 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

         Section 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by, any Governmental Authority is or will be required in connection with the Transaction, except for
(a) the filing of Uniform Commercial Code financing statements, (b) such as have been made or obtained and are in full force and effect, (c) such actions, consents and approvals the failure to be obtained or made which could not reasonably expected to have a Material Adverse Effect and (d) filings or other actions listed on Schedule 3.04.

         Section 3.05. Financial Statements. (a) Holdings has heretofore furnished to the Lenders the audited consolidated balance sheet as of December 31, 2002 and the related audited consolidated statements of income and cash flows of the Company and its subsidiaries for the year ended December 31, 2002 and the

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

unaudited interim consolidated balance sheet as of September 30, 2003 and the related unaudited interim consolidated statements of income and cash flows of the Company and its subsidiaries for the nine months ended September 30, 2003, which were prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the period then ended (in the case of the unaudited interim statements, subject to normal year-end adjustments and the absence of notes).

         (b) Holdings has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of December 31, 2003 prepared giving effect to the Transaction as if the Transaction had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the assumptions believed by Holdings and the Borrower to have been reasonable at the time made and to be reasonable as of the Closing Date (it being understood that such assumptions are based on good faith estimates with respect to certain items and that the actual amounts of such items on the Closing Date is subject to variation and that purchase accounting will not have been applied), (ii) subject to the assumptions and qualifications described therein, accurately reflects all adjustments necessary to give effect to the Transaction and (iii) subject to the assumptions and qualifications described therein, presents fairly, in all material respects, the pro forma consolidated financial position of Holdings and its consolidated Subsidiaries as of December 31, 2003, as if the Transaction had occurred on such date.

         Section 3.06. No Material Adverse Effect. Since December 31, 2002 (but after giving effect to the Transaction) no Material Adverse Effect has occurred.

         Section 3.07. Title To Properties; Possession Under Leases. (a) Each of Holdings, the Borrower and the Material Subsidiaries has good and valid record fee simple title (insurable at ordinary rates) to, or valid leasehold interests in, or easements or other limited property interests in, all its properties and assets, except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.04 or arising by operation of law.

         (b) Each of Holdings, the Borrower and the Material Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of Holdings, the Borrower and each of the Material Subsidiaries enjoys peaceful and undisturbed possession under all such leases,

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

other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (c) Each of Holdings, the Borrower and the Material Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         Section 3.08. Subsidiaries. (a) On the Closing Date, after giving effect to the Transaction, the corporate structure of Holdings and its Subsidiaries is in all material respects as set forth on Schedule 3.08(a) and on the Restructuring Date, after giving effect to the Restructuring, the corporate structure of Holdings and its Subsidiaries shall in all material respects be as set forth on a Schedule delivered to the Lenders prior to the Restructuring Date, such Schedule, to the extent it contains changes to the structure set forth on Schedule 3.08(a) not provided for in the definition of "Restructuring Date" or expressly permitted by the terms hereof, to be reasonably satisfactory to the Administrative Agent.

         (b) Schedule 3.08(b) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each Material Subsidiary and, as to each such Material Subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such Material Subsidiary, subject to such changes as are reasonably satisfactory to the Administrative Agent.

         (c) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other similar agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Equity Interests of Holdings, the Borrower, the Company or any of the Material Subsidiaries, except as set forth on Schedule 3.08(c).

         (d)      Except to the extent, if any, specified for a Subsidiary in
Schedule 1.01(a), each Subsidiary listed on Schedule 1.01(a) owns no property other than de minimis assets and conducts no business other than de minimis business.

         Section 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of Holdings or the Borrower, threatened in

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

writing against or affecting Holdings or the Borrower or any of their Subsidiaries or any business, property or rights of any such Person which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially adversely affect the Transaction.

         (b) None of Holdings, the Borrower, the Material Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permit), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         Section 3.10. Federal Reserve Regulations. (a) None of Holdings, the Borrower and their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) No part of the proceeds of any Loan or of the Senior Secured Facilities or the loans under the Senior Subordinated Bridge B Loan Agreement will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

         Section 3.11. Investment Company Act; Public Utility Holding Company Act. None of Holdings, the Borrower and their Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         Section 3.12. Use Of Proceeds. (a) On the Closing Date, the proceeds of the Loans in an amount equal to at least the Bidco Contribution Amount (as hereinafter defined) will, upon receipt thereof by the Borrower, be lent by the Borrower to LP GmbH and Midco. The Borrower shall apply any remaining amount of the proceeds of the Loans: (i) to pay fees and expenses payable by the Borrower in connection with the Transaction, (ii) whenever and to the extent necessary to finance further purchases of Company Shares, to make additional intercompany loans to LP GmbH and Midco, (iii) to pay interest on the Loans and interest payable under the Senior Subordinated Bridge B Loan Agreement, in each case to the extent the interest received by the Borrower under the Initial Intercompany Loans is not sufficient for such purposes and (iv) after the date the

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

Domination Agreement has been registered and become effective, for general corporate purposes.

         (b) Upon receipt thereof, LP GmbH and Midco will apply the proceeds of each of the intercompany loans from the Borrower referred to in clause (a) (less any amount required to pay interest on such intercompany loans on and prior to the Extension Date) to make direct and indirect contributions to Bidco's common equity.

         (c) Bidco shall apply the proceeds of each contribution to its common equity solely (A) until the Extension Date, to pay interest payable under the Bidco Loan, (B) to pay amounts payable on the Closing Date as consideration for the Offer and (C) to pay any fees and expenses payable in connection with the Transaction to the extent not paid by either Holdings or the Borrower (the aggregate of the amounts referred to in clauses (A), (B) and (C), the "BIDCO CONTRIBUTION AMOUNT"), (D) to finance purchases of Company Shares and (E) after the date the Domination Agreement has been registered and become effective, for general corporate purpose.

         Section 3.13. Tax Returns. Except as set forth on Schedule 3.13:

         (a)      each of Holdings, the Borrower and the Material Subsidiaries
(i) has timely filed or caused to be timely filed all federal, state, local and non-U.S. Tax returns required to have been filed by it that are material to such companies taken as a whole and each such Tax return is true and correct in all material respects and (ii) has timely paid or caused to be timely paid all material Taxes shown thereon to be due and payable by it and all other material Taxes or assessments, except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings, the Borrower or any of the Material Subsidiaries (as the case may be) has set aside on its books adequate reserves;

         (b) each of Holdings, the Borrower and the Material Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all Taxes due with respect to all periods or portions thereof ending on or before the Closing Date, which Taxes, if not paid or adequately provided for, could reasonably be expected to have a Material Adverse Effect; and

         (c) as of the Closing Date, with respect to each of Holdings, the Borrower and the Material Subsidiaries, (i) there are no material audits, investigations or claims being asserted in writing with respect to any Taxes,
(ii) no presently effective waivers or extensions of statutes of limitation with respect to Taxes have been given or requested and (iii) no material Tax returns are being examined by, and no written notification of intention to examine has been

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received from, the Internal Revenue Service or, with respect to any material potential Tax liability, any other Taxing authority.

         Section 3.14. No Material Misstatements. (a) All written information (other than the Projections, estimates and information of a general economic nature) (the "INFORMATION") concerning Holdings, the Borrower, their Subsidiaries, the Transaction and any other transactions contemplated hereby included in the Offer Document and/or (after the preparation and delivery thereof) the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transaction (as such Information may have been supplemented in writing prior to the Closing Date) or the other transactions contemplated hereby, when taken as a whole, were true and correct in all material respects, as of the date such Information was furnished to the Lenders and (in the case of such Information delivered prior to the Closing
Date) as of the Closing Date and did not contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

         (b) The Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transaction or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof and as of the Closing Date, and (ii) as of the Closing Date, have not been modified in any material respect by the Borrower.

         Section 3.15. Employee Benefit Plans. (a) Each of the Borrower, Holdings, the Material Subsidiaries and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred during the past five years as to which the Borrower, Holdings, any of the Material Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed and reports the failure of which to file could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the excess of the present value of all benefit liabilities under each Plan of the Borrower, Holdings, the Material Subsidiaries and the ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, over the value of the assets of such Plan could not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all benefit

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liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) as of the last annual valuation dates applicable thereto for which valuations are available, over the value of the assets of all such under funded Plans could not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events which have occurred or for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. None of the Borrower, Holdings, the Material Subsidiaries and the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has had or could reasonably be expected to have, through increases in the contributions required to be made to such Plan or otherwise, a Material Adverse Effect.

         (b) Each of Holdings, the Borrower and the Material Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that could not reasonably be expected to have a Material Adverse Effect.

         Section 3.16. Environmental Matters. Except as disclosed in Schedule
3.16 and except as to matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (i) no written notice, request for information, order, complaint or penalty has been received by the Borrower or any of the Material Subsidiaries relating to the Borrower or any of the Material Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings relating to the Borrower or any of the Material Subsidiaries pending or, to the knowledge of the Borrower, threatened which allege a violation of or liability under any Environmental Laws, (ii) each of the Borrower and the Material Subsidiaries has all environmental permits necessary for its current operations to comply with all applicable Environmental Laws and is, and since January 1, 2001 has been, in compliance with the terms of such permits and with all other applicable Environmental Laws, (iii) there has been no written environmental audit conducted since January 1, 2000 by the Borrower or any of the Material Subsidiaries of any property currently owned or leased by the Borrower or any of the Material Subsidiaries which has not been made available to the Administrative Agent prior to the date hereof, (iv) no Hazardous Material is located at any property currently owned, operated or leased by the Borrower or any of the Material Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of the Material Subsidiaries under any Environmental Laws, and no Hazardous Material has been

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

generated, owned or controlled by the Borrower or any of the Material Subsidiaries and transported to or released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of the Material Subsidiaries under any Environmental Laws, and (v) there are no acquisition agreements entered into after December 31, 2000 in which the Borrower or any of the Material Subsidiaries has expressly assumed or undertaken responsibility for any liability or obligation of any other Person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the date hereof.

         Section 3.17. Security Documents. Each Security Document is effective to create in favor of the Collateral Agent (for the benefit of the Pledgees) following the Delisting a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledge Agreement, when (i) certificates, if any, representing the Collateral described therein are delivered to the Collateral Agent (or the respective claims for delivery have been assigned to the Collateral Agent) or (ii) such certificates, if any, are deposited in the Securities Account (as defined therein), the Collateral Agent (for the benefit of the Pledgees) following the Delisting shall have a fully perfected Lien on, and security interest in, all right, title and interest of Bidco in such Collateral and the proceeds thereof, as security for the Bridge Obligations. In the case of the Bidco Loan Pledge Agreement, when Bidco is notified of the pledge of the Bidco Loan by Parent pursuant to the Bidco Loan Pledge Agreement, the Collateral Agent (for the benefit of the Pledgees) following the Delisting shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Parent in the Collateral referred to therein and the proceeds thereof, as security for the Bridge Obligations. The security interests referred to in the preceding two sentences are prior and superior in right to any other Person; provided that the "Bridge Obligations" (as defined in the Senior Subordinated Bridge B Loan Agreement as in effect on the date hereof) shall be secured on a pari passu basis with the Bridge Obligations following the Delisting.

         Section 3.18. Solvency. (a) (A) Both (x) immediately after giving effect to the Transaction and (y) on the Restructuring Date, (i) the fair value of the assets of Holdings and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of Holdings and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Holdings and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Holdings and its Subsidiaries on a consolidated

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

basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date and (B) after giving effect to the Transaction and prior to the Restructuring Date, Parent (x) has not ceased, and does not expect that it will cease, making payments on its liabilities when due and (y) can, and expects that it can, obtain credit in the ordinary course of business.

         (b) Neither Holdings nor the Borrower intends to, and does not believe that it or any of the Material Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

         Section 3.19. Labor Matters. There are no strikes pending or threatened against Holdings, the Borrower or any of the Material Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of Holdings, the Borrower and the Material Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from Holdings, the Borrower or any of the Material Subsidiaries or for which any claim may be made against Holdings, the Borrower or any of the Material Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings, the Borrower or such Material Subsidiary to the extent required by GAAP. Except as set forth on
Schedule 3.19, consummation of the Transaction will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any of the Material Subsidiaries (or any predecessor) is a party or by which Holdings, the Borrower or any of the Material Subsidiaries (or any predecessor) is bound, other than collective bargaining agreements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         Section 3.20. Insurance. Schedule 3.20 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, the Borrower or the Material Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect. The Borrower believes that the insurance maintained by or on behalf of Holdings, the Borrower and the Material Subsidiaries is adequate.

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

                                    ARTICLE 4
                              CONDITIONS OF LENDING

         Section 4.01. Initial Loans. The obligations of the Lenders to make the Initial Loans are subject to the satisfaction of the following conditions on the date of the Borrowing of the Initial Loans:

         (a) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

         (b) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

         (c) The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders, a favorable written opinion of (i) Simpson Thacher & Bartlett LLP, special counsel for Holdings and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and
(ii) local U.S. and/or foreign counsel reasonably satisfactory to the Administrative Agent as specified on Schedule 4.01(c), in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents and the Transaction as the Administrative Agent shall reasonably request, and each of Holdings and the Borrower hereby instructs its counsel to deliver such opinions.

         (d) The Administrative Agent shall have received in the case of each Person that is a Loan Party on the Closing Date each of the items referred to in clauses (i), (ii) and (iii) below:

                  (i) a copy of the certificate or articles of incorporation, memorandum and articles of association, partnership agreement or limited liability agreement, including all amendments thereto, of each such Loan Party, (A) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing under the jurisdiction of its organization (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official),
         (B) in the case of a partnership or limited liability company, certified by the manager, Secretary or Assistant Secretary or other appropriate officer of each such Loan Party or (C) in the case of a Cayman Islands exempted company, a copy of the memorandum and articles of association of such company stamped as registered and filed as of a recent date by the Registrar of Companies in the Cayman Islands;

                  (ii) a certificate of the manager, director, Secretary or Assistant Secretary or similar officer of each such Loan Party dated the Closing Date and certifying:

                           (A) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

                           (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

                           (C)      that the certificate or articles of
                  incorporation, memorandum and articles of association, partnership agreement or limited liability agreement of such Loan Party have not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

                           (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

                           (E) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such Person, threatening the existence of such Loan Party; and

                  (iii) to the extent customarily provided in the applicable jurisdiction, a certificate of another officer, director or attorney-in-fact as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above.

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

         (e) Each of the Holdco Equity Financing and the borrowing of the loans under the Senior Subordinated Bridge B Loan Agreement shall have been consummated as described in the recitals of this Agreement.

         (f) The Administrative Agent shall have received all fees payable to it, Deutsche Bank AG London or any other Lender on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Davis Polk & Wardwell and U.S. and foreign local counsel) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

         (g) Holdings or the Borrower shall not have cancelled or rescinded this Agreement or the Commitments hereunder.

         (h) The Offer shall have been accepted with respect to at least 75% of the registered ordinary shares of the Company outstanding at the end of the acceptance period under the Offer, excluding treasury shares.

         (i) At the time of and immediately after giving effect to the Borrowing, (i) no Major Default shall have occurred and be continuing and (ii) the representations and warranties contained in Section 3.01(a), (b) and (d) and
3.02 with respect to Holdings, Parent and/or Bidco and Section 3.10 shall be true and correct in all material respects.

         Section 4.02. Certain Funds Period. For the avoidance of doubt, during the Certain Funds Period (other than as referred to above) no Lender shall (a) exercise any right to terminate the obligation to make any Loan, (b) exercise any right of rescission in respect of this Agreement or in respect of a Loan or
(c) exercise any right of acceleration, termination, cancellation or set-off in respect of any Loan (other than set-off in respect of fees, costs and expenses as agreed in the funds flow document).

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

         Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and (other

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

than in the case of Sections 5.04 and 5.05) will cause each of the Material Subsidiaries to:

         Section 5.01. Existence; Business And Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by a Borrower or a Wholly Owned Subsidiary of a Borrower in such liquidation or dissolution; provided that Subsidiaries that are Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties and Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries.

         (b) Do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) comply in all material respects with all material applicable laws, rules, regulations and material judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted and (iii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

         Section 5.02. Insurance. Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses and maintain such other insurance as may be required by law or any other Loan Document.

         Section 5.03. Taxes. Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, and Holdings, the Borrower or the affected

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

Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto.

         Section 5.04. Financial Statements, Reports, Etc. Furnish to the Administrative Agent (which will furnish such information to the Lenders):

         (a) within 90 days after the end of each fiscal year, a consolidated balance sheet and related consolidated statements of operations, cash flows and owners' equity showing the financial position of Holdings and the Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year, with all consolidated statements audited by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of Holdings and the Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by Holdings of Annual Reports on Form 10-K of Holdings and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such Annual Reports include the information specified herein);

         (b) within 45 days (75 days in the case of the fiscal quarter ending June 30, 2004) after the end of each of the first three fiscal quarters of each fiscal year commencing with the fiscal quarter ending June 30, 2004, a consolidated balance sheet and related consolidated statements of operations and cash flows showing the financial position of Holdings and the Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, all certified by a Financial Officer of Holdings, on behalf of Holdings, as fairly presenting, in all material respects, the financial position and results of operations of Holdings and the Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) (it being understood that the delivery by Holdings of Quarterly Reports on Form 10-Q of Holdings and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such Quarterly Reports include the information specified herein);

         (c) (x) concurrently with any delivery of financial statements under (a) or (b) above, (A) a certificate of a Financial Officer of Holdings certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) a reasonably detailed break-out of operational performance by business units for the year or quarter then ended and (y) concurrently with any delivery of financial statements under (a) above, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations);

         (d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings, the Borrower or any of the Subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable;

         (e) if, as a result of any change in accounting principles and policies from those as in effect on the Closing Date, the consolidated financial statements of Holdings and the Subsidiaries delivered pursuant to paragraphs (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) and (b) above following such change, a schedule prepared by a Financial Officer on behalf of Holdings reconciling such changes to what the financial statements would have been without such changes;

         (f) within 90 days after the beginning of each fiscal year, an operating and capital expenditure budget, in form reasonably satisfactory to the Administrative Agent prepared by Holdings for each of the four fiscal quarters of such fiscal year prepared in reasonable detail, of Holdings and the Subsidiaries, accompanied by the statement of a Financial Officer of Holdings to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby;

         (g) promptly, a copy of all reports submitted to the Board of Directors (or any committee thereof) of any of Holdings, the Borrower or any Material Subsidiary in connection with any interim or special audit that is material made by independent accountants of the books of Holdings, the Borrower or any Subsidiary;

         (h) promptly following delivery thereof to any Permitted Investor, periodic information packages relating to the operations and cash flows of Holdings and the Subsidiaries;

         (i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any of the Subsidiaries, or compliance with the terms of any Loan Document, as in each case the Administrative Agent may reasonably request;

         (j)      promptly upon request by the Administrative Agent, copies of:
(i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent shall reasonably request; and

         (k) promptly and in any event within 45 days after the Closing Date, an unaudited consolidated balance sheet and related unaudited consolidated statements of operations and cash flows showing the financial position of the Company and its subsidiaries as of the close of the period commencing January 1, 2004 and ending on either the Closing Date or March 31, 2004 (at the election of the Company) and the consolidated results of their operations during such period certified by a Responsible Officer of, and acting on behalf of, Holdings or the Company as fairly presenting, in all material respects, the financial position and results of operations of the Company and its subsidiaries on a consolidated basis.

         Section 5.05. Litigation And Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof:

         (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

         (b) the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, the Borrower or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

         (c) any other development specific to Holdings, the Borrower or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a Material Adverse Effect; and

         (d) the occurrence of any ERISA Event, that together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect.

         Section 5.06. Compliance With Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

         Section 5.07. Maintaining Records; Access To Properties And Inspections. Maintain all financial records in accordance with GAAP and permit any Persons designated by the Agents or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of Holdings, the Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to Holdings or the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Persons designated by the Agents or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to Holdings or the Borrower to discuss the affairs, finances and condition of Holdings, the Borrower or any of the Subsidiaries with the officers thereof and (subject to a senior officer of the respective company or a parent thereof being present) independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

         Section 5.08. Use Of Proceeds. Use the proceeds of Loans only in compliance with the representation contained in Section 3.12.

         Section 5.09. Compliance With Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         Section 5.10. Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties (other than Bidco) and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

         (b) Furnish to the Collateral Agent prompt written notice of any change (A) in Bidco's or the Borrower's corporate or organization name, (B) in Bidco's

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or the Borrower's identity or organizational structure or (C) in Bidco's or the
Borrower's organizational identification number; provided that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Pledgees; and provided further that this paragraph (b) shall not apply to Bidco after the Restructuring Date.

         Section 5.11. Fiscal Year; Accounting. In the case of Holdings and the Borrower, cause its fiscal year to end on December 28 or on such other date as is consented to by the Administrative Agent (which consent shall not be unreasonably withheld or delayed).

         Section 5.12. Post-Closing Matters. To the extent not executed and delivered on the Closing Date, execute and deliver the documents and complete the tasks set forth on Schedule 5.12, in each case within the time limits specified on such schedule.

         Section 5.13. Delisting. In the case of the Borrower, use its commercially reasonable best efforts to effect the Delisting as promptly as possible.

         Section 5.14. Permanent Securities. In the case of the Borrower, upon notice by the Joint Lead Arrangers (acting together) in writing at any time on or after the 90th day (or such earlier day as may be separately agreed by the Borrower and the Joint Lead Arrangers) after the Closing Date and prior to the first anniversary of the Closing Date that the Joint Lead Arrangers are prepared to execute a purchase agreement, committing them to the purchase of Permanent Securities, after a customary marketing period (as determined by the Joint Lead Arrangers, acting together, after consultation with the Borrower and in any event not less than six days), issue and sell Permanent Securities with interest expense, restrictive covenants, events of defaults and remedies, maturity, redemption features and other provisions as previously agreed in writing in the Commitment Papers.

         Section 5.15. Use of Proceeds of the Permanent Securities. In the case of the Borrower, use the net proceeds received by it from the sale of the Permanent Securities to repay the Loans to the extent required by Section 2.07(b).

         Section 5.16. Exchange Notes. (a) In the case of the Borrower, as promptly as practicable after being requested to do so by the Joint Lead Arrangers at any time on or after the Initial Maturity Date, (i) select a bank or trust company reasonably acceptable to the Lenders to act as Exchange Note Trustee, (ii) enter into the Exchange Note Indenture and the Exchange and Registration Rights Agreement substantially in the form of Exhibit G, and (iii) cause counsel to the

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Borrower to deliver to the Administrative Agent an executed legal opinion in form and substance customary for a transaction of that type to be mutually agreed upon by the Borrower and the Administrative Agent (including, without limitation, with respect to due authorization, execution and delivery; validity; and enforceability of the Exchange Documents and the Exchange and Registration Rights Agreement referred to in clause (ii) above).

         (b) In the case of the Borrower, on the fifth Business Day following the written request (the "EXCHANGE REQUEST") of the holder of any Loan (or beneficial owner of a portion thereof) at any time after the Initial Maturity Date:

                  (i) execute and deliver, cause each other Loan Party to execute and deliver, and cause the Exchange Note Trustee to execute and deliver, the Exchange Note Indenture if such Exchange Note Indenture has not previously been executed and delivered;

                  (ii) if such Exchange Request is delivered prior to the Restructuring Date, at the request of the Collateral Agent, cause each Loan Party that is party to a Security Document to enter into such amendments to such Security Document as are reasonably necessary to enable the Exchange Note Holders and the Lenders to obtain the benefits thereof to the same extent as contemplated in such Security Document on the date hereof; and

                  (iii) execute and deliver to such holder or beneficial owner in accordance with the Exchange Note Indenture an Exchange Note bearing interest as set forth therein (which, at the election of such holder or beneficial owner, may be fixed at a rate not higher than the rate then applicable to such Loan) in exchange for such Loan dated the date of the issuance of such Exchange Note, payable to the order of such holder or owner, as the case may be, in the same principal amount as such Loan (or portion thereof) being exchanged.

         The Exchange Request shall specify the principal amount of the Loans to be exchanged pursuant to this Section which shall be at least $80,000,000 (or the Euro Equivalent thereof) and integral multiples of $1,000,000 (or, in the case of any Loan denominated in Euros, (euro)1,000,000) in excess thereof or the entire remaining aggregate principal amount of the Loans of such Lender. Loans delivered to the Borrower under this Section in exchange for Exchange Notes shall be canceled by the Borrower, and the corresponding amount of the Loan deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Exchange Note Indenture.

         The Exchange Note Trustee shall at all times be a corporation organized and doing business under the laws of the United States or the State of New York,

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in good standing and having its principal offices in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has a combined capital and surplus of not less than $500,000,000; provided that the Exchange Note Trustee shall, prior to the Delisting, be located outside the United States.

         (c) If Exchange Notes are issued pursuant to the terms hereof, then the holders of such Exchange Notes shall have the registration rights with respect to such Exchange Notes described in Exhibit G.

         Section 5.17. Change of Control. (a) Upon a Change of Control, the Borrower shall prepay each Lender's Loans and Loan Notes (including any Subsequent Initial Notes and Subsequent Extended Notes), without any premium, plus accrued and unpaid interest, if any, to the date of prepayment in accordance with the terms contemplated in this Section 5.17.

         (b) Prior to complying with the provisions of this Section 5.17, but in any event within 30 days following a Change of Control, the Borrower shall either repay all outstanding Indebtedness under the Senior Secured Facilities or obtain the requisite consents, if any, under the Senior Secured Facilities necessary to permit the prepayment of the Loans and Loan Notes required by this Section 5.17, provided that the failure to repay such Indebtedness or obtain such consent shall not affect the obligation of the Borrower pursuant to Section 5.17(a).

         (c) The Borrower shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repayment of the Loans pursuant to a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.17, the Borrower shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Section 5.17 by virtue thereof; provided that the Borrower shall comply with the provisions of this Section 5.17 to the extent legally possible.

         Section 5.18. Conduct Of Offer and Squeeze Out. In the case of Holdings and the Borrower:

         (a) cause Bidco to conduct the Offer in all material respects in accordance with, and ensure that the Offer Documents at all times conform to and satisfy in all material respects the applicable requirements of, all material consents, laws, rules, regulations and orders of any Governmental Authority applicable thereto (including, without limitation, the German Takeover Act (Wertpapiererwerbs-und Ubernahmegesetz) (the "TAKEOVER ACT") and the ordinances enacted thereunder (except to the extent any provisions of such Act

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and ordinances are waived by BAFin) and other applicable securities laws
(including, without limitation, the Exchange Act));

         (b) cause Bidco (i) to conduct any Squeeze Out in all material respects in accordance with, and ensure that all documents required to be prepared by Bidco in connection with any Squeeze Out (including, without limitation, the report to the shareholders, the application to appoint an independent appraiser and the bank guarantee), conform to and satisfy in all material respects, the applicable requirements of all material consents, laws, rules, regulations and orders of any Governmental Authority applicable thereto (including, without limitation, the German Stock Corporation Act (Aktiengesetz) (the "STOCK CORPORATION ACT") and (ii) to use its influence (to the maximum extent permitted by applicable law) to cause the Company to ensure that all documents required to be prepared by the Company in connection with the Squeeze Out (including, without limitation, the invitation to the shareholders' meeting) and the procedures prior to and during the shareholders' meeting approving the Squeeze Out conform to and satisfy in all material respects the applicable requirements of all material consents, laws, rules, regulations and orders of any Governmental Authority applicable thereto (including, without limitation, the Stock Corporation Act) and applicable securities laws (including without limitation, the Exchange Act);

         (c) provide the Administrative Agent with periodic written reports of the then current status of and progress with respect to all material matters relating to the Offer (including any Squeeze Out), which matters, individually or in the aggregate, could reasonably be expected to materially and adversely affect the Lenders;

         (d) promptly upon the occurrence thereof, notify the Administrative Agent of any event or circumstance the occurrence of which would entitle Bidco to withdraw the Offer, such notice to specify the nature of such event or circumstance and the action (if any) proposed to be taken with respect thereto; and

         (e) ensure that neither Bidco, nor any of its Affiliates, nor any "Person Acting in Concert" (gemeinsam handelnde Personen) (as defined in the Takeover Act) with it shall become obligated to make an offer to the shareholders of the Company under Section 35 of the Takeover Act without the consent of the Joint Lead Arrangers.

         Section 5.19. Guarantees By Certain Subsidiaries. On and after the Restructuring Date, upon the occurrence of the guarantee by any Restricted Subsidiary of the obligations of the Borrower or any Subsidiary that is not a Foreign Subsidiary under the Senior Secured Facilities, cause each such Restricted Subsidiary to execute the Guarantee Agreement or a Guarantee Supplement (and provide such documentation relating thereto as the

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

Administrative Agent may reasonably require, including, without limitation, opinions of counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor. Notwithstanding the foregoing and the other provisions of this Agreement, any Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances set forth in
Section 10.20.

         Section 5.20. Closing Date Matters. Cause each of the following to be satisfied as of the Closing Date:

         (a) The representations and warranties set forth in Article 3 hereof shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

         (b) At the time of and immediately after the Borrowing of the Initial Loans on the Closing Date, no Event of Default or Default shall have occurred and be continuing.

         (c) All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Administrative Agent and to the Lenders on the Closing Date.

         (d) The Administrative Agent shall have received in the case of each Person that is a Loan Party on the Closing Date, such documents as the Administrative Agent may have reasonably requested (including, without limitation, tax identification numbers and addresses).

         (e) The Collateral and Guarantee Requirements shall have been satisfied or waived, or arrangements satisfactory to the Facility B Collateral Agent shall have been made for the satisfaction of the Collateral and Guarantee Requirements relating to the Pledge Agreement promptly after the Closing Date.

         (f)      Consummation of the Offer shall have occurred.

         (g) The Lenders shall have received the financial statements referred to in Section 3.05(a).

         (h) The Lenders shall have received the pro forma consolidated balance sheet referred to in Section 3.05(b).

         (i) After giving effect to the Transaction and the other transactions contemplated hereby, Holdings and its Subsidiaries shall have outstanding no

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Indebtedness other than (i) the Loans and other extensions of credit under this
Agreement, (ii) the Senior Secured Facilities, (iii) the Senior Subordinated Bridge B Loan Agreement and (iv) other Indebtedness permitted pursuant to
Section 6.03. The Bidco Loan (in an amount not less than the aggregate principal amount of borrowings hereunder on the Closing Date) shall be effected concurrently with the making of the Loans hereunder.

         (j) The Lenders shall have received a solvency certificate substantially in the form of Exhibit H and signed by a director or a Responsible Officer of Holdings confirming the solvency of Holdings and its Subsidiaries on a consolidated basis after giving effect to the Transaction.

         (k) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Transaction, and all material actions by or in respect of or material filings with any Governmental Authority required to permit the consummation of the Transaction shall have been taken, made or obtained, except for any such actions or filings the failure to take, make or obtain would not be material to Holdings and its Subsidiaries, taken as a whole.

         (l) The Credit Agreement shall have been entered into by the parties thereto and shall be in full force and effect.

                                    ARTICLE 6
                               NEGATIVE COVENANTS

         Except as modified on the Initial Maturity Date as set forth in Section 10.08, each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, neither Holdings (solely in the case of Section 6.05(a)) nor the Borrower will or will cause or permit any of the Restricted Subsidiaries to:

         Section 6.01. Limitation on Asset Sales. (a) Make or suffer to exist an Asset Sale, unless (x) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of and (y) except in the case of the sale of the performance products business of Nutrinova, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of (i) any liabilities (as shown on the Borrower's or such Restricted Subsidiary's most

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

recent balance sheet or in the notes thereto) of the Borrower or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Loans) that are assumed by the transferee of any such assets and for which the Borrower and all Restricted Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and/or (iii) any Designated Non-Cash Consideration received by the Borrower or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $50.0 million (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this provision and for no other purpose. Subject to compliance with clause (b) below, this clause (a) shall not restrict any Asset Sale described in the definition of "Restructuring" and entered into to give effect to the Restructuring.

         (b) Notwithstanding anything to the contrary in Section 6.01(a), at all times prior to the Restructuring Date, (i) the Borrower shall own directly or indirectly 100% of the Equity Interests of Bidco and (ii) neither the Borrower nor Bidco shall sell, transfer or otherwise dispose of any Collateral (other than as set forth in the Security Documents).

         (c) Nothing in this Section shall be construed to restrict any sale of the Company Shares for so long as such shares constitute Margin Stock for fair value as determined in good faith by the Board of Directors of the Borrower.

         Section 6.02. Limitation On Restricted Payments. (a) Directly or indirectly (the payments and other actions described in the following clauses being collectively referred to as "RESTRICTED PAYMENTS"):

                  (i) declare or pay any dividend or make any distribution on account of the Borrower's or any Restricted Subsidiary's Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than dividends or distributions by the Borrower payable in Equity Interests (other than Disqualified Stock) of the Borrower or in options, warrants or other rights to purchase such Equity Interests);

                  (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent of the Borrower, including in connection with any merger or consolidation;

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

                  (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under
         Section 6.03(b)(x) or 6.03(b)(xi) or (y) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

                  (iv)     make any Restricted Investment.

         (b)      The foregoing provisions will not prohibit:

                  (i) any Restricted Subsidiary of the Borrower from paying dividends to, repurchasing its Equity Interests from or making other distributions to the Borrower or any Wholly Owned Restricted Subsidiary of the Borrower (or, in the case of non-Wholly Owned Restricted Subsidiaries, the Borrower or any Subsidiary that is a direct or indirect parent of such Restricted Subsidiary and each other owner of Equity Interests of such Restricted Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);

                  (ii) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Borrower ("RETIRED CAPITAL STOCK") or Subordinated Indebtedness, in exchange for, or out of proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Borrower) of, Equity Interests of the Borrower (other than Disqualified Stock) ("REFUNDING CAPITAL STOCK") and (B) the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

                  (iii) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof, which is incurred in compliance with Section
         6.03 so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired), (B) such Indebtedness is subordinated to the Loans

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

         and any Guarantees thereof at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

                  (iv) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Borrower or any of its direct or indirect parent entities held by any future, present or former employee, director or consultant of the Borrower, any of its Subsidiaries or any of its direct or indirect parent entities pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amount of all such Restricted Payments made under this Section 6.02(b)(iv) does not exceed $10.0 million; and provided, further, that such amount may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests of the Borrower and, to the extent contributed to the Borrower, Equity Interests of any of its direct or indirect parent entities, in each case to members of management, directors or consultants of the Borrower or any of its Subsidiaries or any of its direct or indirect parent entities that occurs after the Closing Date, plus (B) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Borrower or any of its Subsidiaries or any of its direct or indirect parent entities that are foregone in return for the receipt of Equity Interests of any direct or indirect parent entity of the Borrower pursuant to a deferred compensation plan of such entity, in each case in connection with the Transaction plus (C) the cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries after the Closing Date less (D) the amount of any Restricted Payments previously made pursuant to clauses (A), (B) and
         (C) of this Section 6.02(b)(iv);

                  (v) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this Section 6.02(b)(v) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed $15.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

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

                  (vi) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

                  (vii)    Investments that are made with Excluded
         Contributions;

                  (viii) the declaration and payment of dividends to, or the making of loans to, Holdings (or if the direct parent of the Borrower is New US Holdco, to New US Holdco, which in turn will declare and pay dividends to, or make loans to, Holdings) in amounts required for it to pay:

                           (A) (i) overhead, tax liabilities of Holdings (including, prior to the consummation of the Parent Merger, any distribution necessary to allow Holdings to make a Tax Distribution in accordance with clause (B)), legal, accounting and other professional fees and expenses, (ii) fees and expenses related to any equity offering, investment or acquisition permitted hereunder (whether or not successful) and (iii) other fees and expenses in connection with the maintenance of its existence and its ownership of the Borrower; and

                           (B) (i) with respect to each tax year (or portion thereof) that Holdings qualifies as a Flow Through Entity, a distribution by Holdings to the holders of the Equity Interests of Holdings of an amount equal to the product of (A) the amount of aggregate net taxable income allocated by Holdings to the direct or indirect holders of the Equity Interests of Holdings for such period and (B) the Presumed Tax Rate for such period and (ii) with respect to any tax year (or portion thereof) that Holdings does not qualify as a Flow Through Entity, the payment of dividends or other distributions to any direct or indirect holders of Equity Interests of Holdings in amounts required for such holder to pay federal, state or local income taxes (as the case may be) imposed directly on such holder to the extent such income taxes are attributable to the income of Holdings and its Subsidiaries; provided, however, that in each case the amount of such payments in respect of any tax year does not exceed the amount that Holdings and its Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) in respect of such year if Holdings and its Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group);

                  (ix)     distributions or payments of Receivables Fees;

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

                  (x) cash dividends or other distributions on the Borrower's or any Restricted Subsidiary's Capital Stock used to fund the payment of fees and expenses incurred in connection with the Transaction or owed to Affiliates and permitted by Section 6.06;

                  (xi) declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any Restricted Subsidiary issued in accordance with Section 6.03 to the extent such dividends are included in the definition of "Fixed Charges";

                  (xii) the payment to CAG minority shareholders of the "guaranteed dividends" (Ausgleichszahlung) payable pursuant to the Domination Agreement;

                  (xiii) the payment to CAG shareholders of the "minimum dividend" (Mindestausschuttung) payable for 2003 pursuant to Section 254 of the German Stock Corporation Act (Aktiengesetz) in an aggregate amount not to exceed (euro)6,000,000; and

                  (xiv) other Restricted Payments in an aggregate amount not to exceed $3,000,000;

provided in the case of each of Sections 6.02(b)(ii)(B), 6.02(b)(v) and 6.02(b)(xi), that no Default or Event of Default shall exist or result from such payment.

         (c) As of the Closing Date, all of the Borrower's Subsidiaries will be Restricted Subsidiaries. The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of "UNRESTRICTED SUBSIDIARY." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiaries so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "INVESTMENTS." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under Section 6.02(b)(v), (b)(vii) or (b)(xiv) and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.

         Section 6.03. Limitations On Incurrence Of Indebtedness And Issuance Of Disqualified Stock. (a) Directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR" and collectively, an "INCURRENCE") any Indebtedness (including Acquired Indebtedness).

         (b)      The foregoing limitations will not apply to:

                  (i) Indebtedness pursuant to the Senior Secured Facilities (including Guarantees thereof and Indebtedness in respect of letters of credit and bankers' acceptances issued thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof)), in an aggregate principal amount not to exceed the Dollar Equivalent on the Closing Date of (euro)1,100 million less the amount of all mandatory principal payments actually made by the relevant borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from Asset Sales and less the amount of any Indebtedness then outstanding pursuant to Section 6.03(b)(ii);

                  (ii) Indebtedness of any Receivables Subsidiary pursuant to any Receivables Facility;

                  (iii) Indebtedness created hereunder and under the other Loan Documents, the Exchange Notes (and any Guarantees thereof) and the Permanent Securities and any Guarantees thereof;

                  (iv) Indebtedness of the Borrower under the Senior Subordinated Bridge B Loan Agreement and any Exchange Notes (as defined in the Senior Subordinated Bridge B Loan Agreement as in effect on the date hereof) issued in connection therewith in an aggregate principal amount (not including any pay-in-kind interest payable thereunder and added to principal pursuant to the terms thereof) not to exceed the B Debt Amount, Indebtedness of Bidco with respect thereto under the Security Documents and any Guarantee thereof by any Guarantor;

                  (v) Existing Indebtedness (other than Indebtedness described in the foregoing clauses);

                  (vi) Indebtedness consisting of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries;

                  (vii) Indebtedness (including Capitalized Lease Obligations) and Preferred Stock incurred or issued by the Borrower or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount or liquidation preference which, when aggregated with the Remaining Present Value of leases permitted under Section 6.12, the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding pursuant to Section 6.03(b)(xix) and the principal amount

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         and liquidation preference of all other Indebtedness and Preferred
         Stock then outstanding and incurred or issued pursuant to this Section 6.03(b)(vii) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness or Preferred Stock initially incurred or issued or assumed pursuant to this Section 6.03(b)(vii) or 6.03(b)(xix), does not exceed 4% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence or issuance, as applicable, for which financial statements have been delivered pursuant to Section 5.04;

                  (viii) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such person, provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers' compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

                  (ix) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary permitted by this Agreement, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrower and any Restricted Subsidiary in connection with such disposition;

                  (x) Indebtedness of the Borrower owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Borrower or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock

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         or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Borrower or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Borrower or a Guarantor is the obligor on such Indebtedness, such Indebtedness (to the extent such Indebtedness is owed to and held by a Restricted Subsidiary that is not a Guarantor) is expressly subordinated to the prior payment in full in cash of all obligations of the Borrower or such Guarantor, with respect to the Loans or the Guarantee thereof, as applicable;

                  (xi) shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

                  (xii) Hedging Obligations of the Borrower or any Restricted Subsidiary that are not entered into for speculative purposes and that are entered into for the purpose of limiting (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding, (B) exchange rate risk with respect to any currency exchange or (C) commodity risk;

                  (xiii) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

                  (xiv) Indebtedness and Preferred Stock of the Borrower or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this Section 6.03(b)(xiv), does not at any one time outstanding exceed $175 million; provided that the aggregate principal amount of Indebtedness and liquidation preference of Preferred Stock of Foreign Subsidiaries outstanding and incurred pursuant to this Section 6.03(b)(xiv) shall not at any time exceed $100 million;

                  (xv) (A) any guarantee by the Borrower of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such

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         Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Agreement or (B) any guarantee by a Guarantor of Indebtedness of the Borrower that is otherwise permitted under this Agreement;

                  (xvi) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund or refinance any Indebtedness incurred as permitted under Section 6.03(b)(iii), 6.03(b)(v), 6.03(b)(vii), 6.03(b)(xvi) and 6.03(b)(xix)
         or any Indebtedness issued to so refund or refinance such Indebtedness, including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "REFINANCING INDEBTEDNESS") prior to its respective maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Loans or any Guarantee of the Loans, such Refinancing Indebtedness is subordinated or pari passu to the Loans or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (1) Indebtedness or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness or Preferred Stock of the Borrower or a Guarantor or (2) Indebtedness or Preferred Stock of the Borrower or another Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and (E) shall not have a stated maturity date prior to the stated maturity date of the Indebtedness being refunded or refinanced; and provided further that subclauses (A), (B) and (E) of this Section 6.03(b)(xvi) will not apply to any refunding or refinancing of any Senior Indebtedness;

                  (xvii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business, provided that (x) such Indebtedness (other than credit or purchase cards) is extinguished within three Business Days of its incurrence and
         (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

                  (xviii) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

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                  (xix)    Indebtedness or Preferred Stock of Persons that are
         acquired by the Borrower or any Restricted Subsidiary or merged into the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement, in an aggregate principal amount or liquidation preference which, when aggregated with the Remaining Present Value of leases permitted under Section 6.12, the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding pursuant to Section 6.03(b)(vii) and the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding pursuant to this Section 6.03(b)(xix) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness or Preferred Stock initially incurred or issued or assumed pursuant to this Section 6.03(b)(xix) or 6.03(b)(vii), does not exceed 4% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such acquisition or merger, as applicable, for which financial statements have been delivered pursuant to Section 5.04; provided that such Indebtedness is not incurred or Preferred Stock is not issued in contemplation of such acquisition or merger;

                  (xx)     Contribution Indebtedness;

                  (xxi) Indebtedness incurred on behalf of or representing Guarantees of Indebtedness of joint ventures not in excess of $25.0 million at any time outstanding;

                  (xxii) letters of credit issued for the account of a Restricted Subsidiary that it not a Loan Party (and the reimbursement obligations in respect of which are not guaranteed by a Loan Party) in support of a Captive Insurance Subsidiary's reinsurance of insurance policies issued for the benefit of Subsidiaries and other letters of credit or bank guarantees (other than letters of credit issued pursuant to Senior Secured Facilities) having an aggregate face amount not in excess of $10 million;

                  (xxiii)  Indebtedness pursuant to the Initial Intercompany
         Loans;

                  (xxiv)   Indebtedness in the form of Parent CPECs;

                  (xxv) Capital Lease Obligations incurred by the Borrower or any Restricted Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.12;

                  (xxvi) Indebtedness of the Borrower not in excess of $175.0 million (or the Euro Equivalent thereof) incurred to effect the Designated Acquisition (by, if prior to the Restructuring Date, lending the proceeds thereof to CAC), and guarantees of such Indebtedness (or of the loan to

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

         CAC if prior to the Restructuring Date), with all such loans and guarantees to be unsecured (unless such Indebtedness is incurred under the Senior Secured Facilities and except, if prior to the Restructuring Date, as may be agreed by the Administrative Agent thereunder) and the terms and conditions thereof, and all documents relating thereto, to be reasonably satisfactory to the Administrative Agent;

                  (xxvii) Indebtedness of one or more Subsidiaries organized under the laws of the People's Republic of China for their own general corporate purposes in an aggregate principal amount not to exceed $150.0 million at any time outstanding, provided that such Indebtedness (and any Guarantee thereof) is not Guaranteed by, does not receive any credit support from, and is non-recourse to, the Borrower or any Restricted Subsidiary other than any Subsidiary organized under the laws of the People's Republic of China; and

                  (xxviii) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (i) through (xxvii) above.

         Notwithstanding anything to the contrary herein, prior to the Restructuring Date, Bidco shall not be permitted to incur any Indebtedness other than Indebtedness under Section 6.03(b)(iii), 6.03(b)(iv), 6.03(b)(xxiii) and, in respect of Indebtedness under such clauses, any Refinancing Indebtedness in respect thereof permitted under 6.03(b)(xvi).

         (c) For purposes of determining compliance with this Section, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in Section 6.03(b), the Borrower shall, in its sole discretion, classify and later reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.03.

         Section 6.04. Liens. Directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) that secures obligations under any Senior Subordinated Indebtedness or Subordinated Indebtedness of the Borrower or any Guarantor on any asset or property of the Borrower or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Loans are equally and ratably secured with (or senior to, in the event the Lien relates to Subordinated Indebtedness) the obligations so secured or until such time as such obligations are no longer secured by a Lien. Notwithstanding the foregoing, from and after the Delisting, no Liens

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shall be permitted to exist, directly or indirectly, on the Collateral, other than Liens under the Security Documents.

         Section 6.05. Merger, Consolidation or Sale of Assets. (a) Permit Holdings or the Borrower to consolidate or merge with or into or wind up into (whether or not Holdings or the Borrower, as the case may be, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person; provided that the foregoing shall be permitted if
(i) Holdings or the Borrower, as the case may be, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Holdings or the Borrower, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition is made is a corporation organized or existing under the laws of the jurisdiction of organization of Holdings or the Borrower, as the case may be, or the United States, any state thereof, the District of Columbia or any territory thereof (Holdings, the Borrower or such Person, as the case may be, being herein called the "SUCCESSOR COMPANY"); (ii) the Successor Company (if other than Holdings or the Borrower) expressly assumes all the obligations of Holdings or the Borrower, as the case may be, under this Agreement and the Loans pursuant to an agreement or other documents or instruments in form reasonably satisfactory to the Administrative Agent; (iii) immediately after such transaction no Default or Event of Default exists; (iv) immediately after giving pro forma effect to such transaction the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such transaction would occur would have been either (A) at least 2.00 to
1.00 or (B) greater than immediately prior to such transaction, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such transaction had occurred at the beginning of such four-quarter period; (v) each Guarantor, unless it is the other party to the transactions described above, in which case clause (ii) shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person's obligations under this Agreement and the Loans; and (vi) Holdings or the Borrower, as the case may be, shall have delivered to the Administrative Agent a certificate from a Responsible Officer and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with this Agreement. The Successor Company will succeed to, and be substituted for, Holdings or the Borrower, as the case may be, under this Agreement and the Loans. Notwithstanding the foregoing clause (iii) or (iv), (a) any Restricted Subsidiary (other than, prior to the Restructuring Date, Bidco) may consolidate with, merge into or transfer all or part of its properties and assets to the Borrower and (b) Holdings or the Borrower may merge with an Affiliate (other than, prior to the Restructuring Date, Bidco) incorporated solely for the purpose of reincorporating Holdings or the Borrower in another state of the

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

United States so long as the amount of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries is not increased thereby. Notwithstanding the foregoing clauses (i) through (vi), the Parent Merger shall be permitted.

         (b) Subject to Section 10.20, no Guarantor shall, and the Borrower will not permit any such Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless (i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "SUCCESSOR GUARANTOR"); (ii) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Agreement and such Guarantor's Guarantee under the Guarantee Agreement pursuant to a supplemental agreement or other documents or instruments in form reasonably satisfactory to the Administrative Agent; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Borrower shall have delivered to the Administrative Agent a certificate from a Responsible Officer and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with this Agreement. Subject to Section 10.20, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Agreement and the Guarantee Agreement. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to the Borrower or another Guarantor. Notwithstanding anything to the contrary herein, except as expressly permitted under any Loan Document (x) no Guarantor shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to Holdings and (y) Bidco shall not, prior to the Restructuring Date, be permitted to consolidate with, merge into or transfer all or part of its properties and assets to any Person.

         Section 6.06. Transactions With Affiliates. (a) Make any payment to, or sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an "AFFILIATE TRANSACTION") involving aggregate payments or consideration in excess of $2.0 million, unless (i) such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated

Person on an arm's length basis, (ii) the Borrower delivers to the Administrative Agent, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in a certificate of a Responsible Officer certifying that such Affiliate Transaction complies with clause (i) above and (iii) the Borrower delivers to the Administrative Agent, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Borrower or the Restricted Subsidiaries involved in such Affiliate Transaction, as the case may be.

         (b)      The foregoing provisions will not apply to the following:

                  (i) transactions between or among the Borrower and/or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary;

                  (ii) Restricted Payments permitted by the provisions of this Agreement described in Section 6.02 and Investments expressly included as "Permitted Investments" under the definition thereof (except for clause (ix) thereof);

                  (iii) the payment to Blackstone and all other Permitted Investors of annual management, consulting, monitoring and advisory fees in an aggregate amount in any fiscal year not in excess of the greater of (A) $5.0 million and (B) 2% of EBITDA of the Borrower for the immediately preceding fiscal year, plus reasonable out-of-pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods (but after the Closing Date);

                  (iv) the payment of reasonable and customary fees to directors, officers and employees of the Borrower, any of its direct or indirect parent entities or any Restricted Subsidiary and any reasonable and customary indemnity provided on behalf of officers, directors, employees or consultants of the Borrower, any of its direct or indirect parent entities or any Restricted Subsidiary;

                  (v) payments by the Borrower or any Restricted Subsidiary to Blackstone made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Borrower in good faith;

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

                  (vi) transactions in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of the preceding paragraph;

                  (vii) payments or loans (or cancellations of loans) to employees or consultants of the Borrower or any of its direct or indirect parent entities or any Restricted Subsidiary which are approved by a majority of the Board of Directors of the Borrower in good faith and which otherwise are permitted by this Agreement;

                  (viii) any agreement as in effect as of the Closing Date (including, without limitation, each of the agreements entered into in connection with the Transactions) or any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders in any material respect) or any transaction contemplated thereby;

                  (ix) the payment of all fees, expenses, bonuses and awards related to the Transaction, including any fees to Blackstone;

                  (x)      the transactions pursuant to the Restructuring;

                  (xi) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to the Borrower or the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

                  (xii) if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) of the Borrower to Holdings or any Permitted Holder;

                  (xiii)   the transactions pursuant to a Receivables Facility;

                  (xiv) any employment agreements entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

                  (xv) the existence of, or the performance by the Borrower or any of the Restricted Subsidiaries of its obligations under the terms of, the Offer Document; provided, however, that the existence of, or the performance by the Borrower or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause to the extent that such amendment or new agreement is permitted by Section 6.08(b);

                  (xvi) transactions with joint ventures for the purchase or sale of chemicals, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice;

                  (xvii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Borrower;

                  (xviii)  HC Investments and HC Activities; and

                  (xix) any Guarantee by any Subsidiary organized under the laws of the People's Republic of China in respect of Indebtedness permitted under Section 6.03(b)(xxvii).

         Section 6.07 . Dividend And Other Payment Restrictions Affecting Subsidiaries. Permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

         (a) (i) pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Borrower or any Restricted Subsidiary;

         (b) make loans or advances to the Borrower or any Restricted Subsidiary; or

         (c) sell, lease or transfer any of its properties or assets to the Borrower or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

                  (i) contractual encumbrances or restrictions in effect on the Closing Date, including, without limitation, pursuant to Existing Indebtedness, the Senior Secured Facilities or the Senior Subordinated Bridge B Loan Agreement and their related documentation;

                  (ii)     this Agreement and the Loans;

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

                  (iii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above of the property so acquired;

                  (iv)     applicable law or any rule, regulation or order;

                  (v) any agreement or other instrument of a Person acquired by the Borrower or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                  (vi) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

                  (vii) secured Indebtedness otherwise permitted to be incurred pursuant to Section 6.03 or 6.04 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

                  (viii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                  (ix) other Indebtedness of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to the provisions of the covenant described under Section 6.03, provided that the Borrower determines in good faith at the time such dividend and other payment restrictions are created that such dividend and other payment restrictions do not materially adversely affect the Borrower's ability to pay principal of, and interest on, the Loans, except that this proviso shall not apply to Indebtedness of Foreign Subsidiaries incurred in accordance with Section 6.03 of this Agreement (other than pursuant to Section 6.03(b)(i))

                  (x) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

                  (xi) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

                  (xii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

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                  (xiii)   customary provisions restricting assignment of any
         agreement entered into in the ordinary course of business;

                  (xiv) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiii) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

                  (xv) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Borrower, are necessary or advisable to effect such Receivables Facility.

         Section 6.08 . Amendments or Waivers of Certain Documents; Prepayments.
(a) Directly or indirectly, enter into any amendment, modification, supplement or waiver with respect to the Senior Secured Facilities as in effect on the Closing Date that would modify any of the provisions thereof or any of the definitions relating to the provisions thereof in respect of (i) the issuance of the Exchange Notes, (ii) the issuance or sale of any preferred equity or debt securities or the incurrence of any Indebtedness to repay or refinance the Loans or the Exchange Notes or (iii) the application of Net Proceeds from a Prepayment Event (subject to Section 2.07(e)) to repay the Loans and the Exchange Notes, in each case, in a manner adverse to the Lenders.

         (b) (x) Amend, modify or waive any term of the Offer in a manner which would materially adversely affect the Lenders without the prior written approval of the Joint Lead Arrangers, (y) amend or modify, or permit the amendment or modification of, the Offer Document to (i) reduce the minimum tender requirement of 75%, (ii) increase the price per share above (euro)32.50 or (iii) ameliorate or replace or terminate any condition or provision relating to the occurrence of a material adverse change in the business of the Company and (z) without the prior written approval of the Joint Lead Arrangers, to the extent Bidco has any consent rights under the Offer Document, grant, or permit there to be granted, any such consent if the effect of granting such consent would result in a breach or anticipated breach of any representation and warranty or covenant contained herein or cause an Event of Default hereunder.

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         (c)      Amend or modify in any manner materially adverse to the
Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders) any agreements establishing, governing or evidencing the Parent CPEC's.

         Section 6.09 . Changes In Business. Permit the Borrower and its Restricted Subsidiaries (other than any Receivables Subsidiary), taken as a whole, to fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and its Restricted Subsidiaries, taken as a whole, on the Closing Date following the consummation of the Offer and the other transactions contemplated hereby (including the Restructuring) and other business activities incidental or related to any of the foregoing.

         Section 6.10 . Limitation on Other Senior Subordinated Indebtedness. Permit the Borrower or any Guarantor to, directly or indirectly, incur any Indebtedness that is, or purports to be, contractually subordinated or junior in right of payment to any Senior Indebtedness (including Acquired Indebtedness), unless such Indebtedness is either (i) pari passu in right of payment with the Borrower's Obligations hereunder or such Guarantor's Guarantee of the Borrower's Obligations hereunder, as the case may be, or (ii) subordinate in right of payment to the Borrower's Obligations hereunder or such Guarantee, as the case may be.

         Section 6.11 . Limitation on Activities. In the case of Bidco, prior to the Restructuring Date, engage at any time in any business or activity other than (i) the acquisition and ownership of the Equity Interests of the Company and any HC Corporation, together with incidental activities reasonably related thereto, (ii) the holding of cash in amounts reasonably required to pay for its own costs and expenses, (iii) owing and paying legal and auditing fees, (iv) HC Activities and HC Investments not covered by clause (i) above and (v) the execution and performance of the Loan Documents to which it is a party.

         Section 6.12 . Sale And Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "SALE AND LEASE-BACK TRANSACTION"), provided that a Sale and Lease-Back Transaction shall be permitted so long as at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease (together with the aggregate principal amount and liquidation preference of Indebtedness and Preferred Stock outstanding pursuant to Section 6.03(b)(vii), the aggregate principal amount and liquidation preference of Indebtedness and

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Preferred Stock outstanding pursuant to Section 6.03(b)(xix), Refinancing
Indebtedness under Section 6.03(b)(xvi) (in respect of Indebtedness or Preferred Stock initially incurred or issued or assumed pursuant to Section 6.03(b)(vii) or 6.03(b)(xix)) and the Remaining Present Value of outstanding leases previously entered into under this Section 6.12) would not exceed 4% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date such lease is entered into for which financial statements have been delivered pursuant to Section 5.04.

                                   ARTICLE 7
                                EVENTS OF DEFAULT

         Section 7.01 . Events of Default. An "EVENT OF DEFAULT" occurs if:

         (a) the Borrower defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal on the Loans, whether or not the payment is prohibited under Article 8;

         (b) the Borrower defaults in the payment when due of interest on or with respect to the Loans and such default continues for a period of 10 days, or the Borrower defaults in the payment when due of any other amount (other than principal) payable under the Loan Documents and such default continues for a period of 30 days, in each case whether or not the payment thereof is prohibited under Article 8; provided that the foregoing grace periods shall not apply, and there shall be an immediate Event of Default, if the Borrower defaults in the payment when due of any amount payable pursuant to Section 2.07(g), whether or not the payment of such amount is prohibited under Article 8;

         (c) any Loan Party or any Restricted Subsidiary defaults in the performance of or breaches any covenant, warranty or other agreement contained in this Agreement, the Guarantee Agreement, any Security Document or any other Loan Document (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (a) or (b) of this Section 7.01) and such default or breach continues for a period of 30 days after receipt of written notice given by the Administrative Agent at the request of the Required Lenders;

         (d) any Loan Party or any Restricted Subsidiary defaults under any mortgage, indenture or instrument (other than the Senior Subordinated Bridge B Loan Agreement or the Exchange Note Indenture as defined therein) under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by such Loan Party or Restricted Subsidiary or the payment of which is guaranteed by such Loan Party or Restricted Subsidiary (other than Indebtedness owed to the Borrower or a Restricted Subsidiary), whether such

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Indebtedness or guarantee now exists or is created after the Closing Date, if both (i) such default either (A) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (B) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity and (ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $40.0 million or more at any one time outstanding;

         (e) any Loan Party, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i)      commences a voluntary case;

                  (ii) consents to the entry of an order for relief against it in an involuntary case;

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                  (iv) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency (including, without limitation (x) in the case of any such Person organized under the laws of Germany, commencing negotiations with any one or more of such Person's creditors with a view to the general readjustment or rescheduling of its indebtedness or making a general assignment for the benefit of or a composition with its creditors or, for any of the reasons set out in Sections 17-19 of the German Insolvenzordnung, filing for insolvency (Antrag auf Eroffnung eines Insolvenzverfahrens) or the board of directors (Geschaftsfuhrung) of such Person being required by law to file for insolvency and (y) in the case of any such Person organized under the laws of Luxembourg, commencing bankruptcy proceedings (faillite) or applying to be admitted to the regime of suspension of payments (sursis de paiements), controlled management (gestion controlee) or composition with its creditors (concordat));

         (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (or takes any comparable action under any foreign laws relating to insolvency (including, without limitation (x) in the case of any such Person organized under the laws of Germany, taking any of the actions set out in Section 21 of the German Insolvenzordnung or instituting insolvency proceedings against any such Person (Eroffnung des Insolvenzverfahrens) and (y) in the case of any

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such Person organized under the laws of Luxembourg, instituting bankruptcy proceedings (faillite) or compulsory liquidation proceedings against such Person)) that remains unstayed and in effect for 60 days and:

                  (i) is for relief against any Loan Party, the Company or any Significant Subsidiary in an involuntary case;

                  (ii) appoints a Custodian of any Loan Party, the Company or any Significant Subsidiary or for all or substantially all of the property of any Loan Party, the Company or any Significant Subsidiary; or

                  (iii) orders the winding up or liquidation of any Loan Party, the Company or any Significant Subsidiary;

provided that clauses (i), (ii) and (iii) shall not apply to an Unrestricted Subsidiary, unless such action or proceeding has a material adverse effect on the interests of any Loan Party, the Company or any Significant Subsidiary;

         (g) one or more final judgments or orders for the payment of money in the aggregate for all such Persons are rendered against any Loan Party, the Company or any Significant Subsidiary and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $40.0 million (in excess of amounts which the Borrower's insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

         (h) (i) a Reportable Event or Reportable Events shall have occurred with respect to any Plan or a trustee shall be appointed by a United States district court to administer any Plan, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iii) Holdings, the Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such Person does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner, (iv) Holdings, the Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (v) Holdings, the Borrower or any Subsidiary or any ERISA Affiliate shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or

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conditions, if any, could reasonably be expected to have a Material Adverse
Effect;

         (i) there shall be any material impairment of this Agreement, the Guarantee Agreement or any Security Document, or this Agreement, the Guarantee Agreement or any Security Document shall for any reason cease to be in full force and effect or be declared null and void, or any officer of Holdings, the Borrower, any Guarantor or, prior to the Restructuring Date, Bidco denies that it has any further liability under this Agreement or its Guarantee or any Security Document or gives notice to such effect (other than by reason of the termination of this Agreement or such Security Document or the release of such Guarantee, in each case in accordance with this Agreement);

         (j) after the Delisting, any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by such Security Document;

         (k) any representation or warranty made or deemed made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

         (l) the Borrower shall have failed to have registered and caused to have become effective a domination and profit and loss transfer agreement (Beherrschungs-und Ergebnisabfuhrungsvertrag) among the Company and Bidco in form and substance reasonably satisfactory to the Required Lenders ("DOMINATION AGREEMENT") on or prior to the Domination Agreement Entry Date or, if registered prior to such date, such agreement shall not be in full force and effect on the Domination Agreement Entry Date, or the Domination Agreement is terminated or terminates for any reason whatsoever. For purposes of this clause, "DOMINATION AGREEMENT ENTRY DATE" means the date that is 18 months after the Closing Date; provided that if on such date (x) there is no injunction or similar order from any court of competent jurisdiction which prohibits or restricts the ability of the Company to make dividend payments or other distributions to the Borrower or
(y) the Borrower shall have delivered to the Lenders a certificate of a Responsible Officer in form and substance reasonably satisfactory to the Required Lenders stating that the Borrower has cash on hand (other than any such cash that has been allocated to or reserved for any other purpose (including payments on other Indebtedness of the Borrower)) in an amount as is necessary to enable the Borrower to pay all amounts required to be paid hereunder during the six-month period immediately following such date as and when such amounts become due and payable, then "Domination Agreement Entry Date" shall mean the earlier of (1) the date that is 24 months after the Closing Date and (2) the date on which a Default under Section 7.01(a) or 7.01(b) occurs.

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         The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "BANKRUPTCY LAW" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, administrator, administrative receiver, custodian or similar official under any Bankruptcy Law.

         If any Event of Default (other than of a type specified in Section 7.01(e) or 7.01(f) with respect to a Loan Party) occurs and is continuing, the Administrative Agent, at the request of the Required Lenders, may declare the Commitments to be terminated forthwith and the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Loans to be due and payable immediately. Upon the effectiveness of such declaration, the Commitments will immediately terminate and such principal, premium, interest and other obligations will be due and payable immediately, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Borrower. Notwithstanding the foregoing, in the case of an Event of Default arising under Section 7.01(e) or 7.01(f) with respect to any Loan Party, all Commitments shall immediately terminate and all outstanding Loans and other obligations will become immediately due and payable without presentment, demand, protest or any notice of any kind, all of which are expressly waived by the Borrower.

         In the event of any Event of Default specified in Section 7.01(d) above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Administrative Agent or the Lenders, if within 20 days after such Event of Default arose (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or
(y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Loans pursuant to this Article 7 be annulled, waived or rescinded upon the happening of any such events.

For the avoidance of doubt, during the Certain Funds Period (other than as referred to in Section 4.01) no Lender shall (a) exercise any right to terminate the obligation to make any Loan, (b) exercise any right of rescission in respect of this Agreement or in respect of a Loan or (c) exercise any right of acceleration, termination, cancellation or set-off in respect of any Loan (other than set-off in respect of fees, costs and expenses as agreed in the funds flow document).

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         Section 7.02 . Clean-Up Period. Notwithstanding anything to the contrary contained in Section 7.01, if during the Clean-Up Period any matter, circumstance or event exists or has occurred that would otherwise constitute a breach of any representation and warranty, or a covenant, contained in any Loan Document or result in a Default or Event of Default, such matter, circumstance or event will not constitute a Default or Event of Default (other than any matter, circumstance or event that (x) would have a Material Adverse Effect, (y) has been procured by Holdings, the Borrower, Midco, LP GmbH or Bidco or (z) has not been remedied prior to the expiration of the Clean-Up Period), provided that
(i) such matter, circumstance or event does not constitute (x) a Major Default or (y) an Event of Default incapable of being cured and (ii) reasonable steps are being taken to cure such matter, circumstance or event.

                                   ARTICLE 8
                           SUBORDINATION OF THE LOANS

         Section 8.01 . Agreement to Subordinate. The Borrower agrees, and each Agent, Lender and transferee of any Loan also agrees, that the Subordinated Bridge Payments are subordinated in right of payment, to the extent and in the manner provided in this Article 8, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Borrower, whether outstanding on the date of this Agreement or incurred thereafter, and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Bridge Obligations shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Borrower and shall rank senior to all existing and future Subordinated Indebtedness of the Borrower; and only Indebtedness of the Borrower that is Senior Indebtedness of the Borrower shall rank senior to the Subordinated Bridge Payments of the Borrower in accordance with the provisions set forth herein. All provisions of this Article 8 shall be subject to Section 8.12 and 8.18.

         Section 8.02 . Liquidation, Dissolution, Bankruptcy. Upon any distribution to creditors of the Borrower in a liquidation or dissolution of the Borrower or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or its property, an assignment for the benefit of creditors or any marshaling of the Borrower's assets and liabilities, the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of Senior Indebtedness and all outstanding Letter of Credit Obligations thereunder shall be fully cash collateralized before the Lenders will be entitled to receive any Subordinated Bridge Payments, and until all Senior Indebtedness is paid in full in cash or Cash Equivalents, any distribution to which the Lenders would be entitled but for these subordination provisions shall be

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made to the holders of Senior Indebtedness (except that Lenders may receive (a)
Permitted Junior Securities and (b) Excluded Bridge Payments).

         Section 8.03 . Default On Senior Indebtedness. The Borrower shall not make any Subordinated Bridge Payments (except that Lenders may receive (a) Permitted Junior Securities and (b) Excluded Bridge Payments) if (i) a default in the payment of the principal of, premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or in respect of bankers' acceptances or fees relating to letters of credit or bankers' acceptances constituting Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace in the indenture, agreement or other document governing such Designated Senior Indebtedness (a "PAYMENT DEFAULT") or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods (a "NONPAYMENT DEFAULT") and the Administrative Agent receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from a representative of holders of any such Designated Senior Indebtedness (the "REPRESENTATIVE"). The restriction on payments of Subordinated Bridge Payments shall cease to apply (a) in the case of a payment default, upon the date on which such default is cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents and all outstanding Letter of Credit Obligations thereunder shall have been fully cash collateralized and (b) in case of a nonpayment default, the earlier of (x) the date on which such nonpayment default is cured or waived or shall have ceased to exist, (y) 179 days after the date on which the applicable Payment Blockage Notice is received (each such period, the "PAYMENT BLOCKAGE PERIOD") or (z) the date such Payment Blockage Period shall be terminated by written notice to the Administrative Agent from the requisite holders of such Designated Senior Indebtedness necessary to terminate such period or from their Representative. No new Payment Blockage Period may be commenced unless and until 365 days have elapsed since the effectiveness of the immediately preceding Payment Blockage Notice. However, if any Payment Blockage Notice within such 365-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the administrative agent under the Senior Secured Facilities), the administrative agent under the Senior Secured Facilities may give another Payment Blockage Notice within such period. In no event, however, shall the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 365 consecutive day period. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Administrative Agent shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

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         Section 8.04 . Acceleration of Payment of Loans. If payment of the
Loans is accelerated because of an Event of Default, the Borrower or the Administrative Agent shall promptly notify the holders of Designated Senior Indebtedness (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Borrower shall not make any Subordinated Bridge Payments until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receives notice of such acceleration and, thereafter, shall make Subordinated Bridge Payments only if this Article 8 otherwise permits payment at that time. Nothing in this Section
8.04 shall limit or delay any Excluded Bridge Payments.

         Section 8.05 . When Distribution Must Be Paid Over. If a distribution is made to Lenders (including by way of setoff) that because of this Article 8 should not have been made to them, the Lenders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Borrower and pay it over to them as their interests may appear.

         Section 8.06 . Subrogation. After all Senior Indebtedness of the Borrower is paid in full and until the Bridge Obligations are paid in full, Lenders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 8 to holders of such Senior Indebtedness which otherwise would have been made to Lenders is not, as between the Borrower and Lenders, a payment by the Borrower on such Senior Indebtedness.

         Section 8.07 . Relative Rights. This Article 8 defines the relative rights of Lenders and holders of Senior Indebtedness of the Borrower. Nothing in this Agreement shall:

                  (1) impair, as between the Borrower and Lenders, the obligation of the Borrower, which is absolute and unconditional, to pay principal of, and interest on, the Loans and the other Bridge Obligations of the Borrower in accordance with their terms; or

                  (2) prevent the Administrative Agent or any Lender from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Borrower to receive distributions otherwise payable to Lenders.

         Section 8.08 . Subordination May Not Be Impaired by the Borrower. No right of any holder of Senior Indebtedness of the Borrower to enforce the subordination of the Subordinated Bridge Payments shall be impaired by any act or failure to act by the Borrower or by its failure to comply with this Agreement.

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         Section 8.09 . Rights of Agents and Paying Agent. Notwithstanding
Section 8.03, the Administrative Agent or Paying Agent (but not any Loan Party) may continue to make Subordinated Bridge Payments and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, the Administrative Agent receives notice satisfactory to it that payments may not be made under this Article 8 (although any receipt of any such payment by the Lenders shall be subject to the applicable provisions of Section 8.05). The Borrower, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Borrower may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Borrower has a Representative, only the Representative may give the notice.

         The Agents in their individual or any other capacities may hold Senior Indebtedness of the Borrower with the same rights they would have if they were not Agents. The Registrar and the Paying Agent may do the same with like rights. The Agents shall each be entitled to all the rights set forth in this Article 8 with respect to any Senior Indebtedness of the Borrower which may at any time be held by them, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 9 shall deprive any Agent of any of its rights as such holder. Nothing in this Article 8 shall apply to claims of, or payments to, any Agent under or pursuant to Section 9.05 or 10.05.

         Section 8.10 . Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Borrower, the distribution may be made and the notice may be given to their Representative (if any).

         Section 8.11 . Article 8 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment of the Bridge Obligations by reason of any provision in this Article 8 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 8 shall have any effect on the right of the Lenders or the Administrative Agent to accelerate the maturity of the Loans or other Bridge Obligations.

         Section 8.12 . Agent Entitled to Rely. Upon any payment or distribution pursuant to this Article 8, the Administrative Agent and the Lenders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 8.02 are pending, (ii) upon a certificate of the liquidating trustee, agent or other Person making such payment or distribution to the Administrative Agent or to the Lenders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Borrower for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid

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or distributed thereon and all other facts pertinent thereto or to this Article
8. In the event that the Administrative Agent determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Borrower to participate in any payment or distribution pursuant to this Article 8, the Administrative Agent may request such Person to furnish evidence to the reasonable satisfaction of the Administrative Agent as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 8, and, if such evidence is not furnished, the Administrative Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Article 9 shall be applicable to all actions or omissions of actions by the Administrative Agent pursuant to this Article 8.

         Section 8.13 . Administrative Agent To Effectuate Subordination. Each Lender authorizes and directs the Administrative Agent on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Lenders and the holders of Senior Indebtedness of the Borrower as provided in this Article 8 and appoints the Administrative Agent as attorney-in-fact for any and all such purposes.

         Section 8.14 . Administrative Agent Not Fiduciary for Holders of Senior Indebtedness. The Administrative Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Borrower and shall not be liable to any such holders if it shall mistakenly pay over or distribute to the Lenders or the Borrower or any other Person, money or assets to which any holders of Senior Indebtedness of the Borrower shall be entitled by virtue of this Article 8 or otherwise; provided that this Section 8.14 shall not impair the rights of holders of Senior Indebtedness under this Article 8 as against the Lenders and the Borrower.

         Section 8.15 . Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Lender acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Borrower, whether such Senior Indebtedness was created or acquired before or after the Closing Date, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

         Section 8.16 . Terms of Senior Debt. The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Administrative Agent or the Lenders, without incurring any liability or responsibility to the Administrative Agent or the Lenders, and without impairing

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the rights of holders of Senior Indebtedness under these subordination provisions, do any of the following:

                  (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured;

                  (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

                  (3) release any Person liable in any manner for the payment of Senior Indebtedness; or

                  (4) exercise or refrain from exercising any rights against the Borrower and any other Person.

         Section 8.17 . Agents' Compensation Not Prejudiced. Nothing in this
Article 8 shall apply to amounts due to the Agents pursuant to this Agreement.

         Section 8.18 . Payments Not Subordinated, Including Payments Pursuant To The Security Documents. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the holders of Senior Indebtedness acknowledge and agree that (x) the Excluded Bridge Payments are not subordinated to the prior payment of Senior Indebtedness or otherwise subject to these subordination provisions and do not, for any purposes hereof, constitute Subordinated Bridge Payments, and none of the Lenders will be obligated to pay over any such payments to any holder of Senior Indebtedness and (y) nothing herein shall be deemed to affect or limit the obligations of Bidco or any other Person under or in respect of the Security Documents in respect of the Collateral thereunder.

                                    ARTICLE 9
                                   THE AGENTS

         Section 9.01 . Appointment. (a) In order to expedite the transactions contemplated by this Agreement, MSSF is hereby appointed to act as Administrative Agent (with each reference in this Article to the Administrative Agent to include MSSF in its capacity as Collateral Agent). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The

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Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (i) to receive on behalf of the Lenders all payments of principal of and interest on the Loans, and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (ii) to give notice on behalf of each of the Lenders of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with the performance of its duties as Administrative Agent hereunder; and (iii) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, each of the Agents is hereby expressly authorized to execute the Pledge Agreement, the Bidco Loan Pledge Agreement and any and all other documents (including releases) with respect to the Collateral and the rights of the Pledgees with respect thereto (including any confirmation of the pledges created thereunder upon the Delisting as contemplated thereby) in the name of and on behalf of the Lenders as their attorney-in-fact (and each Lender appoints each Agent as such Lender's attorney-in-fact for such purpose and such Agent is hereby released from the restrictions imposed by Section 181 of the German Civil Code (BGB)), as contemplated by and in accordance with the provisions of this Agreement and the Security Documents. In the event that any party other than the Lenders and the Agents shall participate in all or any portion of the Collateral pursuant to any Security Document, all rights and remedies in respect of such Collateral shall be controlled by the Administrative Agent and the Collateral Agent as set forth in such Security Document.

         (b) Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Notwithstanding the foregoing, in the case of any enforcement against any Collateral or exercise of any remedies with respect thereto pursuant to any Security Document, the Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the

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requisite secured parties specified therein (whether or not the Required Lenders shall have consented to such action or inaction) and such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party or any other party hereto on account of the failure, delay in performance or breach by, or as a result of information provided by, any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         Section 9.02 . Nature of Duties. The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The Lenders further acknowledge and agree that so long as the Administrative Agent shall make any determination to be made by it hereunder or under any other Loan Document in good faith, the Administrative Agent shall have no liability in respect of such determination to any Person. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent. Each Lender recognizes and agrees that, except for any functions or rights expressly specified herein, the Global Coordinator and the Joint Lead Arrangers shall have no duties or responsibilities under this Agreement or any other Loan Document, or any fiduciary relationship with any Lender, and shall have no functions, responsibilities, duties, obligations or liabilities for acting as the Global Coordinator or as the Joint Lead Arrangers hereunder. Each Lender recognizes and agrees that nothing in this Agreement shall impose upon BA Global Funding Inc., as documentation agent, any duty or responsibility whatsoever.

         Section 9.03 . Resignation by the Agents. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right

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to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within 45 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders with the consent of the Borrower (not to be unreasonably withheld or delayed), appoint a successor Administrative Agent which shall be a bank with an office in New York, New York and an office in London, England (or a bank having an Affiliate with such an office) having a combined capital and surplus having a Dollar Equivalent that is not less than $500.0 million or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         Section 9.04 . The Administrative Agent In Its Individual Capacity. With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any of the Subsidiaries or other Affiliates thereof as if it were not the Administrative Agent.

         Section 9.05 . Indemnification. Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans) determined at the Euro Equivalent) of any reasonable expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and
(b) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have

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been reimbursed by the Borrower, provided that no Lender shall be liable to the
Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

         Section 9.06 . Lack of Reliance on Agents. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent and any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

         Section 9.07 . Designation Of Affiliates For Loans Denominated In Euros. The Administrative Agent shall be permitted from time to time to designate one of its Affiliates to perform the duties to be performed by the Administrative Agent hereunder with respect to Loans and Borrowings denominated in Euros. The provisions of this Article shall apply to any such Affiliate, mutatis mutandis.

                                   ARTICLE 10
                                  MISCELLANEOUS

         Section 10.01 . Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (i) if to any Loan Party, to it at c/o BCP Caylux Holdings Luxembourg S.C.A., rue Eugene Ruppert, L-2453 Luxembourg, with a copy to Blackstone Capital Partners Cayman IV L.P. 345 Park Avenue, New York, New York 10154; and

                  (ii) if to the Administrative Agent or the Collateral Agent, at 25 Cabot Square, Canary Wharf, London E14 4QA, attention: Sammy Naik (telecopy: (011-44-20-7677-3089) (e-mail:
         sammy.naik@morganstanley.com)), with a copy to 25 Cabot Square, Canary Wharf, London E14 4QA, attention: Operations Group (e-mail: lpgops@morganstanley.com).

         (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures

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approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, the Collateral Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications.

         (c) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, sent by telecopy or (to the extent permitted by paragraph (b) above) electronic means or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 10.01.

         (d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

         Section 10.02 . Survival Of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.11, 2.12, 2.13 and 10.05) shall survive the payment in full of the principal and interest hereunder and the termination of the Commitments or this Agreement.

         Section 10.03 . Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, the Administrative Agent and each Lender and their respective permitted successors and assigns.

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         Section 10.04 . Successors and Assigns. (a) The provisions of this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                           (A) the Borrower, but only if such assignment is by a Joint Lead Arranger prior to the date on which Exchange Notes are first issued and is the first assignment that would result in such Joint Lead Arranger holding Loans with an aggregate principal amount less than 50.1% of the Commitments held by such Joint Lead Arranger as of the date of the Fee Letter (it being understood that any subsequent assignment by such Joint Lead Arranger shall not require the consent of the Borrower); and

                           (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of a Loan to an assignee that is a Lender, an Affiliate of a Lender or Approved Fund immediately prior to giving effect to such assignment.

                  (ii) Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the commitment or principal amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with

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                  respect to such assignment is delivered to the Administrative
                  Agent) shall be an integral multiple of $1.0 million or(euro)1.0 million, and not less than $5.0 million or(euro)5.0 million, as the case may be, unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), 7.01(b), 7.01(e) or 7.01(f) has occurred and is continuing;

                           (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                           (C) except in the case of an assignment after the Delisting, each assignment shall not (and upon delivery of the applicable Assignment and Acceptance to the Administrative Agent, the assignee thereunder shall be deemed to have represented to the Administrative Agent that the assignment will not) contravene or otherwise be subject to any limitation or restriction imposed by Regulation T, U or X; and

                           (D) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that no such recordation fee shall be due in connection with an assignment to an existing Lender or Affiliate of a Lender or an assignment by the Administrative Agent.

                  (iii) Subject to acceptance and recording thereof pursuant to Section 10.04(b)(iv), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender hereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 10.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.04(c).

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                  (iv)     The Administrative Agent, acting for this purpose as
         an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount and currency of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in Section 10.04(b) and any written consent to such assignment required by Section 10.04(b), the Administrative Agent acting for itself and, in any situation where the consent of the Borrower is not required, the Borrower shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument (oral or written) pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.04(a)(i) or the first proviso to Section 10.08(b) that affects such Participant and (y) no other agreement (oral or written) with respect to such participation which is inconsistent with the foregoing provisions of this sentence may exist between such Lender and such Participant. Subject to Section 10.04(c)(ii), the Borrower

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agrees that each Participant shall be entitled to the benefits of Sections 2.11,
2.12 and 2.13, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.14(c) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.11, 2.12 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent (which shall not be unreasonably withheld or delayed). A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.13 to the extent such Participant fails to comply with Section 2.13(e) as though it were a Lender.

         (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         Section 10.05 . Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses (including Other Taxes) incurred by the Agents in connection with the preparation of this Agreement and the other Loan Documents or the administration of this Agreement and by the Joint Lead Arrangers in connection with the syndication of the Commitments (including expenses incurred prior to the Closing Date in connection with due diligence and the reasonable fees, disbursements and the charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated) or incurred by the Agents or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made hereunder, including the reasonable fees, charges and disbursements of Davis Polk & Wardwell, counsel for the Agents and the Joint Lead Arrangers and Baker & McKenzie, special German counsel to the Agents and the Joint Lead Arrangers, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside

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counsel) for the Agents, the Joint Lead Arrangers or all Lenders (but no more than one such counsel for all Lenders).

         (b) The Borrower agrees to indemnify the Agents, the Joint Lead Arrangers, each Lender and each of their respective directors, trustees, officers, employees and agents (each such Person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result primarily from the gross negligence or willful misconduct of such Indemnitee (treating, for this purpose only, any Agent, any Joint Lead Arranger, any Lender and any of their respective Related Parties as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Claim related in any way to Holdings, the Borrower or any of their Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any material property or any property owned, leased or operated by, or by any predecessor of, Holdings, the Borrower or any of their Subsidiaries, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties. The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Bridge Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or any Lender. All amounts due under this
Section 10.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

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

         (c) Unless an Event of Default shall have occurred and be continuing, the Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Borrower's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrower shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Borrower shall authorize in writing such Indemnitee to employ separate counsel at the Borrower's expense. The Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Borrower's consent, which consent may not be withheld or delayed unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

         (d) Except as expressly provided in Section 10.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to
Section 2.13, this Section 10.05 shall not apply to Taxes.

         Section 10.06 . Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Holdings, the Borrower or any Subsidiary against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

         Section 10.07 . Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH

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

IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         Section 10.08 . Waivers; Amendments. (a) No failure or delay of the Administrative Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Borrower or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as set forth in Section 10.08(c) or 10.08(d) or as contemplated by Section 5.16(b)(ii) or in connection with a confirmation of the pledgees under the Security Documents upon the Delisting as contemplated thereby or (y) (A) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders, (B) in the case of any other Loan Document (other than any Security Document), pursuant to an agreement or agreements in writing entered into by each party thereto and consented to by the Required Lenders, and (C) in the case of any Security Document, pursuant to an agreement or agreements in writing entered into by the Collateral Agent and consented to by the Required Lenders; provided, however, that no such agreement shall:

                  (i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, or change the currency of payment of, any Loan, without the prior written consent of each Lender directly affected thereby,

                  (ii) increase or extend the Commitment of any Lender or decrease the fees of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants or Defaults or Events of Default shall not constitute an increase of the Commitments of any Lender),

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                  (iii)    extend any date on which payment of interest on any
         Loan is due, without the prior written consent of each Lender adversely affected thereby,

                  (iv) amend or modify the provisions of Section 2.14(c) in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,

                  (v) amend or modify the provisions of this Section or the definition of the terms "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby,

                  (vi) amend, modify or waive any provision in the Exchange Notes that requires (or would, if any Exchange Notes were outstanding, require) the approval of all Holders of Exchange Notes, in each case without the consent of each Lender directly affected thereby,

                  (vii) restrict the right of any Lender to exchange Initial Loans for Extended Loans on the Initial Maturity Date, or Extended Loans for Exchange Notes, amend the rate of such exchange or amend the terms of the Exchange Notes in any manner that requires (or would, if the Exchange Notes were outstanding, require) the approval of all Holders of Exchange Notes, in each case without the consent of each Lender directly affected thereby,

                  (viii) release all or substantially all the Collateral or release Bidco or the Borrower from its obligations under the Security Documents (except pursuant to the terms thereof), without the prior written consent of each Lender; or

                  (ix) on or after the Restructuring Date, except pursuant to Section 10.20, release any Guarantor from its obligations under the Guarantee Agreement, or limit its liability in respect of thereof, without the prior written consent of each Lender, provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

         (c) Notwithstanding anything else to the contrary herein, without notice to or the consent of any Lender, immediately following the Initial Maturity Date,

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if the Initial Loans are converted into Extended Loans, the affirmative covenants set forth in Article 5 (other than Section 5.04, 5.05 and 5.07), the negative covenants set forth in Article 6 and the Events of Default and remedies set forth in Article 7 shall be deemed to have been automatically replaced (without any further action necessary by the parties hereto) by (i) the affirmative covenants described in the Description of Exchange Notes under the heading " -- REPURCHASE AT THE OPTION OF THE HOLDERS," and other affirmative covenants customary in high yield securities offerings by Blackstone, (ii) the negative covenants (including the consolidation, merger or sale of assets covenants) described in the Description of Exchange Notes under the heading " -- CERTAIN COVENANTS" and (iii) the defaults and remedies described in the Description of Exchange Notes under the heading " -- EVENTS OF DEFAULTS AND REMEDIES," each as applicable, which replacement provisions, along with the relevant defined terms used therein for the purposes thereof, will thereupon be deemed incorporated by reference herein, with references therein to the "ISSUER" and the "TRUSTEE" being deemed to be references to the "BORROWER" and the "ADMINISTRATIVE AGENT," respectively, and with such other modifications to this Agreement necessary to give effect to the foregoing; in furtherance of the foregoing, the Administrative Agent will, at the request of the Borrower, enter into such technical amendments to the Loan Documents reasonably necessary to effect the foregoing; provided that following the Initial Maturity Date, the Net Proceeds of any Asset Sale Prepayment Event or Equity Issuance Prepayment Event shall continue to be applied in accordance with Section 2.07(b) (and the definition of "NET PROCEEDS") during the periods set forth in the definitions of such terms.

         (d) Without the consent of the Global Coordinator, any Joint Lead Arranger or any Lender, the Loan Parties and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Pledgees, or as required by local law to give effect to, or protect any security interest for the benefit of the Pledgees, in any property or so that the security interests therein comply with applicable law.

         (e) Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 10.08 and any consent by any Lender pursuant to this Section 10.08 shall bind any assignee of such Lender.

         Section 10.09 . Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "CHARGES"), as provided for herein or in any other document executed in

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connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "MAXIMUM RATE") that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

         Section 10.10 . Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         Section 10.11 . WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.11.

         Section 10.12 . Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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

         Section 10.13 . Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 10.03. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

         Section 10.14 . Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         Section 10.15 . Jurisdiction; Consent To Service Of Process. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, the Borrower or any other Loan Party or their properties in the courts of any jurisdiction.

         (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each of Holdings and the Borrower hereby irrevocably and unconditionally appoints BCP Crystal US Holdings Corp. with an office on the date hereof at 345 Park Avenue, 31st Floor, New York, NY 10154 and its successors hereunder (the "PROCESS AGENT"), as its agent to receive on behalf of each of Holdings and the Borrower and its property of all writs, claims, process, and summonses in any action or proceeding brought against it in the State of New York. Such service may be made by mailing or delivering a copy of such process

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

to Holdings and the Borrower, as the case may be, in care of the Process Agent at the address specified above for the Process Agent, and each of Holdings and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to Holdings or the Borrower, as applicable, or failure of Holdings or the Borrower, as applicable, to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent, Holdings or the Borrower, or of any judgment based thereon. Each of Holdings and the Borrower covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Each of Holdings and the Borrower further covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

         Section 10.16 . Confidentiality. (a) Each of the Lenders and the Administrative Agent agrees that it shall maintain in confidence any information relating to Holdings, the Borrower and the other Loan Parties furnished to it by or on behalf of Holdings, the Borrower or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender or the Administrative Agent without violating this Section 10.16 or
(c) was available to such Lender or the Administrative Agent from a third party having, to such Person's knowledge, no obligations of confidentiality to Holdings, the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any Person that approves or administers the Loans on behalf of such Lender (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 10.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to Governmental Authorities or the National Association of Insurance Commissioners, (C) to its parent companies, Affiliates or auditors (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such Person shall have been instructed to keep the same confidential in accordance with this Section 10.16) and (F) to any direct or indirect contractual counterparty in any Hedging Obligation or such contractual counterparty's professional advisor

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

(so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section).

         (b) Neither the Administrative Agent, any Lender, any of their respective affiliates nor any Loan Party provide accounting, tax or legal advice. Notwithstanding anything provided herein, and any express or implied claims of exclusivity or proprietary rights, each party hereto hereby agrees and acknowledges that each such party (and each of their employees, representatives or other agents) are authorized to disclose to any and all Persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the Transaction, and all materials of any kind (including opinions or other tax analyses) that are provided by any such party to any other party relating to such tax treatment and tax structure, except to the extent that such disclosure is subject to restrictions reasonably necessary to comply with securities laws. In this regard, each party hereto acknowledges and agrees that disclosure of the tax treatment and tax structure of the Transaction has not been and is not limited in any manner by an express or implied understanding or agreement (whether oral or written, and whether or not such understanding or agreement is legally binding), except to the extent that such disclosure is subject to restrictions reasonably necessary to comply with securities laws. For purposes of this authorization, "tax treatment" means the purported or claimed U.S. federal income tax treatment of the Transaction, and "tax structure" means any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the Transaction. This paragraph is intended to reflect the understanding of the parties hereto that the Transaction has not been offered under "conditions of confidentiality" as that phrase is used in Treasury Regulation Sections 1.6011-4(b)(3)(i) and 30 1.6111-2(c)(1), and shall be interpreted in a manner consistent therewith.

         Section 10.17 . Conversion Of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

         (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "APPLICABLE CREDITOR") shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than the currency in which such sum is stated to be due hereunder (the "AGREEMENT CURRENCY"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase

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the Agreement Currency with the Judgment Currency; if the amount of the
Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 10.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

         Section 10.18 . Acknowledgments. Each Loan Party hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

         (b) no Agent or Lender has any fiduciary relationship with or duty to such Loan Party arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Agents and Lenders, on one hand, and such Loan Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

         Section 10.19 . Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

         Section 10.20 . Release Of Guarantor. A Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the Loans if:

         (a) (i) all of its assets or Capital Stock is sold or transferred other than to the Borrower or any Restricted Subsidiary, in each case in a transaction in compliance with Section 6.01 and, if applicable, Section 6.02,
(ii) the Guarantor merges with or into, or consolidates with or amalgamates with, or transfers all or substantially all of its assets to, another Person in compliance with Section 6.05, (iii) (A) the guarantee of the Senior Secured Facilities, except a discharge or release by or as a result of payment under such guarantee or (B) the Indebtedness that resulted in the creation of such Guarantee, as the case may be, is released or

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

discharged or (iv) such Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of this Agreement;

         (b) in the case of clauses (a)(i), (ii) and (iv) above, such Guarantor has delivered to the Holders a certificate of a Responsible Officer stating that all conditions precedent herein provided for relating to such transaction have been complied with; and

         (c) such Guarantor is released from its guarantee of the Senior Secured Facilities and the Senior Subordinated Bridge B Loan Agreement.

In the case of a release of a Guarantor pursuant to clause (a)(iii) above, the Borrower shall, promptly following such release, deliver a notice to the Administrative Agent informing the Administrative Agent of such release.

         Section 10.21 . Parallel Debt.

         (a) Each of the parties hereto agrees and the Borrower acknowledges by way of an abstract acknowledgement of debt (the "PARALLEL DEBT") that each and every obligation of the Borrower (and any of its successors pursuant to this Agreement) under this Agreement and the other Loan Documents shall also be owing in full to the Collateral Agent (including its successors in such capacity under this Agreement), and that accordingly the Collateral Agent will have its own independent right to demand performance by the Borrower of those obligations. The Collateral Agent agrees with the Borrower that in case of any discharge of any such obligation owing to the Collateral Agent or any Lender, such discharge shall be deemed to be in satisfaction pro tanto of the Parallel Debt; provided that the foregoing shall not apply if such discharge is made by virtue of any set off, counterclaim or similar defense invoked by the Borrower vis-a-vis the Collateral Agent.

         (b) Without limiting or affecting the Collateral Agent's rights against the Borrower (whether under this paragraph or under any other provision of the Loan Documents), the Collateral Agent agrees with each other Lender (on a several and divided basis) that, except as set out in the next sentence, it will not exercise its rights under the Parallel Debt except with the consent of the relevant Lender. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Collateral Agent's right to act in the protection or preservation of rights under or to enforce any Loan Document as contemplated by this Agreement and/or the relevant Loan Document (or to do any act reasonably incidental to the foregoing).

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

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first written above.

                                   BCP CRYSTAL HOLDINGS LTD. 2

                                    By:  /s/ MARTIN BRAND
                                         --------------------
                                         Name:  Martin Brand
                                         Title: Director

                                    BCP CAYLUX HOLDINGS
                                       LUXEMBOURG S.C.A.,

                                       By its Manager, BCP Caylux
                                       Holdings Ltd. 1

                                     By: /s/ MARTIN BRAND
                                         -------------------
                                         Name:  Martin Brand
                                         Title: Director

                                    MORGAN STANLEY SENIOR
                                       FUNDING, INC., as Administrative
                                       Agent and as Collateral Agent

                                    By: /s/ Simon Rankin
                                        --------------------------------------
                                        Name:  Simon Rankin
                                        Title: Executive Director

                                    MORGAN STANLEY DEAN WITTER
                                       BANK LIMITED, as Joint Lead
                                       Arranger

                                    By:  /s/ Mathias Blumschein
                                         ---------------------------
                                         Name:  Mathias Blumschein
                                         Title: Executive Director

                                    MORGAN STANLEY DEAN WITTER
                                       BANK LIMITED, as Lender

                                    By:  /s/ Mathias Blumschein
                                         -----------------------------
                                         Name:  Mathias Blumschein
                                         Title: Executive Director

                                    MORGAN STANLEY
                                       INTERNATIONAL & CO. LTD., as
                                       Lender

                                    By:  /s/ Jocelyn Magtoto
                                         -----------------------------
                                         Name:  Jocelyn Magtoto
                                         Title: Executive Director

                                    DEUTSCHE BANK AG LONDON, as
                                       Joint Lead Arranger

                                    By:  /s/ Schneider
                                         -----------------------------
                                         Name:  Schneider
                                         Title: Director

                                    By:  /s/ Brian Bassett
                                         -----------------------------
                                         Name:  Brian Bassett
                                         Title: Managing Director

                                    DEUTSCHE BANK AG LONDON, as
                                       Lender

                                    By: /s/ Schneider
                                        ----------------------------------------
                                        Name:  Schneider
                                        Title: Director

                                    By: /s/ Brian Bassett
                                        ----------------------------------------
                                        Name:  Brian Bassett
                                        Title: Managing Director

                                    BA GLOBAL FUNDING INC., as
                                       Documentation Agent

                                    By: /s/ Charles P. Pelham
                                        ----------------------------------------
                                        Name:  Charles P. Pelham
                                        Title: Director

                                    BA GLOBAL FUNDING INC., as Lender

                                    By: /s/ Charles P. Pelham
                                        ----------------------------------------
                                        Name:  Charles P. Pelham
                                        Title: Director

                                    ABN AMRO BANK N.V., LONDON
                                       BRANCH, as Lender

                                    By: /s/ P.J. Morgan
                                        ----------------------------------------
                                        Name:  P.J. Morgan
                                        Title: Vice President

                                    By: /s/ Martyn Taplin
                                        ----------------------------------------
                                        Name:  Martyn Taplin
                                        Title: Assistant Vice President

                                    BAYERISCHE HYPO- UND
                                       VEREINSBANK AG, LONDON
                                       BRANCH, as Lender

                                    By:  /s/ Ray Davis
                                         ----------------
                                         Name:  Ray Davis
                                         Title: SVP

                                    By: /s/ Mark Plummer
                                         -------------------
                                         Name:  Mark Plummer
                                         Title: AVP

                                    MIZUHO CORPORATE BANK, LTD.,
                                       LONDON BRANCH, as Lender

                                    By:  /s/ P. Elwell
                                         ----------------
                                         Name:  P. Elwell
                                         Title: Director

                                    SCOTIABANK EUROPE,PLC, as
                                       Lender

                                    By:  /s/ P. Shanley
                                         -----------------------------
                                         Name:  P. Shanley
                                         Title: Director

                                    KfW, as Lender

                                    By:  /s/ Axel Radu
                                         --------------------
                                         Name:  Dr. Axel Radu
                                         Title: Senior Vice President

                                    By:  /s/ Sven Wabbels
                                         -------------------
                                         Name:  Sven Wabbels
                                         Title: Senior Project Manager

                                    COMMERZBANK AG
                                       FRANKFURT/MAIN BRANCH, as
                                       Lender

                                    By:  /s/ Rainer Muller
                                         -----------------------------
                                         Name:  Rainer Muller
                                         Title: Vice President

                                    By:  /s/ Lars Schafer
                                         -----------------------------
                                         Name:  Lars Schafer
                                         Title: Assistant Vice President